EXHIBIT 10.8

SECOND AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT
(MAA II)

          THIS SECOND AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT is made as of the 30th day of March, 2004, by and among (i) (a) MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation (the “REIT”) and (b) MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership (“OP”; the REIT and OP being collectively referred to as the “Borrower”), and (ii) PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation (“Lender”).

RECITALS

          A.          Borrower and Lender entered into that certain Master Credit Facility Agreement dated as of August 22, 2002 (the “Original Agreement”), pursuant to which Lender agreed to make credit available to Borrower under the terms and conditions set forth in the Original Agreement.

          B.          Pursuant to various amendments to the Original Agreement, among other things various Mortgaged Properties (each capitalized term used but not defined has the meaning ascribed to such term in Article I of this Agreement) were added to the Collateral Pool.

          C.          The Borrower amended and restated the Original Agreement in its entirety as set forth in that certain Amended and Restated Master Credit Facility Agreement dated as of December 10, 2003 (the “First Amended and Restated Agreement”).

          D.          The Borrower has requested that various terms and conditions of the Original Agreement be modified. The Borrower and the Lender now wish to amend and restate the Original Agreement in its entirety.

          E.          The REIT owns, directly and indirectly, 85% of the voting interests in OP.

          F.          The Borrower owns Multifamily Residential Properties as more particularly described in Exhibit A to this Agreement.

          G.          Pursuant to the Original Agreement, the Lender established a $198,192,000 credit facility, comprised of a $0 Fixed Facility Commitment and a $198,192,000 Variable Facility Commitment.

          H.          Pursuant to various amendments to the Original Agreement, the Lender has increased the Credit Facility to $419,020,000.

          I.           Pursuant to that certain First Amendment to Amended and Restated Master Credit Facility Agreement dated as of December 11, 2003 the Lender increased the Credit Facility to $436,608,000.

          J.           Pursuant to the First Amended and Restated Agreement, the Lender agreed that the Credit Facility may be increased to an amount not to exceed $511,000,000. The Borrower and Lender wish to further increase the amount to which the Credit Facility may be expanded subject to the rights of Borrower to elect to increase the Fixed Facility Commitment and Variable Facility Commitment in accordance with Article VIII hereof.

          K.          To secure the obligations of the Borrower under this Agreement and the other Loan Documents issued in connection with the Credit Facility, the Borrower has created a Collateral Pool in favor of the Lender. The Collateral Pool also secures the Borrower’s obligations under that certain Third Amended and Restated Master Credit Facility Agreement between Lender, Borrower and Mid-America Apartments of Texas, L.P. dated of even date herewith (the “Other Credit Agreement”). The Collateral Pool is comprised of (i) Security Instruments on certain Multifamily Residential Properties owned by the Borrower and (ii) any other Security Documents executed by the Borrower pursuant to this Agreement or any other Loan Documents.

          L.          Each of the Security Documents shall be cross-defaulted (i.e., a default under any Security Document, under this Agreement or under the Other Credit Agreement, shall constitute a default under each Security Document, and this Agreement) and cross-collateralized (i.e., each Security Instrument shall secure all of the Borrower’s obligations under this Agreement, the other Loan Documents issued in connection with the Credit Facility and the Other Credit Agreement) and it is the intent of the parties to this Agreement that the Lender may accelerate any Note without the necessity to accelerate any other Note and that in the exercise of its rights and remedies under the Loan Documents, Lender may, except as provided in this Agreement, exercise and perfect any and all of its rights in and under the Loan Documents with regard to any Mortgaged Property without the necessity to exercise and perfect its rights and remedies with respect to any other Mortgaged Property and that any such exercise shall be without regard to the Allocable Facility Amount assigned to such Mortgaged Property and that Lender may recover an amount equal to the full amount outstanding in respect of any of the Notes in connection with such exercise and any such amount shall be applied as determined by Lender in its sole and absolute discretion.

          M.          Subject to the terms, conditions and limitations of this Agreement, the Lender has agreed to establish the Credit Facility.

          NOW, THEREFORE, the Borrower and the Lender, in consideration of the mutual promises and agreements contained in this Agreement, hereby agree to amend and restate, in its entirety, the Original Agreement as follows:

ARTICLE I
DEFINITIONS

For all purposes of this Agreement, the following terms shall have the respective meanings set forth below:

          “Acquiring Person” means a “person” or “group of persons” within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

          “Additional Collateral Due Diligence Fees” shall have the meaning set forth in Section 16.03(b).

          “Additional Mortgaged Property” means each Multifamily Residential Property owned by the Borrower (either in fee simple or as tenant under a ground lease meeting all of the requirements of the DUS Guide) and added to the Collateral Pool after the Initial Closing Date pursuant to Article VI.

          “Advance” means a Variable Advance or a Fixed Facility Advance.

          “Advance Confirmation Instrument” shall have the meaning set forth in Section 4.02.

          “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management (other than property management) and policies of that Person, whether through the ownership of voting securities, partnership interests or by contract or otherwise.

          “Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period” means, for any specified date, the ratio (expressed as a percentage) of--

(a) the aggregate of the Net Operating Income for the Trailing 12 Month Period for the Mortgaged Properties

to

(b) the Facility Debt Service on the specified date.

“Aggregate Loan to Value Ratio” means, for any specified date, the ratio (expressed as a percentage) of--

(a) the Advances Outstanding on the specified date,

to

(b) the aggregate of the Valuations most recently obtained prior to the specified date for all of the Mortgaged Properties.

          “Agreement” means this Master Credit Facility Agreement, as it may be amended, supplemented or otherwise modified from time to time, including all Recitals and Exhibits to this Agreement, each of which is hereby incorporated into this Agreement by this reference.

          “Allocable Facility Amount” means the portion of the Credit Facility allocated to a particular Mortgaged Property by Lender in accordance with this Agreement.

          “Amended and Restated Commitment” means the portion of the Commitment in excess of $413,374,000. Any portion of the Commitment above $413,374,000 shall be deemed to be part of the Amended and Restated Commitment.

          “Amended and Restated Variable Facility Commitment” means the portion of the Variable Facility Commitment in excess of $413,374,000.

          “Amortization Period” means, with respect to each Fixed Facility Advance, the period of not less than 25 years and not more than 30 years.

          “Applicable Law” means (a) all applicable provisions of all constitutions, statutes, rules, regulations and orders of all governmental bodies, all Governmental Approvals and all orders, judgments and decrees of all courts and arbitrators, (b) all zoning, building, environmental and other laws, ordinances, rules, regulations and restrictions of any Governmental Authority affecting the ownership, management, use, operation, maintenance or repair of any Mortgaged Property, including the Americans with Disabilities Act (if applicable), the Fair Housing Amendment Act of 1988 and Hazardous Materials Laws, (c) any building permits or any conditions, easements, rights-of-way, covenants, restrictions of record or any recorded or unrecorded agreement affecting or concerning any Mortgaged Property including planned development permits, condominium declarations, and reciprocal easement and regulatory agreements with any Governmental Authority, (d) all laws, ordinances, rules and regulations, whether in the form of rent control, rent stabilization or otherwise, that limit or impose conditions on the amount of rent that may be collected from the units of any Mortgaged Property, and (e) requirements of insurance companies or similar organizations, affecting the operation or use of any Mortgaged Property or the consummation of the transactions to be effected by this Agreement or any of the other Loan Documents.

          “Appraisal” means an appraisal of a Multifamily Residential Property or Multifamily Residential Properties conforming to the requirements of Chapter 5 of Part III of the DUS Guide, and accepted by the Lender.

          “Appraised Value” means the value set forth in an Appraisal.

          “Borrower” means, individually and collectively, the REIT and OP.

          “Business Day” means a day on which Fannie Mae is open for business.

          “Calendar Quarter” means, with respect to any year, any of the following three month periods: (a) January-February-March; (b) April-May-June; (c) July-August-September; and (d) October-November-December.

          “Cap” means an interest rate cap provided pursuant to, and satisfying the requirements of, Article XXI.

          “Cap Rate” means, for each Mortgaged Property, a capitalization rate reasonably selected by the Lender for use in determining the Valuations, as disclosed to the Borrower from time to time.

          “Change of Control” means the earliest to occur of: (a) the date on which the REIT ceases for any reason whatsoever to be the sole general partner or managing member of the OP or ceases to own, directly or indirectly, 100% of the sole general partner or managing member of the OP, or (b) the date on which an Acquiring Person becomes (by acquisition, consolidation, merger or otherwise), directly or indirectly, the beneficial owner of more than 25% of the total Voting Equity Capital (or of any other Securities or ownership interest) of any Borrower then outstanding, or (c) the replacement (other than solely by reason of retirement at age sixty-five or older, death or disability) of more than 50% (or such lesser percentage as is required for decision-making by the board of directors or an equivalent governing body) of the members of the board of directors or an equivalent governing body) of the REIT or OP over a one-year period from the directors who constituted such board of directors at the beginning of such period and such replacement shall not have been approved by a vote of at least a majority of the board of directors of the REIT or OP then still in office who either were members of such board of directors at the beginning of such one-year period or whose election as members of the board of directors was previously so approved (it being understood and agreed that in the case of any entity governed by a trustee, board of managers, or other similar governing body, the foregoing clause (d) shall apply thereto by substituting such governing body and the members thereof for the board of directors and members thereof, respectively).

          “Closing Date” means the Initial Closing Date and each date after the Initial Closing Date on which the funding or other transaction requested in a Request is required to take place.

          “Collateral” means, the Mortgaged Properties and other collateral from time to time or at any time encumbered by the Security Instruments, or any other property securing the Borrower’s obligations under the Loan Documents.

          “Collateral Addition Fee” means, with respect to each Additional Mortgaged Property added to the Collateral Pool in accordance with Article VI--

(i)	65 basis points, multiplied by

(ii)	Allocable Facility Amount of the Additional Mortgaged Property, as determined by the Lender;

Provided however, if a Collateral Addition Property is added to the Collateral Pool in conjunction with such Mortgaged Property being released from the collateral pool under the Other Credit Agreement, the Collateral Addition Fee shall be waived for the aggregate of the first six (6) transactions which are either

Mortgaged Properties transferred from the Collateral Pool under this Agreement to the collateral pool under the Other Credit Agreement, or Mortgaged Properties transferred from the collateral pool under the Other Credit Agreement to the Collateral Pool under this Agreement.

          “Collateral Addition Loan Documents” means the Security Instrument covering an Additional Mortgaged Property and any other documents, instruments or certificates required by the Lender in connection with the addition of the Additional Mortgaged Property to the Collateral Pool pursuant to Article VI.

          “Collateral Addition Request” shall have the meaning set forth in Section 6.02(a).

          “Collateral Pool” means the aggregate total of the Collateral.

          “Collateral Release Property” shall have the meaning set forth in Section 7.02(a).

          “Collateral Release Request” shall have the meaning set forth in Section 7.02(a).

          “Collateral Substitution Fee” means, with respect to any substitution effected in accordance with Section 7.04, a fee equal to 65 basis points multiplied by the Allocable Facility Amount of the Substituted Mortgage Property added to the Collateral Pool; provided however, if a Substituted Mortgaged Property is added to the Collateral Pool in conjunction with such Mortgaged Property being released from the collateral pool under the Other Credit Agreement, the Collateral Substitution Fee shall be waived for the aggregate of the first six (6) transactions which are either Mortgaged Properties transferred from the Collateral Pool under this Agreement to the collateral pool under the Other Credit Agreement, or Mortgaged Properties transferred from the collateral pool under the Other Credit Agreement to the Collateral Pool under this Agreement..

          “Commitment” means, at any time, the sum of the Fixed Facility Commitment and the Variable Facility Commitment.

          “Complete Fixed Facility Termination” shall have the meaning set forth in Section 9.02(a).

          “Complete Variable Facility Termination” shall have the meaning set forth in Section 9.02(a).

          “Compliance Certificate” means a certificate of the Borrower in the form attached as Exhibit D to this Agreement.

          “Conversion Documents” has the meaning specified in Section 3.07(b).

          “Conversion Request” has the meaning specified in Section 3.07(a).

          “Coupon Rate” means, with respect to a Variable Advance, the imputed interest rate determined by the Lender pursuant to Section 2.05 for the Variable Advance and,

with respect to a Fixed Facility Advance, the interest rate determined by the Lender pursuant to Section 3.05 for the Fixed Facility Advance.

          “Coverage and LTV Tests” mean, for any specified date, each of the following financial tests:

(a) The Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period is not less than 140%.

(b) The Aggregate Loan to Value Ratio does not exceed 65%.

          “Credit Facility” means the Fixed Facility and the Variable Facility.

          “Credit Facility Expansion” means an increase in the Commitment made in accordance with Article VIII.

           “Credit Facility Expansion Loan Documents” means amendments to the Variable Facility Note or the Fixed Facility Note, as the case may be, increasing the amount of such Note to the amount of the Commitment, as expanded in accordance with Article VIII and amendments to the Security Instruments, increasing the amount secured by such Security Instruments to the amount of the Commitment.

          “Credit Facility Expansion Request” shall have the meaning set forth in Section 8.02(a).

          “Credit Facility Termination Date” means December 1, 2014.

          “Credit Facility Termination Request” shall have the meaning set forth in Section 10.02(a).

          “Debt Service Coverage Ratio” means, for any Mortgaged Property, for any specified date, the ratio (expressed as a percentage) of --

(a) the aggregate of the Net Operating Income for the preceding 12 month period for the subject Mortgaged Property to

(b)          the Facility Debt Service on the specified date, assuming, for the purpose of calculating the Facility Debt Service for this definition, that Advances Outstanding shall be the Allocable Facility Amount for the subject Mortgaged Property.

“Discount” means, with respect to any Variable Advance, an amount equal to the excess of --

(i) the face amount of the MBS backed by the Variable Advance, over

(ii) the Price of the MBS backed by the Variable Advance.

          “DUS Guide” means the Fannie Mae Multifamily Delegated Underwriting and Servicing (DUS) Guide, as such Guide may be amended from time to time, including exhibits to the DUS Guide and amendments in the form of Lender Memos, Guide Updates and Guide Announcements (and, if such Guide is no longer used by Fannie Mae, the term “DUS Guide” as used in this Agreement means the Fannie Mae Multifamily Negotiated Transactions Guide, as such Guide may be amended from time to time, including amendments in the form of Lender Memos, Guide Updates and Guide Announcements). All references to specific articles and sections of, and exhibits to, the DUS Guide shall be deemed references to such articles, sections and exhibits as they may be amended, modified, updated, superseded, supplemented or replaced from time to time.

          “DUS Underwriting Requirements” means the overall underwriting requirements for Multifamily Residential Properties as set forth in the DUS Guide.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          “Event of Default” means any event defined to be an “Event of Default” under Article XVII.

           “Facility Debt Service” means, as of any specified date, the sum of:

(a)

the amount of interest and principal amortization, during the 12 month period immediately succeeding the specified date, with respect to the Advances Outstanding on the specified date, except that, for these purposes:

(i)

(A) with respect to Variable Advances (or portions thereof) that are not part of the Hedge Requirement Amount, each Variable Advance (or portion thereof) shall be deemed to require level monthly payments of principal and interest (at the Coupon Rate for the Variable Advance (or portion thereof)) in an amount necessary to fully amortize the original principal amount of the Variable Advance (or portion thereof) over a 30-year period, with such amortization deemed to commence on the first day of the 12 month period; and

(B) with respect to Variable Advances (or portions thereof) that are part of the Hedge Requirement Amount (x) for which Borrower has obtained a Swap, each such Variable Advance (or portion thereof) shall be deemed to require level monthly payments of principal and interest at the Swap Rate in an amount necessary to fully amortize the original principal amount of the Variable Advance (or portion thereof) over a 30-year period, with such amortization deemed to commence on the first day of the 12 month period; or (y) for which Borrower has obtained a Cap, each such Variable Advance (or portion thereof) shall be deemed to require level monthly payments of principal and interest (at the lesser of the Coupon Rate and the stated price of the relevant Cap) in an amount necessary to fully amortize the original principal amount of the Variable Advance (or portion thereof) over a 30-year period, with such amortization deemed to commence on the first day of the 12 month period; and

(ii)

each Fixed Facility Advance shall require level monthly payments of principal and interest (at the Coupon Rate for the Fixed Facility Advance) in an amount necessary to fully amortize the original principal amount of the Fixed Facility Advance over a 30-year period, with such amortization to commence on the first day of the 12 month period; and

(b)

the amount of the Standby Fee and Rate Preservation Fee payable to the Lender pursuant to Section 16.01 during such 12 month period (assuming, for these purposes, that the Advances Outstanding throughout the 12 month period are always equal to the amount of Advances Outstanding on the specified date).

Exhibit E to this Agreement contains an example of the determination of the Facility Debt Service.

          “Facility Termination Fee” means, with respect to a reduction in either the Variable Facility Commitment or the Fixed Facility Commitment pursuant to Articles IX or X, an amount equal to the product obtained by multiplying--

(1)	the reduction in the Variable Facility Commitment and any undrawn portion of the Fixed Facility Commitment, by

(2)	18 basis points, by

(3)	the present value factor calculated using the following formula:

1 - (1 + r)-n
r

[r = Yield Rate

n =

the number of years (counting any partial year as a full year) remaining between the Closing Date for the reduction in the Commitment and the Variable Facility Termination Date shown on the Summary of Credit Facility Structure.

The “Yield Rate” means the rate, determined as of the Initial Closing Date, on the U.S. Treasury security having a maturity closest to the applicable Variable Facility Termination Date].

          “Fannie Mae” means the federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. § 1716 et seq.

          “Financial Covenants” means the covenants set forth in Article XV.

          “Fixed Facility” means the agreement of the Lender to make Fixed Facility Advances to the Borrower pursuant to Section 3.01.

          “Fixed Facility Advance” means a loan made by the Lender to the Borrower under the Fixed Facility Commitment.

          “Fixed Facility Availability Period” means the applicable fixed facility availability period shown on the Summary of Credit Facility Structure attached hereto.

          “Fixed Facility Commitment” means $0, plus such amount as the Borrower may elect to add to the Fixed Facility Commitment in accordance with Articles III or VIII.

          “Fixed Facility Fee” means the applicable fixed facility fee shown on the Summary of Credit Facility Structure as adjusted, if applicable, as set forth in Section 15.03 of this Agreement.

          “Fixed Facility Note” means a promissory note, in the form attached as Exhibit B to this Agreement, which will be issued by the Borrower to the Lender, concurrently with the funding of each Fixed Facility Advance, to evidence the Borrower’s obligation to repay the Fixed Facility Advance.

          “Future Advance” means an Advance made after the Initial Closing Date.

          “Future Advance Request” shall have the meaning set forth in Section 5.02.

          “GAAP” means generally accepted accounting principles in the United States in effect from time to time, consistently applied.

          “General Conditions” shall have the meaning set forth in Article XI.

          “Geographical Diversification Requirements” means (a) at all times that aggregate Advances Outstanding are $100,000,000 or less, a requirement that the Collateral Pool consist of at least five (5) Mortgaged Properties located in at least four (4) states, (b) at all times that aggregate Advances Outstanding are more than $100,000,000 and equal to or less than $200,000,000, a requirement that the Collateral Pool consist of at least ten (10) Mortgaged Properties located in at least six (6) states, (c) at all times that aggregate Advances Outstanding are more than $200,000,000 and equal to or less than $300,000,000, a requirement that the Collateral Pool consist of at least twenty (20) Mortgaged Properties located in at least seven (7) states, and (c) at all times that aggregate Advances Outstanding are more than $300,000,000, a requirement that the Collateral Pool consist of at least twenty-five (25) Mortgaged Properties located in at least seven (7) states.

          “Governmental Approval” means an authorization, permit, consent, approval, license, registration or exemption from registration or filing with, or report to, any Governmental Authority.

          “Governmental Authority” means any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

          “Gross Revenues” means, for any specified period, with respect to any Multifamily Residential Property, all income in respect of such Multifamily Residential Property as reflected on the certified operating statement for such specified period as adjusted to exclude unusual income (e.g. temporary or nonrecurring income), income not allowed under DUS guidelines as shown in Section 403.02 of Part III of the DUS Guide (e.g. interest income, furniture income, etc.), and the value of any unreflected concessions.

          “Hazardous Materials”, with respect to any Mortgaged Property, shall have the meaning given that term in the Security Instrument encumbering the Mortgaged Property.

          “Hazardous Materials Law”, with respect to any Mortgaged Property, shall have the meaning given that term in the Security Instrument encumbering the Mortgaged Property.

          “Hazardous Substance Activity” means any storage, holding, existence, release, spill, leaking, pumping, pouring, injection, escaping, deposit, disposal, dispersal, leaching, migration, use, treatment, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Materials from, under, into or on any Mortgaged Property in violation of Hazardous Materials Laws, including the discharge of any Hazardous Materials emanating from any Mortgaged Property in violation of Hazardous Materials Laws through the air, soil, surface water, groundwater or property and also including the abandonment or disposal of any barrels, containers and other receptacles containing any Hazardous Materials from or on any Mortgaged Property in violation of Hazardous Materials Laws, in each case whether sudden or nonsudden, accidental or nonaccidental.

          “Hedge” means a Swap, a Cap or a combination of a Swap and a Cap, or another interest rate protection instrument satisfying the requirements of Article XXI.

          “Hedge Documents” has the meaning set forth in Section 21.02.

          “Hedge Requirement Amount” means the amount by which the Variable Facility Commitment exceeds, when added to the “Variable Facility Commitment” under the Other Credit Facility, $441,756,000.

          “Hedge Security Agreement” means, with respect to a Hedge, the Interest Rate Hedge Security, Pledge and Assignment Agreement between Borrower and Lender, for the benefit of Lender, in the form attached as Exhibit GG to this Agreement as such agreement may be amended, modified, supplemented or restated from time to time.

           “Impositions” means, with respect to any Mortgaged Property, all (1) water and sewer charges which, if not paid, may result in a lien on all or any part of the Mortgaged Property, (2) premiums for fire and other hazard insurance, rent loss insurance and such other insurance as Lender may require under any Security Instrument, (3) Taxes, and (4) amounts for other charges and expenses which Lender at any time reasonably deems necessary to protect the Mortgaged Property, to prevent the imposition of liens on the Mortgaged Property, or otherwise to protect Lender’s interests.

          “Indebtedness” means, with respect to any Person, as of any specified date, without duplication, all:

               (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than (i) current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, and (ii) for construction of improvements to property, if such person has a non-contingent contract to purchase such property);

               (b) other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument;

               (c) obligations of such Person under any lease of property, real or personal, the obligations of the lessee in respect of which are required by GAAP to be capitalized on a balance sheet of the lessee or to be otherwise disclosed as such in a note to such balance sheet;

               (d) obligations of such Person in respect of acceptances (as defined in Article 3 of the Uniform Commercial Code of the District of Columbia) issued or created for the account of such Person;

               (e) liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment of such liabilities; and

               (f) as to any Person (“guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of a primary obligation (as defined below) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing, or in effect guaranteeing, any indebtedness, lease, dividend or other obligation (“primary obligations”) of any third person (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, to (1) purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (3) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (4) otherwise assure or hold harmless the owner of any such primary obligation against loss in respect of the primary obligation, provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any guaranteeing person shall be deemed to be the lesser of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Owner in good faith.

          “Initial Advance” means the Variable Advance Outstanding on the date hereof in the principal amount of $436,608,000.

          “Initial Closing Date” means August 22, 2002.

          “Initial Commitment” means the portion of the Commitment equal to or less than $183,372,000. Any portion of the Commitment equal to or less than $183,372,000 shall be deemed to be part of the Initial Commitment.

          “Initial Mortgaged Properties” means the Multifamily Residential Properties described on Exhibit A to this Agreement and which represent the Multifamily Residential Properties which comprise the Collateral Pool on the date hereof.

          “Initial Security Instruments” means the Security Instruments covering the Initial Mortgaged Properties.

          “Initial Valuation” means, when used with reference to specified Collateral, the Valuation initially performed for the Collateral as of the date on which the Collateral was added to the Collateral Pool, as set forth in Exhibit A to this Agreement.

          “Insurance Policy” means, with respect to a Mortgaged Property, the insurance coverage and insurance certificates evidencing such insurance required to be maintained pursuant to the Security Instrument encumbering the Mortgaged Property.

          “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended. Each reference to the Internal Revenue Code shall be deemed to include (a) any successor internal revenue law and (b) the applicable regulations whether final, temporary or proposed.

          “Lease” means any lease, any sublease or subsublease, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Mortgaged Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease or other agreement entered into in connection with such lease, sublease, subsublease or other agreement, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

          “Lender” shall have the meaning set forth in the first paragraph of this Agreement, but shall refer to any replacement Lender if the initial Lender is replaced pursuant to the terms of Section 19.04.

          “Lien” means any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance (including both consensual and non-consensual liens and encumbrances).

          “Loan Documents” means this Agreement, the Notes, the Advance Confirmation Instruments for the Variable Advances, the Security Documents, all documents executed by the Borrower pursuant to the General Conditions set forth in Article XI of this Agreement and any other documents executed by the Borrower from time to time in connection with this Agreement or the transactions contemplated by this Agreement.

          “Loan to Value Ratio ” means, for a Mortgaged Property, for any specified date, the ratio (expressed as a percentage) of --

(a) the Allocable Facility Amount of the subject Mortgaged Property on the specified date,

to

(b) the Valuation most recently obtained prior to the specified date for the subject Mortgaged Property.

          “Loan Year” means the 12-month period from the first day of the first calendar month after the Initial Closing Date to and including the last day before the first anniversary of the Initial Closing Date, and each 12-month period thereafter.

          “Material Adverse Effect” means, with respect to any circumstance, act, condition or event of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, or circumstance or circumstances, whether or not related, a material adverse change in or a materially adverse effect upon any of (a) the business, operations, property or condition (financial or otherwise) of the Borrower, (b) the present or future ability of the Borrower to perform the Obligations for which it is liable, (c) the validity, priority, perfection or enforceability of this Agreement or any other Loan Document or the rights or remedies of the Lender under any Loan Document, or (d) the value of, or the Lender’s ability to have recourse against, any Mortgaged Property.

          “MBS” means a mortgage-backed security which is “backed” by an interest in the Notes and the Collateral Pool securing the Notes, which interest permits the holder of the MBS to participate in the Notes and the Collateral Pool to the extent of such Advance.

          “MBS Imputed Interest Rate” shall have the meaning set forth in Section 2.05(a).

          “MBS Issue Date” means the date on which a Fannie Mae MBS is issued by Fannie Mae.

          “MBS Delivery Date” means the date on which a Fannie Mae MBS is delivered by Fannie Mae.

          “MBS Pass-Through Rate” for a Fixed Facility Advance means the interest rate as determined by the Lender (rounded to three places) payable in respect of the Fannie Mae MBS issued pursuant to the MBS Commitment backed by the Fixed Facility Advance as determined in accordance with Section 4.01.

          “Mortgaged Properties” means, collectively, the Additional Mortgaged Properties, the Substituted Mortgaged Properties and the Initial Mortgaged Properties, but excluding each Collateral Release Property from and after the date of the release of the Collateral Release Property from the Collateral Pool.

          “Multifamily Residential Property” means a residential property, located in the United States, containing five or more dwelling units in which not more than twenty percent (20%) of the net rentable area is or will be rented to non-residential tenants, and conforming to the requirements of Chapter 2 of Part III of the DUS Guide (Property Requirements).

          “Net Operating Income” means, for any specified period, with respect to any Multifamily Residential Property, the aggregate net income during such period equal to Gross Revenues during such period less the aggregate Operating Expenses during such period. If a Mortgaged Property is not owned by the Borrower or an Affiliate of the Borrower for the entire specified period, the Net Operating Income for the Mortgaged Property for the time within the specified period during which the Mortgaged Property was owned by the Borrower or an Affiliate of the Borrower shall be the Mortgaged Property’s pro forma net operating income determined by the Lender in accordance with the underwriting procedures set forth in Chapter 4 of Part III of the DUS Guide (Determination of Loan Amount).

          “Note” means any Fixed Facility Note or the Variable Facility Note.

          “Obligations” means the aggregate of the obligations of the Borrower under this Agreement and the other Loan Documents.

          “Operating Expenses” means, for any period, with respect to any Multifamily Residential Property, all expenses in respect of the Multifamily Residential Property, as determined by the Lender based on the certified operating statement for such specified period as adjusted to provide for the following: (i) all appropriate types of expenses, including a management fee and deposits to the Replacement Reserves (whether funded or not), are included in the total operating expense figure; (ii) upward adjustments to individual line item expenses to reflect market norms or actual costs and correct any unusually low expense items, which could not be replicated by a different owner or manager (e.g., a market rate management fee will be included regardless of whether or not a management fee is charged, market rate payroll will be included regardless of whether shared payroll provides for economies, etc.); and (iii) downward adjustments to individual line item expenses to reflect unique or aberrant costs (e.g., non-recurring capital costs, non-operating borrower expenses, etc.).

          “Organizational Certificate” means a certificate of the Borrower in the form attached as Exhibit F to this Agreement.

          “Organizational Documents” means all certificates, instruments and other documents pursuant to which an organization is organized or operates, including but not limited to, (i) with respect to a corporation, its articles of incorporation and bylaws, (ii) with respect to a limited partnership, its limited partnership certificate and partnership agreement, (iii) with respect to a general partnership or joint venture, its partnership or joint venture agreement and (iv) with respect to a limited liability company, its articles of organization and operating agreement.

          “Original Expansion Commitment” means the portion of the Commitment in excess of $183,372,000 but less than $413,374,000. Any portion of the Commitment in excess of $183,372,000 but less than $413,374,000 shall be deemed to be part of the Original Expansion Commitment.

          “Outstanding” means, when used in connection with promissory notes, other debt instruments or Advances, for a specified date, promissory notes or other debt instruments which have been issued, or Advances which have been made, but have not been repaid in full as of the specified date.

          “Ownership Interests” means, with respect to any entity, any ownership interests in the entity and any economic rights (such as a right to distributions, net cash flow or net income) to which the owner of such ownership interests is entitled.

          “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          “Permits” means all permits, or similar licenses or approvals issued and/or required by an applicable Governmental Authority or any Applicable Law in connection with the ownership, use, occupancy, leasing, management, operation, repair, maintenance or rehabilitation of any Mortgaged Property or the Borrower’s business.

          “Permitted Liens” means, with respect to a Mortgaged Property, (i) the exceptions to title to the Mortgaged Property set forth in the Title Insurance Policy for the Mortgaged Property which are approved by the Lender, (ii) the Security Instrument encumbering the Mortgaged Property, (iii) any other Liens approved by the Lender, and (iv) Leases.

          “Person” means an individual, an estate, a trust, a corporation, a partnership, a limited liability company or any other organization or entity (whether governmental or private).

          “Potential Event of Default” means any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

          “Price” means, with respect to an Advance, the proceeds of the sale of the MBS backed by the Advance.

          “Property” means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

          “Rate Confirmation Form” shall have the meaning set forth in Section 4.01(c).

          “Rate Preservation Fee” means, for any month following December 31, 2005, an amount equal to the product obtained by multiplying: (i) 1/12, by (ii) 15 basis points, by (iii) the Reserved Amount. The Rate Preservation Fee shall be paid monthly in arrears.

          “Rate Setting Date” shall have the meaning set forth in Section 4.01(b).

          “Rate Setting Form” shall have the meaning set forth in Section 4.01(b).

          “REIT” means Mid-America Apartment Communities, Inc., a Tennessee corporation.

          “Release Fee” means, with respect to each Mortgaged Property released from the Collateral Pool pursuant to Article VII, a fee equal to $15,000. Provided however, if a Collateral Release Property is released from the Collateral Pool in conjunction with such Mortgaged Property being added to the collateral pool under the Other Credit Agreement, the Release Fee shall be waived for the aggregate of the first three (3) transactions which are either Mortgaged Properties transferred from the Collateral Pool under this Agreement to the collateral pool under the Other Credit Agreement, or Mortgaged Properties transferred from the collateral pool under the Other Credit Agreement to the Collateral Pool under this Agreement.

          “Release Price” shall have the meaning set forth in Section 7.02(c).

          “Rent Roll” means, with respect to any Multifamily Residential Property, a rent roll prepared and certified by the owner of the Multifamily Residential Property, on Fannie Mae Form 4243, as set forth in Exhibit III-3 of the DUS Guide, or on another form approved by the Lender and containing substantially the same information as Form 4243 requires.

          “Replacement Reserve Agreement” means a Replacement Reserve and Security Agreement, reasonably required by the Lender, and completed in accordance with the requirements of the DUS Guide.

          “Request” means a Collateral Addition Request, a Collateral Substitution Request, a Collateral Release Request, a Conversion Request, a Credit Facility Expansion Request, a Credit Facility Termination Request, a Future Advance Request, a Reborrowing Request or a Variable Facility Termination Request.

          “Reserved Amount” means $163,392,000 unless Borrower elects in writing a lesser amount not to exceed $600,000,000 minus the amount of the Commitment in effect at any time, but in no event greater than $163,392,000. The Fixed Facility Fee and the Variable Facility Fee shall not increase with respect to the Reserved Amount in the event of an Expansion for so long as the Borrower timely pays the Rate Preservation Fee on the Reserved Amount.

          “Revolving Credit Endorsement” means an endorsement to a Title Insurance Policy which contains substantially the same coverages, and is subject to substantially the same or fewer exceptions (or such other exceptions as the Lender may approve), as the form attached as Exhibit H to this Agreement.

          “Security” means a “security” as set forth in Section 2(1) of the Securities Act of 1933, as amended.

          “Security Documents” means the Security Instruments, the Hedge Secuirty Agreement, the Replacement Reserve Agreements and any other documents executed by the Borrower from time to time to secure the Borrower’s obligations under the Loan Documents.

          “Security Instrument” means, for each Mortgaged Property, a separate Multifamily Mortgage, Deed of Trust or Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement given by the Borrower to or for the benefit of the Lender to secure the obligations of the Borrower under the Loan Documents. With respect to each Mortgaged Property owned by the Borrower, the Security Instrument shall be substantially in the form published by Fannie Mae for use in the state in which the Mortgaged Property is located. The amount secured by the Security Instrument shall be equal to the Commitment in effect from time to time.

          “Senior Management” means (i) the Chief Executive Officer, Chairman of the Board, President, Chief Financial Officer and Chief Operating Officer of the REIT or OP and (ii) any other individuals with responsibility for any of the functions typically performed in a corporation by the officers described in clause (i).

          “Single-Purpose” means, with respect to a Person which is any form of partnership or corporation or limited liability company, that such Person at all times since its formation:

(i)	has been a duly formed and existing partnership, corporation or limited liability company, as the case may be;

(ii)	has been duly qualified in each jurisdiction in which such qualification was at such time necessary for the conduct of its business;

(iii)	has complied with the provisions of its organizational documents and the laws of its jurisdiction of formation in all respects;

(iv)	has observed all customary formalities regarding its partnership or corporate existence, as the case may be;

(v)	has accurately maintained its financial statements, accounting records and other partnership or corporate documents separate from those of any other Person;

(vi)	has not commingled its assets or funds with those of any other Person;

(vii)	has accurately maintained its own bank accounts and books and accounts separate from those of any other Person;

(viii)	has paid its own liabilities from its own separate assets;

(ix)

has identified itself in all dealings with creditors (other than trade creditors in the ordinary course of business and creditors for the construction of improvements to property on which such Person has a non-contingent contract to purchase such property) under its own name and as a separate and distinct entity;

(x)	has not identified itself as being a division or a part of any other Person;

(xi)	has not identified any other Person as being a division or a part of such Person;

(xii)	has been adequately capitalized in light of its contemplated business operations;

(xiii)

has not assumed, guaranteed or become obligated for the liabilities of any other Person (except in connection with the Credit Facility or the endorsement of negotiable instruments in the ordinary course of business) or held out its credit as being available to satisfy the obligations of any other Person;

(xiv)	has not acquired obligations or securities of any other Person;

(xv)	in relation to the Borrower, except for loans made in the ordinary course of business to Affiliates, has not made loans or advances to any other Person;

(xvi)

has not entered into and was not a party to any transaction with any Affiliate of such Person, except in the ordinary course of business and on terms which are no less favorable to such Person than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(xvii)	has conducted its own business in its own name;

(xviii)	has paid the salaries of its own employees, if any, and maintained a sufficient number of employees in light of its contemplated business operations;

(xix)	has allocated fairly and reasonably any overhead for shared office space;

(xx)	has not pledged its assets for the benefit of any other entity or made any loans or advances to any person or entity;

(xxi)	has not engaged in a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code;

(xxii)	has not acquired obligations or securities of its partners or Affiliates; and

(xxiii)	has corrected any known misunderstanding regarding its separate identity.

          “SMSA” means a “standard metropolitan statistical area,” as defined from time to time by the United States Office of Management and Budget.

          “Standby Fee” means, for any month, an amount equal to the sum obtained by adding the product of (i) 1/12, by (ii) the amount shown as the Standby Fee on the Summary of Credit Facility Structure, by (iii) the Unused Capacity.

          “Subsequent Hedge” has the meaning set forth in Section 21.01.

          “Subsidiary” means, when used with reference to a specified Person, (i) any Person that, directly or indirectly, through one or more intermediaries, is controlled by the specified Person, (ii) any Person of which the specified Person is, directly or indirectly, the owner of more than 50% of any voting class of Ownership Interests or (iii) any Person (A) which is a partnership and (B) of which the specified Person is a general partner and owns more than 50% of the partnership interests.

          “Substituted Mortgaged Property” means each Multifamily Residential Property owned by the Borrower (either in fee simple or as tenant under a ground lease meeting all of the requirements of the DUS Guide) and added to the Collateral Pool after the Initial Closing Date in connection with substitution of Collateral as permitted by Section 7.04 of this Agreement.

          “Summary of Credit Facility Structure” means the summary of credit facility structure attached to this Agreement as Schedule I.

           “Surveys” means the as-built surveys of the Mortgaged Properties prepared in accordance with the requirements of Section 113 of the DUS Guide, or otherwise approved by the Lender.

          “Swap” means an interest rate swap provided pursuant to and satisfying the requirements of Article XXI of this Agreement.

          “Swap Rate” has the meaning set forth in Section 21.02.

          “Taxes” means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien, on the Mortgaged Properties.

          “Term of this Agreement” shall be determined as provided in Section 23.10 to this Agreement.

          “Termination Date” means, at any time during which Fixed Facility Advances are Outstanding, the latest maturity date for any Fixed Facility Advance Outstanding, and, at any time during which Fixed Facility Advances are not Outstanding, the Variable Facility Termination Date.

          “Three Month LIBOR Rate” means the London interbank offered rate for three-month U.S. dollar deposits, as such rate is reported in The Wall Street Journal. In the event that a rate is not published for Three-Month LIBOR, then the nearest equivalent duration London interbank offered rate for U.S. Dollar deposits shall be selected at Lender’s reasonable discretion. If the publication of Three-Month LIBOR is discontinued, Lender shall determine such rate from another equivalent source selected by Lender in its reasonable discretion.

          “Tie-In Endorsement” means an endorsement to a Title Insurance Policy which contains substantially the same coverages, and is subject to substantially the same or fewer exceptions (or such other exceptions as the Lender may approve), as the form attached as Exhibit J to this Agreement.

          “Title Company” means Fidelity National Title Insurance Company of New York.

          “Title Insurance Policies” means the mortgagee’s policies of title insurance issued by the Title Company from time to time relating to each of the Security Instruments, conforming to the requirements of Section 111 of the DUS Guide, together with such endorsements, coinsurance, reinsurance and direct access agreements with respect to such policies as the Lender may, from time to time, consider necessary or appropriate, whether or not required by the DUS Guide, including Revolving Credit Endorsements, if available, and Tie-In Endorsements, if available, and with a limit of liability under the policy (subject to the limitations contained in Sections 6(a)(i) and 6(a)(iii) of the Stipulations and Conditions of the policy) equal to the Commitment.

          “Trailing 12 Month Period” means, for any specified date, the 12 month period ending with the last day of the most recent Calendar Quarter for which financial statements have been delivered by the Borrower to the Lender pursuant to Sections 13.04(c) and (d).

          “Transfer” means (i) a sale, assignment, lease, pledge, transfer or other disposition (whether voluntary or by operation of law) of, or the granting or creating of a lien, encumbrance or security interest in, any estate, rights, title or interest in a Mortgaged Property, or any portion thereof, or (ii) a sale, assignment, pledge, transfer or other disposition of any interest in the Borrower, or (iii) the issuance or other creation of new ownership interests in the Borrower other than (a) sales of the stock of the REIT on the New York Stock Exchange or (b) private placements of ownership interests in the Borrower that do not result in a Change of Control or any other partnership, corporation, real estate investment trust or other entity that has a direct or indirect ownership interest in the Borrower, or (iv) a merger or consolidation of the Borrower into another entity or of another entity into the Borrower, or (v) the reconstitution of the Borrower from one type of entity to another type of entity, or (vi) the amendment, modification or any other change in the governing instrument or instruments of such Person which has the effect of changing the relative powers, rights, privileges, voting rights or economic interests of the ownership interests in such Person. “Transfer” does not include (i) a conveyance of the Mortgaged Property at a judicial or non-judicial foreclosure sale under any Security Instrument or (ii) the Mortgaged Property becoming part of a bankruptcy estate by operation of law under the United States Bankruptcy Code.

          “Unused Capacity” means, for any month, the sum of the daily average during such month of (i) the undrawn amount of the Variable Facility Commitment available under Article II of this Agreement for the making of Variable Advances plus (ii) the undrawn amount of the Fixed Facility Commitment available under Article III of this Agreement for the making of Fixed Facility Advances, without regard to any unclosed Requests or to the fact that a Request must satisfy conditions precedent.

          “Valuation” means, for any specified date, with respect to a Multifamily Residential Property, (a) if an Appraisal of the Multifamily Residential Property was more recently obtained than a Cap Rate for the Multifamily Residential Property, the Appraised Value of such Multifamily Residential Property, or (b) if a Cap Rate for the Multifamily Residential Property was more recently obtained than an Appraisal of the Multifamily Residential Property, the value derived by dividing--

(i)	the Net Operating Income of such Multifamily Residential Property for the Trailing 12 Month Period, by

(ii)	the most recent Cap Rate determined by the Lender.

Notwithstanding the foregoing, any Valuation for a Multifamily Residential Property calculated for a date occurring before the first anniversary of the date on which the Multifamily Residential Property becomes a part of the Collateral Pool shall equal the Appraised Value of such Multifamily Residential Property, unless the Lender determines that changed market or property conditions warrant that the value be determined as set forth in the preceding sentence.

          “Variable Advance” means a loan made by the Lender to the Borrower under the Variable Facility Commitment.

          “Variable Facility” means the agreement of the Lender to make Advances to the Borrower pursuant to Section 2.01.

          “Variable Facility Availability Period” means the period beginning on the Initial Closing Date and ending on the 90th day before the Variable Facility Termination Date.

          “Variable Facility Commitment” means an aggregate amount of $436,608,000, which shall be evidenced by the Variable Facility Note in the form attached hereto as Exhibit I, plus such amount as the Borrower may elect to add to the Variable Facility Commitment in accordance with Article VIII, and plus such amount as the Borrower may elect to reborrow in accordance with Section 2.08, and less such amount as the Borrower may elect to convert from the Variable Facility Commitment to the Fixed Facility Commitment in accordance with Article III and less such amount by which the Borrower may elect to reduce the Variable Facility Commitment in accordance with Article IX.

          “Variable Facility Fee” means the applicable variable facility fee shown on the Summary of Credit Facility Structure as adjusted, if applicable, as set forth in Section 15.03 of this Agreement.

          “Variable Facility Note” means, the promissory note, in the form attached as Exhibit I to this Agreement, which has been issued by the Borrower to the Lender to evidence the Borrower’s obligation to repay Variable Advances.

          “Variable Facility Termination Date” means the variable facility termination date shown on the Summary of Credit Facility Structure attached hereto.

          “Voting Equity Capital” means Securities or partnership interests of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the board of directors (or Persons performing similar functions).

ARTICLE II
THE VARIABLE FACILITY COMMITMENT

SECTION 2.01 Variable Facility Commitment. Subject to the terms, conditions and limitations of this Agreement, the Lender agrees to make Variable Advances to the Borrower from time to time during the applicable Variable Facility Availability Period. The aggregate unpaid principal balance of the Variable Advances Outstanding at any time shall not exceed the Variable Facility Commitment. Subject to the terms, conditions and limitations of this Agreement, the Borrower may re-borrow any amounts under the Variable Facility which it has previously borrowed and repaid under the Variable Facility.

SECTION 2.02 Requests for Variable Advances. The Borrower shall request a Variable Advance by giving the Lender a Future Advance Request in accordance with Section 5.02.

SECTION 2.03 Maturity Date of Variable Advances. Regardless of the date on which a Variable Advance is made, the maturity date of each Variable Advance shall be a date selected by the Borrower in its Request for the Variable Advance, which date shall be the last day of a calendar month occurring:

(a) no earlier than the date which completes three full months after the Closing Date for the Variable Advance; and

(b) no later than the date which completes nine full months after the Closing Date for the Variable Advance.

For these purposes, a year shall be deemed to consist of 12 30-day months. For example, the date which completes three full months after September 15 shall be December 15; and the date which completes three full months after November 30 shall be February 28.

SECTION 2.04 Interest on Variable Facility Advances.

               (a)          Discount. Each Variable Advance shall be a discount loan. The original stated principal amount of a Variable Advance shall be the sum of the Price of the Variable Advance and the Discount of the Variable Advance. The Price and Discount of each Variable Advance shall be determined in accordance with the procedures set out in Section 4.01. The proceeds of the Variable Advance made available by the Lender to the Borrower will equal the Price of the Variable Advance. The Borrower shall pay to the Lender, in advance of the Lender making a Variable Advance requested by the Borrower, the entire Discount for the Variable Advance.

               (b)          Partial Month Interest. Notwithstanding anything to the contrary in this Section, if a Variable Advance is not made on the first day of a calendar month, and the MBS Issue Date for the MBS backed by the Variable Advance is the first day of the month following the month in which the Variable Advance is made, the Borrower shall pay interest on the original stated principal amount of the Variable Advance for the partial month period commencing on the Closing Date for the Variable Advance and ending on the last day of the calendar month in which the Closing Date occurs, at a rate per annum equal to the greater of (i) the Coupon Rate for the Variable Advance as determined in accordance with Section 2.05(b) and (ii) a rate determined by the Lender, based on the Lender’s cost of funds and approved in advance, in writing, by the Borrower, pursuant to the procedures mutually agreed upon by the Borrower and the Lender.

               (c)          Variable Facility Fee. In addition to paying the Discount and the partial month interest, if any, the Borrower shall pay monthly installments of the Variable Facility Fee to the Lender on account of each Variable Advance over the whole number of calendar months the MBS backed by the Variable Advance is to run from the MBS Issue Date to the maturity date of the MBS. The Variable Facility Fee shall be payable in advance, in accordance with the terms of the Variable Facility Note. The first installment shall be payable on or prior to the Closing Date for the Variable Advance and shall apply to the first full calendar month of the

MBS backed by the Variable Advance. Subsequent installments shall be payable on the first day of each calendar month, commencing on the first day of the second full calendar month of such MBS, until the maturity of such MBS. Each installment of the Variable Facility Fee shall be in an amount equal to the product of multiplying (i) the Variable Facility Fee, by (ii) the amount of the Variable Advance, by (iii) 1/12.

SECTION 2.05 Coupon Rates for Variable Advances. The Coupon Rate for a Variable Advance shall be a rate, per annum, as follows:

               (a)          The Coupon Rate for a Variable Advance shall equal the sum of (i) an interest rate as determined by the Lender pursuant to Section 4.01 of this Agreement (rounded to three places) payable for the Fannie Mae MBS pursuant to the MBS Commitment backed by the Variable Advance (“MBS Imputed Interest Rate”) and (ii) the Variable Facility Fee.

               (b)          Notwithstanding anything to the contrary in this Section, if a Variable Advance is not made on the first day of a calendar month, and the MBS Issue Date for the MBS backed by the Variable Advance is the first day of the month following the month in which the Variable Advance is made, the Coupon Rate for such Variable Advance for such period shall be the greater of (i) the rate for the Variable Advance determined in accordance with subsection (a) of this Section and (ii) a rate determined by the Lender, based on the Lender’s cost of funds, and approved in advance, in writing, by the Borrower, pursuant to procedures mutually agreed upon by the Borrower and the Lender.

SECTION 2.06 Variable Facility Note. The obligation of the Borrower to repay the Variable Advances will be evidenced by the Variable Facility Note. The Variable Facility Note shall be payable to the order of the Lender and shall be made in the amount of the Variable Facility Commitment.

SECTION 2.07 [Intentionally Deleted.]

SECTION 2.08 Reinstatement of Variable Commitment Upon Maturity of Fixed Facility Advances. If any Fixed Facility Advance matures prior to the end of the Variable Facility Availability Period, Borrower may elect to reborrow any or all of such maturing Fixed Facility Advance and to increase the Variable Commitment by an amount equal to the amount desired to be reborrowed by the Borrower on the following terms and conditions:

(a)

Request. In order to reborrow all or a portion of a maturing Fixed Facility Advance, the Borrower shall deliver a written request for such reborrowing (the “Reborrowing Request”) to the Lender, in the form attached as Exhibit CC hereto.

(b)

Closing. If none of the limitations contained in Section 2.09 are violated, and all conditions contained in Section 2.10 are satisfied, the Lender shall permit the requested reborrowing, at a Closing to be held at offices designated by the Lender on the maturity date of the Fixed Facility Advance to be reborrowed (or on such other date to which the Borrower and the Lender may agree), by executing and delivering, at the sole cost and expense of the Borrower, an amendment to this Agreement, in the form attached as Exhibit R hereto, together with an amendment to each Security Document (if required by the Lender) and other applicable Loan Documents, in form and substance satisfactory to the Lender, reflecting the reborrowing. The documents and instruments referred to in the preceding sentence are referred to in this Article as the “Reborrowing Documents.”

Section 2.09 Limitations on Right to Reborrow. The right of the Borrower to reborrow all or a portion of a maturing Fixed Facility Advance is subject to the following limitations:

(a)	Closing Date. The Closing Date shall occur during the Variable Facility Availability Period.

(b)	Minimum Request. Each Request for a reborrowing shall be in the minimum amount of $5,000,000.

(c)	Limitation on Reborrowing. In no event will a reborrowing of a Fixed Facility Advance be permitted if the Fixed Facility Advance is prepaid prior to its Maturity Date

SECTION 2.10 Conditions Precedent to Reborrowing. The reborrowing of all or a portion of a maturing Fixed Facility Advance is subject to the satisfaction of the following conditions precedent:

(a)	After giving effect to the requested reborrowing, the Coverage and LTV Tests will be satisfied;

(b)

Payment by the Borrower in full of the maturing Fixed Facility Advance which the Borrower has designated for reborrowing, together with any other amounts due with respect to the repayment of such Fixed Facility Advance;

(c)

The receipt by the Lender of an endorsement to each Title Insurance Policy, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date and other exceptions approved by the Lender;

(d)

Receipt by the Lender of one or more counterparts of each Reborrowing Document, dated as of the Closing Date, signed by each of the parties (other than the Lender) who is a party to such Reborrowing Document;

(e)

In the event that Fannie Mae is no longer in the business of purchasing loans of the type and size of the loans evidenced by this Agreement without requiring interest rate protection, the Borrower shall make arrangements for such interest rate protection. Such protection shall be a Hedge satisfying the requirements of Article XXI with respect to any amounts reborrowed pursuant to Sections 2.08, 2.09 and 2.10 of this Agreement; and

(f)	The satisfaction of all applicable General Conditions set forth in Article XI.

ARTICLE III
THE FIXED FACILITY COMMITMENT

SECTION 3.01 Fixed Facility Commitment. Subject to the terms, conditions and limitations set forth in this Article, the Lender agrees to make Fixed Facility Advances to the Borrower from time to time during the Fixed Facility Availability Period. The aggregate original principal of the Fixed Facility Advances shall not exceed the Fixed Facility Commitment. The borrowing of a Fixed Facility Advance shall permanently reduce the Fixed Facility Commitment by the original principal amount of the Fixed Facility Advance. The Borrower may not re-borrow any part of the Fixed Facility Advance which it has previously borrowed and repaid, provided, however, that a Fixed Facility Advance that matures prior to the end of the Variable Facility Availability Period may be reborrowed as a Variable Advance pursuant to the terms of Section 2.08 of this Agreement.

SECTION 3.02 Requests for Fixed Facility Advances. The Borrower shall request a Fixed Facility Advance by giving the Lender a Future Advance Request in accordance with Section 5.02, as applicable.

SECTION 3.03 Maturity Date of Fixed Facility Advances; Amortization. The maturity date of each Fixed Facility Advance shall be the maturity date selected by the Borrower, provided that (A) in the case of a Fixed Facility Advance drawn from the Initial Commitment, such Maturity Date shall not be earlier than the date five (5) years after the date of such Advance and shall not be later than November 10, 2014, and (B) in the case of a Fixed Facility Advance drawn from the Original Expansion Commitment, such Maturity Date shall not be earlier than the date five (5) years after the date of such Advance and shall not be later than December 1, 2014. The principal of each Fixed Facility Advance shall, at the election of the Borrower, which election shall be made at the time of the first Conversion Request or Credit Facility Expansion Request relating to a Fixed Facility Commitment (which election shall apply to all Fixed Facility Advances) be amortized on a 30-year schedule or shall require payments of interest only.

SECTION 3.04 Interest on Fixed Facility Advances.

               (a)          Advances. Each Fixed Facility Advance shall bear interest at a rate, per annum, equal to the sum of (i) the MBS Pass-Through Rate determined for such Fixed Facility Advance and (ii) the Fixed Facility Fee.

               (b)          Partial Month Interest. Notwithstanding anything to the contrary in this Section, if a Fixed Facility Advance is not made on the first day of a calendar month, and the MBS Issue Date for the MBS backed by the Fixed Facility Advance is the first day of the month following the month in which the Fixed Facility Advance is made, the Borrower shall pay interest on the original stated principal amount of the Fixed Facility Advance for the partial month period commencing on the Closing Date for the Fixed Facility Advance and ending on the last day of the calendar month in which the Closing Date occurs at a rate, per annum, equal to the greater of (i) the interest rate for the Fixed Facility Advance described in the first sentence of this Section and (ii) a rate determined by the Lender, based on the Lender’s cost of funds, and approved in advance, in writing, by the Borrower, pursuant to procedures mutually agreed upon by the Borrower and the Lender.

SECTION 3.05 Coupon Rates for Fixed Facility Advances. The Coupon Rate for a Fixed Facility Advance shall be the rate of interest applicable to such Fixed Facility Advance pursuant to Section 3.04.

SECTION 3.06 Fixed Facility Note. The obligation of the Borrower to repay a Fixed Facility Advance will be evidenced by a Fixed Facility Note. The Fixed Facility Notes shall be payable to the order of the Lender and shall be made in the original principal amount of each Fixed Facility Advance.

SECTION 3.07 Conversion of Commitment from Variable Facility Commitment to Fixed Facility Commitment. The Borrower shall have the right, from time to time during the Fixed Facility Availability Period, to convert all or a portion of a Variable Facility Commitment to the Fixed Facility Commitment, in which event the Variable Facility Commitment shall be reduced by, and the Fixed Facility Commitment shall be increased by, the amount of the conversion.

          (a)          Request. In order to convert all or a portion of the Variable Facility Commitment to the Fixed Facility Commitment, the Borrower shall deliver a written request for a conversion (“Conversion Request”) to the Lender, in the form attached as Exhibit K to this Agreement. Each Conversion Request shall be accompanied by a designation of the amount of the conversion and a designation of any Variable Advances Outstanding which will be prepaid on or before the Closing Date for the conversion as required by Section 3.08(c).

          (b)          Closing. If none of the limitations contained in Section 3.08 is violated, and all conditions contained in Section 3.09 are satisfied, the Lender shall permit the requested conversion, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, and occurring within 30 Business Days after the Lender’s receipt of the Conversion Request (or on such other date to which the Borrower and the Lender may agree), by executing and delivering, all at the sole cost and expense of the Borrower, an amendment to this Agreement, in the form attached as Exhibit L to this Agreement, together with an amendment to each Security Document and other applicable Loan Documents, in form and substance satisfactory to the Lender, reflecting the change in the Fixed Facility Commitment and the Variable Facility Commitment. The documents and instruments referred to in the preceding sentence are referred to in this Article as the “Conversion Documents.”

SECTION 3.08 Limitations on Right to Convert. The right of the Borrower to convert all or a portion of the Variable Facility Commitment to the Fixed Facility Commitment is subject to the following limitations:

          (a)          Closing Date. The Closing Date shall occur during the Fixed Facility Availability Period.

          (b)          Minimum Request. Each Request for a conversion shall be in the minimum amount of $5,000,000.

          (c)          Obligation to Prepay Variable Advances. If, after the conversion, the aggregate unpaid principal balance of all Variable Advances Outstanding will exceed the Variable Facility Commitment, the Borrower shall be obligated to prepay, as a condition precedent to the conversion, an amount of Variable Advances Outstanding which is at least equal to the amount of the excess.

SECTION 3.09 Conditions Precedent to Conversion. The conversion of all or a portion of the Variable Facility Commitment to the Fixed Facility Commitment is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

               (a)          After giving effect to the requested conversion, the Coverage and LTV Tests will be satisfied;

               (b)               Prepayment by the Borrower in full of any Variable Advances Outstanding which the Borrower has designated for payment, together with any associated prepayment premiums and other amounts due with respect to the prepayment of such Variable Advances;

               (c)               The receipt by the Lender of an endorsement to each Title Insurance Policy, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date and other exceptions approved by the Lender;

               (d)          Receipt by the Lender of one or more counterparts of each Conversion Document, dated as of the Closing Date, signed by each of the parties (other than the Lender) who is a party to such Conversion Document; and

               (e)          The satisfaction of all applicable General Conditions set forth in Article XI.

SECTION 3.10 Defeasance. At such time as the Borrower elects to convert all or a portion of the Variable Facility Commitment to a Fixed Facility Commitment pursuant to Section 3.07 of this Agreement, or elects that any expansion of the Commitment shall be a Fixed Facility Commitment, the Borrower shall select defeasance or yield maintenance with respect to prepayments of Fixed Facility Advances on the Conversion Request or Credit Facility Expansion Request for the first Fixed Facility Commitment. If defeasance is selected, this Section 3.10 shall apply. The election of the Borrower as to defeasance or yield maintenance in the first Conversion Request or Credit Facility Expansion Request relating to a Fixed Facility Commitment shall apply to all Fixed Facility Advances during the term of this Agreement. Fixed Facility Advances are not prepayable at any time, provided that, notwithstanding the foregoing, the Borrower may prepay any Fixed Facility Advance during the last ninety (90) days of the term of such Fixed Facility Advance and provided that Fixed Facility Advances may be defeased pursuant to the terms and conditions of this Section.

               (a)          Conditions. Subject to Section 3.10(d), the Borrower shall have the right to obtain the release of Mortgaged Properties from the lien of the related Security Instruments (and all collateral derived from such Mortgage Properties, including assignment of leases, fixture filings and other documents and instruments evidencing a lien or security interest in the Borrower’s assets [except the Substitute Collateral] shall be released) upon the satisfaction of all of the following conditions:

          (1)          Defeasance Notice. The Borrower shall give Lender a notice (the “Defeasance Notice”), in the manner specified in Section 3.10(g)(4), on a form provided by Lender, specifying a Business Day (the “Defeasance Closing Date”) which the Borrower desires to consummate the Defeasance. The Defeasance Closing Date specified by the Borrower may not be more than 45 calendar days, nor less than 30 calendar days, after the date on which the Defeasance Notice is received by Lender. The Borrower shall also specify in the Defeasance Notice the name, address and telephone number of the Borrower for notices pursuant to Section 3.10(g)(4). The form Defeasance Notice provided by Lender specifies: (i) which Mortgaged Properties the Borrower proposes to be released, provided that any Mortgaged Property securing only Fixed Facility Advances must be among the Mortgaged Properties proposed to be released; (ii) the name, address and telephone number of Lender for notices pursuant to Section 3.10(g)(4); (iii) the account(s) to which payments to Lender are to be made; (iv) whether a Fannie Mae Investment Security will be offered for use as the Substitute Collateral and, if not, that U.S. Treasury Securities will be the Substitute Collateral; (v) whether the Successor Borrower will be designated by Lender or the Borrower; and (vi) if a Fannie Mae Investment Security is offered for use as the Substitute Collateral, the Defeasance Notice shall also include the amount of the Defeasance Commitment Fee.

Any applicable Defeasance Commitment fee must be paid by the Borrower and received by Lender no later than the date and time when Lender receives the Defeasance Notice from the Borrower.

          (2)          Confirmation. After Lender has confirmed that the Defeasance is then permitted as provided in Section 3.10(d), and has confirmed that the terms of the Defeasance Notice are reasonably acceptable to Lender, Lender shall, with reasonable promptness, notify the Borrower of such confirmation by signing the Defeasance Notice, attaching the Annual Yields for the Mortgage Payments beginning on the first day of the second calendar month after the Defeasance Closing Date and ending on the Stated Maturity Date (if a Fannie Mae Investment Security is offered as Substitute Collateral) and transmitting the signed Defeasance Notice to the Borrower pursuant to Section 3.10(g)(4). If, after Lender has notified the Borrower of its confirmation in accordance with the foregoing, Lender does not receive the Defeasance Commitment Fee within five (5) Business Days after the Defeasance Notice Effective Date, then the Borrower’s right to obtain Defeasance pursuant to that Defeasance Notice shall terminate.

          (3)          Substitute Collateral. On or before the Defeasance Closing Date, the Borrower shall deliver to Lender a pledge and security agreement, in form and substance satisfactory to Lender in its sole discretion (the “Pledge Agreement”), creating a first priority perfected security interest in favor of

Lender in substitute collateral constituting an Investment Security (the “Substitute Collateral”). The Pledge Agreement shall provide the Borrower’s authorization and direction that all interest on, principal of and other amounts payable with respect to the Substitute Collateral shall be paid directly to Lender to be applied to Mortgage Payments due under the Fixed Facility Note subject to Defeasance. If the Substitute Collateral is issued in a certificated form and the Borrower has possession of the certificate, the certificate shall be endorsed (either on the certificate or on a separate writing attached thereto) by the Borrower as directed by Lender and delivered to Lender. If the Substitute Collateral is issued in an uncertificated form, or in a certificated form but the Borrower does not have possession of the certificate, the Borrower shall execute and deliver to Lender all documents and instruments required by Lender to create in Lender’s favor a first priority perfected security interest in such Substitute Collateral, including a securities account control agreement or any other instrument or document required to perfect a security interest in each Substitute Collateral.

(4) Closing Documents. The Borrower shall deliver to Lender on or before the Defeasance Closing Date the documents described in Section 3.10(b).

(5) Amounts Payable by the Borrower. On or before the Defeasance Closing Date, the Borrower shall pay to Lender an amount equal to the sum of:

(A)	the Next Scheduled P&I Payment;

(B)	all other sums then due and payable under the Fixed Facility Note subject to Defeasance, the Security Instruments related to the Mortgaged Properties to be released; and

(C)	all reasonable costs and expenses incurred by Lender or Servicer in connection with the Defeasance, including the fees and disbursements of Lender’s or Servicer’s legal counsel.

          (6)          Defeasance Deposit. If a Fannie Mae Investment Security will be the Substitute Collateral, then, on or before 3:00 p.m., Eastern Standard Time, on the Defeasance Closing Date, the Borrower shall pay the Defeasance Deposit (reduced by the Defeasance Commitment Fee) to Lender to be used by Lender to purchase the Fannie Mae Investment Security as the Borrower’s agent.

           (7)          Covenants, Representations and Warranties. On the Defeasance Closing Date, all of the covenants of the Borrower set forth in Articles XIII, XIV and XV of this Agreement and all of the representations and warranties of the Borrower set forth in Article XII of this Agreement are true and correct in all material respects.

          (8)          Geographical Diversification. If, as a result of the Defeasance, Lender determines that the geographical diversification of the Collateral Pool is compromised (whether or not the Geographical Diversification Requirement is met), Lender may require that the Borrower add or substitute Multifamily Residential Properties to the Collateral Pool in a number and having a valuation required to restore the Geographical Diversification of the Collateral Pool to a level at least as diverse as before the Defeasance.

(b) Closing Documents. The documents required to be delivered to Lender on or before the Defeasance Closing Date pursuant to Section 3.10(a)(4) are:

          (1)          an opinion of counsel for the Borrower, in form and substance satisfactory to Lender, to the effect that Lender has a valid and perfected lien and security interest of first priority in the Substitute Collateral and the principal and interest payable thereunder;

          (2)          an opinion of counsel for the Borrower, in form and substance satisfactory to Lender, that the Defeasance, including both Borrowers granting to Lender of a lien and security interest in the Substitute Collateral and the assignment and assumption by Successor Borrower, and each of them, when considered in combination and separately, are not subject to avoidance under any applicable federal or state laws, including Sections 547 and 548 of the U.S. Bankruptcy Code;

          (3)          if a Fannie Mae Investment Security is not used as Substitute Collateral, and unless waived by Lender, a certificate in form and substance satisfactory to Lender, issued by an independent certified public accountant, or financial institution, approved by Lender, to the effect that the Substitute Collateral will generate the Scheduled Defeasance Payments;

          (4)          unless waived by Lender, an opinion of counsel for the Borrower in form and substance satisfactory to Lender, that the Defeasance will not result in a “sale or exchange” of any Fixed Facility Note within the meaning of Section 1001(c) of the Internal Revenue Code and the temporary and final regulations promulgated thereunder;

(5) such other opinions, certificates, documents or instruments as Lender may reasonably request; and

(6) three counterparts of the executed Assignment and Assumption Agreement described in Section 3.10(e).

          (c)          Release. Upon the Borrower’s compliance with the requirements of Sections 3.10(a)(1) through (6), the Mortgaged Properties shall be released from the lien of the Security Instruments (and all collateral derived from such Mortgaged Properties, including assignments of leases, fixture filings and other documents and instruments evidencing a lien or security interest in the Borrower’s assets [except the Substitute Collateral] shall be released). Lender shall, with reasonable promptness, execute and deliver to the Borrower, at the Borrower’s cost and expense, any additional documents reasonably requested by the Borrower in order to evidence or confirm the release of Lender’s liens and security interests described in the immediately preceding sentence.

(d) Defeasance Not Allowed. The Borrower shall not have the right to obtain Defeasance at any of the following times:

(1) before the third anniversary of the date of the relevant Fixed Facility Note;

(2) after the expiration of the Defeasance Period; or

(3) after Lender has accelerated the maturity of the unpaid principal balance of, accrued interest on, and other amounts payable under, any Note pursuant to Paragraph 6 of such Note.

          (e)          Assignment and Assumption. Upon the Borrower’s compliance with the requirements of Section 3.10(a), the Borrower shall assign all its obligations and rights under the relevant Fixed Facility Note, together with the Substitute Collateral, to a successor entity (the “Successor Borrower”) designated by Lender or, if not so designated by Lender, designated by the Borrower and acceptable to Lender in its sole discretion. The Borrower and Successor Borrower shall execute and deliver to Lender an assignment and assumption agreement on a form provided by Lender (the “Assignment and Assumption Agreement”). The Assignment and Assumption Agreement shall provide for (i) the transfer and assignment by the Borrower to Successor Borrower of the Substitute Collateral, subject to the lien and security interest in favor of Lender, (ii) the assumption by Successor Borrower of all liabilities and obligations of the Borrower under the relevant Fixed Facility Note, and (iii) the release by Lender of the Borrower from all liabilities and obligations under the relevant Fixed Facility Note and all Obligations related thereto. Lender shall, at the Borrower’s request and expense, execute and deliver releases, reconveyances and security interest terminations with respect to the released Mortgage Properties and all other collateral held by Lender (except the Defeasance Deposit). The Assignment and Assumption Agreement shall be executed by Lender with a counterpart to be returned by Lender to the Borrower and Successor Borrower thereafter; provided, however, in all events that it shall not be a condition of Defeasance that the Assignment and Assumption Agreement be executed by Lender, or any Successor Borrower that is designated by Lender.

          (f)          Agent. If the Defeasance Notice provides that Lender will make available a Fannie Mae Investment Security for purchase by the Borrower for use as the Substitute Collateral, the Borrower hereby authorizes Lender to use, and appoints Lender as its agent and attorney-in-fact for the purpose of using, the Defeasance Deposit (including any portion thereof that constitutes the Defeasance Commitment Fee) to purchase a Fannie Mae Investment Security.

(g) Administrative Provisions.

          (1)          Fannie Mae Security Liquidated Damages. If the Borrower timely pays the Defeasance Commitment Fee, and Lender and the Borrower timely transmits a signed facsimile copy of the Defeasance Notice pursuant to Section 3.10(a)(2), but the Borrower fails to perform its other obligations under Sections 3.10(a) and Section 3.10(e), Lender shall have the right to retain the Defeasance Commitment Fee as liquidated damages for the Borrower’s default, as Lender’s sole and exclusive remedy, and, except as provided in Section 3.10(g)(2), the Borrower shall be released from all further obligations under this Section 3.10. The Borrower acknowledges that, from and after the date on which Lender has executed the Defeasance Notice under Section 3.10(a)(2) and the Borrower has delivered the Defeasance Commitment Fee, Lender will incur financing costs in arranging and preparing for the purchase of the Substitute Collateral and in arranging and preparing for the release of the Mortgaged Properties from the lien of the Security Instruments in reliance on the executed Defeasance Notice. The Borrower agrees that the Defeasance Commitment Fee represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Agreement, of the damages Lender will incur by reason of the Borrower’s default.

          (2)          Third Party Costs. In the event that the Defeasance is not consummated on the Defeasance Closing Date for any reason, the Borrower agrees to reimburse Lender and Servicer for all reasonable third party costs and expenses (other than financing costs covered by Section 4.0l(g)(1) above), including attorneys’ fees and expenses, incurred by Lender in reliance on the executed Defeasance Notice, within 10 Business Days after the Borrower receives a written demand for payment, accompanied by a statement, in reasonable detail, of Lender’s and Servicer’s third party costs and expenses.

          (3)          Payments. All payments required to be made by the Borrower to Lender or Servicer pursuant to this Section 3.10 shall be made by wire transfer of immediately available finds to the account(s) designated by Lender or Servicer, as the case may be, in the Defeasance Notice.

          (4)          Notice. The Defeasance Notice delivered pursuant to this Section 4.0l(g)(4) shall be in writing and shall be sent by telecopier or facsimile machine which automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted and the telephone number of the recipient’s telecopier or facsimile machine (or shall be sent by any distribution media, whether currently existing or hereafter developed, including electronic mail and internet distribution, as approved by Lender). Any notice so sent addressed to the parties at their respective addresses designated in the Defeasance Notice pursuant to Section 3.10(a), shall be deemed to have been received on the date and time indicated on the transmission report of recipient. To be effective, the Borrower must send the Defeasance Notice (as described above) so that Lender receives the Defeasance Notice no earlier than 11:00 a.m. and no later than 3:00 p.m. Eastern Standard Time on a Business Day.

(h) Definitions. For purposes of this Section 3.10, the following terms shall have the following meanings:

          (1)          The term “Annual Yield” means the yield for the theoretical zero coupon U.S. Treasury Security as calculated from the current “on-the-run” U.S. Treasury yield curve with a term to maturity that most closely matches the Applicable Defeasance Term for the Mortgage Payment, as published by Fannie Mae on MORNET® (or in an alternative electronic format) at 2:00 p.m. Eastern Standard Time on the Business Day that Lender receives the Defeasance Notice in accordance with Section 3.10(g)(4). If the publication of yields on MORNET® is unavailable, Lender shall determine yields from another source reasonably determined by Lender.

          (2)          The term “Applicable Defeasance Term” means, in the case of each Mortgage Payment, the number of calendar months, based on a year containing 12 calendar months with 30 days each, in the period beginning on the first day of the first calendar month after the Defeasance Closing Date to the date on which such Mortgage Payment is due and payable.

          (3)          The term “Defeasance” means the transaction in which all (but not less than all) of the Mortgaged Properties are released from the lien of the Security Instruments and Lender receives, as substitute collateral, a valid and perfected lien and security interest of first priority in the Substitute Collateral and the principal and interest payable thereunder.

          (4)          The term “Defeasance Commitment Fee” means the amount specified in the Defeasance Notice as the Borrower’s good faith deposit to ensure performance of its obligations under this Section, which shall equal two percent (2%) of the aggregate unpaid principal balance of the Fixed Facility Note subject to Defeasance as of the Defeasance Notice Effective Date, if the Successor Borrower is designated by the Borrower under Section 3.10(e), or one percent (1%) of the aggregate unpaid principal balance of the Fixed Facility Note subject to Defeasance as of the Defeasance Notice Effective Date if the Successor Borrower is designated by Lender under Section 3.10(e). No Defeasance Commitment Fee will be applicable if U.S. Treasury Securities are specified in the Defeasance Notice as the applicable Investment Security.

          (5)          The term “Defeasance Deposit” means an amount equal to the sum of the present value of each Mortgage Payment that becomes due and payable during the period beginning on the first day of the second calendar month after the Defeasance Closing Date and ending on the Stated Maturity Date, where the present value of each Mortgage Payment is determined using the following formula:

the amount of the Mortgage Payment
(1 + (the Annual Yield/12))n

For this purpose, the last Mortgage Payment due and payable on the Stated Maturity Date shall include the amounts that would constitute the unpaid principal balance of the Fixed Facility Note subject to Defeasance on the Stated Maturity Date if all prior Mortgage Payments were paid on their due dates and “n” shall equal the Applicable Defeasance Term.

(6) The term “Defeasance Period” means the period beginning on the earliest permitted date determined under Section 3.10(d)(l) and ending on the 90th day before the Stated Maturity Date.

(7) The term “Defeasance Notice Effective Date” means the date on which Lender provides confirmation of the Defeasance Notice pursuant to Section 3.10(a)(2).

          (8)          The term “Fannie Mae Investment Security” means any bond, debenture, note, participation certificate or other similar obligation issued by Fannie Mae in connection with the Defeasance which provides for Scheduled Defeasance Payments beginning in the second calendar month after the Defeasance Closing Date.

(9) The term “Investment Security” means:

(A) If offered by Lender pursuant to the Defeasance Notice, a Fannie Mae Investment Security purchased in the manner described in Sections 3.10(a)(6) and 3.10(f), and

(B) If no Fannie Mae Investment Security is offered by Lender pursuant to the Defeasance Notice, U.S. Treasury Securities.

          (10)          The term “Mortgage Payment” means the amount of each regularly scheduled monthly payment of principal and interest due and payable under the Fixed Facility Note subject to Defeasance during the period beginning on the first day of the second calendar month after the Defeasance Closing Date and ending on the Stated Maturity Date, and the amount that would constitute the aggregate unpaid principal balance of the Fixed Facility Note subject to Defeasance on the Stated Maturity Date if all prior Mortgage Payments were paid on their due dates.

          (11)          The term “Next Scheduled P&I Payment” means an amount equal to the monthly installment of principal and interest due under the Fixed Facility Note subject to Defeasance on the first day of the first calendar month after the Defeasance Closing Date.

          (12)          The term “Scheduled Defeasance Payments” means payments prior and as close as possible to (but in no event later than) the successive scheduled dates on which Mortgage Payments are required to be paid under the Fixed Facility Note subject to Defeasance and in amounts equal to or greater than the scheduled Mortgage Payments due and payable on such dates under the Fixed Facility Note subject to Defeasance.

          (13)          The term “Stated Maturity Date” means the Maturity Date specified in the Fixed Facility Note subject to Defeasance determined without regard to Lender’s exercise of any right of acceleration of the Fixed Facility Note subject to Defeasance.

          (14)          The term “U.S. Treasury Securities” means direct, non-callable and non-redeemable obligations of the United States of America which provided for Scheduled Defeasance Payments beginning in the second calendar month after the Defeasance Closing Date.

ARTICLE IV
RATE SETTING FOR THE ADVANCES

SECTION 4.01 Rate Setting for an Advance. Rates for an Advance shall be set in accordance with the following procedures:

               (a)          Preliminary, Nonbinding Quote. At the Borrower’s request the Lender shall quote to the Borrower an estimate of the MBS Pass-Through Rate (for a proposed Fixed Facility Advance) or MBS Imputed Interest Rate (for a proposed Variable Advance) for a Fannie Mae MBS backed by a proposed Advance. The Lender’s quote shall be based on (i) a solicitation of bids from institutional investors selected by the Lender and (ii) the proposed terms and amount of the Advance selected by the Borrower. The quote shall not be binding upon the Lender.

               (b)          Rate Setting. If the Borrower satisfies all of the conditions to the Lender’s obligation to make the Advance in accordance with Article V, then the Borrower may propose a MBS Pass-Through Rate (for a Fixed Facility Advance) or MBS Imputed Interest Rate (for a Variable Advance) by submitting to the Lender by facsimile transmission a completed and executed document, in the form attached as Exhibit M to this Agreement (“Rate Setting Form”), before 1:00 p.m. Eastern Standard Time on any Business Day (“Rate Setting Date”). The Rate Setting Form contains various factual certifications required by the Lender and specifies:

(i) for a Variable Advance, the amount, term, MBS Issue Date, Variable Facility Fee, the proposed maximum Coupon Rate (“Maximum Annual Coupon Rate”) and Closing Date for the Advance; and

          (ii) for a Fixed Facility Advance, the amount, term, MBS Issue Date, Fixed Facility Fee, Maximum Annual Coupon Rate, Price (which will be in a range between 99-1/2 and 100-1/2), Yield Maintenance Period, Amortization Period, if applicable, interest only and Closing Date for the Advance.

               (c)          Rate Confirmation. Within one Business Day after receipt of the completed and executed Rate Setting Form, the Lender shall solicit bids from institutional investors selected by the Lender based on the information in the Rate Setting Form and, provided the actual Coupon Rate (if the low bid were accepted) would be at or below the Maximum Annual Coupon Rate, shall obtain a commitment (“MBS Commitment”) for the purchase of a Fannie Mae MBS having the bid terms described in the related Rate Setting Form, and shall immediately deliver to the Borrower by facsimile transmission a completed document, in the form attached as Exhibit N to this Agreement (“Rate Confirmation Form”). The Rate Confirmation Form will confirm:

(i) for a Variable Advance, the amount, term, MBS Issue Date, MBS Delivery Date, MBS Imputed Interest Rate, Variable Facility Fee, Coupon Rate, Discount, Price, and Closing Date for the Advance; and

          (ii) for a Fixed Facility Advance, the amount, term, MBS Issue Date, MBS Delivery Date, MBS Pass-Through Rate, Fixed Facility Fee, Coupon Rate, Price, Yield Maintenance Period, Specified U.S. Treasury Security, Amortization Period and Closing Date for the Advance.

SECTION 4.02 Advance Confirmation Instrument for Variable Advances. On or before the Closing Date for a Variable Advance, the Borrower executes and delivers to the Lender an instrument (“Advance Confirmation Instrument”), in the form attached as Exhibit O to this Agreement, confirming the amount, term, MBS Issue Date, MBS Delivery Date, MBS Imputed Interest Rate, Variable Facility Fee, Coupon Rate, Discount, Price and Closing Date for the Advance, and the Borrower’s obligation to repay the Advance in accordance with the terms of the Notes and this Agreement. Upon the funding of the Variable Advance, the Lender shall note the date of funding in the appropriate space at the foot of the Advance Confirmation Instrument and deliver a copy of the completed Advance Confirmation Instrument to the Borrower. The Lender’s failure to do so shall not invalidate the Advance Confirmation Instrument or otherwise affect in any way any obligation of the Borrower to repay Variable Advances in accordance with the Advance Confirmation Instrument, the Variable Facility Note or the other Loan Documents, but is merely meant to facilitate evidencing the date of funding and to confirm that the Advance Confirmation Instrument is not effective until the date of funding.

SECTION 4.03 Breakage and other Costs. In the event that the Lender obtains an MBS Commitment and the Lender fails to fulfill the MBS Commitment because the Advance is not made (for a reason other than the default of the Lender to make the Advance), the Borrower shall pay all reasonable out-of-pocket costs payable to the potential investor and other reasonable costs, fees and damages incurred by the Lender in connection with its failure to fulfill the MBS Commitment. The Lender reserves the right to require that the Borrower post a deposit at the time the MBS Commitment is obtained. The deposit referred to in the preceding sentence shall be refundable to the Borrower upon the delivery of the related MBS.

ARTICLE V
MAKING THE ADVANCES

SECTION 5.01 Initial Advance. The Lender has made the Initial Advance.

SECTION 5.02 Future Advances. In order to obtain a Future Advance, the Borrower may from time to time deliver a written request for a Future Advance (“Future Advance Request”) to the Lender, in the form attached as Exhibit P to this Agreement. Each Future Advance Request shall be accompanied by (a) a designation of the amount of the Future Advance requested, and (b) a designation of the maturity date of the Advance. Each Future Advance Request shall be in the minimum amount of $3,000,000. If all conditions contained in Section 5.03 are satisfied, the Lender shall make the requested Future Advance, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, and occurring on a date selected by the Borrower, which date shall be not more than three (3) Business Days, after the Borrower’s receipt of the Rate Confirmation Form (or on such other date to which the Borrower and the Lender may agree). The Lender reserves the right to require that the Borrower post a deposit at the time the MBS Commitment is obtained as an additional condition to the Lender’s obligation to make the Future Advance. The deposit referred to in the preceding sentence shall be refundable to the Borrower upon the delivery of the related MBS.

SECTION 5.03 Conditions Precedent to Future Advances. The obligation of the Lender to make a requested Future Advance is subject to the following conditions precedent:

               (a)          The receipt by the Lender of a Future Advance Request;

               (b)          The Lender has delivered the Rate Setting Form for the Future Advance to the Borrower;

               (c)          After giving effect to the requested Future Advance, the Coverage and LTV Tests will be satisfied;

               (d)          If the Advance is a Fixed Facility Advance, delivery of a Fixed Facility Note, duly executed by the Borrower, in the amount of the Advance, reflecting all of the terms of the Fixed Facility Advance;

               (e)          If the Advance is a Variable Advance, delivery of the Advance Confirmation Instrument, duly executed by the Borrower;

               (f)          For any Title Insurance Policy not containing a Revolving Credit Endorsement, the receipt by the Lender of an endorsement to the Title Insurance Policy, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date, Permitted Liens, and other exceptions approved by the Lender;

               (g)          If the Advance is a Variable Advance, the receipt by the Lender of the first installment of Variable Facility Fee for the Variable Advance and the entire Discount for the Variable Advance payable by the Borrower pursuant to Section 2.04;

               (h)          The receipt by the Lender of all legal fees and expenses payable by the Borrower in connection with the Future Advance pursuant to Section 16.04(b); and

               (i)          If the Advance is a Variable Advance requiring a Hedge pursuant to the terms of Article XXI, receipt by Lender at least five (5) days prior to the Closing Date for such Advance, of the confirmation of a Hedge commitment with respect to such Advance;

               (j)          If applicable, receipt by Lender of Hedge Documents effective as of the Closing Date;

               (k)          The satisfaction of all applicable General Conditions set forth in Article XI.

SECTION 5.04 Determination of Allocable Facility Amount and Valuations. The Lender shall determine the Allocable Facility Amount and Valuation for each Initial Mortgaged Property on the Initial Closing Date. Once each Calendar Quarter, within 20 Business Days after the Borrower has delivered to the Lender the reports required in Section 13.04, the Lender shall determine the Aggregate Debt Service Coverage Ratio for the Trailing 12 Month period and the Aggregate Loan to Value Ratio. If the Lender reasonably decides that changed market or property conditions warrant, the Lender may (i) request an Appraisal of the relevant Mortgaged Properties and/or (ii) determine new Allocable Facility Amounts and Valuations at any other times. The Lender shall also redetermine Allocable Facility Amounts as necessary to take account of any addition, release or substitution of Collateral or other event which invalidates the outstanding determinations. The Lender shall determine Cap Rates when determining Valuations on the basis of its internal survey and analysis of cap rates for comparable sales in the vicinity of the Mortgaged Property, with such adjustments as the Lender deems appropriate and shall not be obligated to use any information provided by the Borrower. The Lender shall promptly disclose its determinations to the Borrower. Until redetermined, the Allocable Facility Amounts and Valuations determined by the Lender shall remain in effect. In performing a Valuation of a Multifamily Residential Property to be added to the Collateral Pool, the Lender shall be entitled to obtain an Appraisal. The Lender shall also have the right to obtain an Appraisal in connection with the redetermination of a Valuation of a Mortgaged Property, but only if the Lender is unable to determine a Cap Rate for such Mortgaged Property and then only if the Lender has not obtained an Appraisal for such Mortgaged Property within the prior year.

ARTICLE VI
ADDITIONS OF COLLATERAL

SECTION 6.01 Right to Add Collateral. Subject to the terms and conditions of this Article, the Borrower shall have the right, from time to time during the Term of this Agreement, to add Multifamily Residential Properties to the Collateral Pool in accordance with the provisions of this Article.

SECTION 6.02 Procedure for Adding Collateral. The procedure for adding Collateral set forth in this Section 6.02 shall apply to all additions of Collateral in connection with this Agreement, including but not limited to additions of Collateral in connection with substitutions of Collateral and expansion of the Credit Facility.

               (a)          Request. The Borrower may, not more than eight (8) times per Calendar Year, deliver a written request (“Collateral Addition Request”) to the Lender, in the form attached as Exhibit Q to this Agreement, to add one or more Additional Mortgaged Properties to the Collateral Pool. Each Collateral Addition Request shall be accompanied by the following:

          (i) The information relating to the proposed Additional Mortgaged Property required by the form attached as Exhibit R to this Agreement (“Collateral Addition Description Package”), as amended from time to time to include information required under the DUS Guide; and

(ii) The payment of all Additional Collateral Due Diligence Fees pursuant to Section 16.03(b).

               (b)          Additional Information. The Borrower shall promptly deliver to the Lender any additional information concerning the proposed Additional Mortgaged Property that the Lender may from time to time reasonably request.

               (c)          Underwriting. The Lender shall evaluate the proposed Additional Mortgaged Property, and shall make underwriting determinations as to the Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period and the Aggregate Loan to Value Ratio applicable to the Collateral Pool, on the basis of the lesser of (i) if purchased by the Borrower within 12 months of the related Collateral Addition Request, the acquisition price of the proposed Additional Mortgaged Property or (ii) a Valuation made with respect to the proposed Additional Mortgaged Property, and otherwise in accordance with Fannie Mae’s DUS Underwriting Requirements, including applicable underwriting floors. Within 30 days after receipt of (i) the Collateral Addition Request for the proposed Additional Mortgaged Property and (ii) all reports, certificates and documents set forth on Exhibit S to this Agreement, including a zoning analysis undertaken in accordance with Section 206 of the DUS Guide, the Lender shall notify the Borrower whether or not it shall consent to the addition of the proposed Additional Mortgaged Property to the Collateral Pool and, if it shall so consent, shall set forth the Aggregate Debt Service Coverage Ratios for the Trailing 12 Month Period and the Aggregate Loan to Value Ratio which it estimates shall result from the addition of the proposed Additional Mortgaged Property to the Collateral Pool. If the Lender declines to consent to the addition of the proposed Additional Mortgaged Property to the Collateral Pool, the Lender shall include, in its notice, a brief statement of the reasons for doing so. Within five Business Days after receipt of the Lender’s notice that it shall consent to the addition of the proposed Additional Mortgaged Property to the Collateral Pool, the Borrower shall notify the Lender whether or not it elects to cause the proposed Additional Mortgaged Property to be added to the Collateral Pool. If the Borrower fails to respond within the period of five Business Days, it shall be conclusively deemed to have elected not to cause the proposed Additional Mortgaged Property to be added to the Collateral Pool.

               (d)          Closing. If, pursuant to subsection (c), the Lender consents to the addition of the proposed Additional Mortgaged Property to the Collateral Pool, the Borrower timely elects to cause the proposed Additional Mortgaged Property to be added to the Collateral Pool and all conditions contained in Section 6.03 are satisfied, the Lender shall permit the proposed Additional Mortgaged Property to be added to the Collateral Pool, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, and occurring within 30 Business Days after the Lender’s receipt of the Borrower’s election (or on such other date to which the Borrower and the Lender may agree).

SECTION 6.03 Conditions Precedent to Addition of an Additional Mortgaged Property to the Collateral Pool. The addition of an Additional Mortgaged Property to the Collateral Pool on the Closing Date applicable to the Additional Mortgaged Property is subject to the satisfaction of the following conditions precedent:

               (a)          The proposed Additional Mortgaged Property has a Debt Service Coverage Ratio for the Trailing 12 Month Period of not less than 140% and a Loan to Value Ratio of not more than 65% and immediately after giving effect to the requested addition, the Coverage and LTV Tests will be satisfied, and in the case of any substitution effected pursuant to Section 7.04 of this Agreement, the Coverage and LTV Tests are not adversely affected after giving effect to the proposed substitution;

               (b)          The receipt by the Lender of the Collateral Addition Fee, except as provided in Section 16.02(b), and all legal fees and expenses payable by the Borrower in connection with the Collateral Addition pursuant to Section 16.04(b);

               (c)          The delivery to the Title Company, with fully executed instructions directing the Title Company to file and/or record in all applicable jurisdictions, all applicable Collateral Addition Loan Documents required by the Lender, including duly executed and delivered original copies of any Security Instruments and UCC-1 Financing Statements covering the portion of the Additional Mortgaged Property comprised of personal property, and other appropriate documents, in form and substance satisfactory to the Lender and in form proper for recordation, as may be necessary in the opinion of the Lender to perfect the Lien created by the applicable additional Security Instrument, and any other Collateral Addition Loan Document creating a Lien in favor of the Lender, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

               (d)          If required by the Lender, amendments to the Notes and the Security Instruments, reflecting the addition of the Additional Mortgaged Property to the Collateral Pool and, as to any Security Instrument so amended, the receipt by the Lender of an endorsement to the Title Insurance Policy insuring the Security Instrument, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date, Permitted Liens and other exceptions approved by the Lender;

               (e)          If the Title Insurance Policy for the Additional Mortgaged Property contains a Tie-In Endorsement, an endorsement to each other Title Insurance Policy containing a Tie-In Endorsement, adding a reference to the Additional Mortgaged Property; and

               (f)          The satisfaction of all applicable General Conditions set forth in Article XI.

ARTICLE VII
RELEASES OF COLLATERAL

SECTION 7.01 Right to Obtain Releases of Collateral. Subject to the terms and conditions of this Article, the Borrower shall have the right to obtain a release of Collateral from the Collateral Pool in accordance with the provisions of this Article.

SECTION 7.02 Procedure for Obtaining Releases of Collateral.

               (a)          Request. In order to obtain a release of Collateral from the Collateral Pool, the Borrower may, not more than once each calendar month, deliver a written request for the release of Collateral from the Collateral Pool (“Collateral Release Request”) to the Lender, in the form attached as Exhibit T to this Agreement. The Collateral Release Request shall not result in a termination of all or any part of the Credit Facility. The Borrower may only terminate all or any part of the Credit Facility by delivering a Variable Facility Termination Request or Credit Facility Termination Request pursuant to Articles IX or X. The Collateral Release Request shall be accompanied by (and shall not be effective unless it is accompanied by) the name, address and location of the Mortgaged Property to be released from the Collateral Pool (“Collateral Release Property”).

               (b)          Closing. If all conditions contained in Section 7.03 are satisfied, the Lender shall cause the Collateral Release Property to be released from the Collateral Pool, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, and occurring within 30 days after the Lender’s receipt of the Collateral Release Request (or on such other date to which the Borrower and the Lender may agree, by executing and delivering, and causing all applicable parties to execute and deliver, all at the sole cost and expense of the Borrower, instruments, in the form customarily used by the Lender for releases in the jurisdiction governing the perfection of the security interest being released, releasing the applicable Security Instrument as a Lien on the Collateral Release Property, and UCC-3 Termination Statements terminating the UCC-1 Financing Statements perfecting a Lien on the portion of the Collateral Release Property comprised of personal property and such other documents and instruments as the Borrower may reasonably request evidencing the release of the applicable Collateral from any lien securing the Obligations (including a termination of any restriction on the use of any accounts relating to the Collateral Release Property) and the release and return to the Borrower of any and all escrowed amounts relating thereto. The instruments referred to in the preceding sentence are referred to in this Article as the “Collateral Release Documents.” The Borrower shall prepare the Collateral Release Documents and submit them to Lender for its review.

               (c)          Release Price. The “Release Price” for each Mortgaged Property means (1) during the period Section 22.01(a) of this Agreement is in effect the greater of (i) the Allocable Facility Amount for the Mortgaged Property to be released and (ii) the amount, if any, of Advances Outstanding which are required to be repaid by the Borrower to the Lender in connection with the proposed release of the Mortgaged Property from the Collateral Pool, so that, immediately after the release, the Coverage and LTV Tests will be satisfied and neither the Aggregate Debt Service Coverage Ratios for the Trailing 12 Month Period will be reduced nor the Aggregate Loan to Value Ratio for the Trailing 12 Month Period will be increased as a result of such release and (2) at all times after Section 22.01(a) of this Agreement is no longer in effect the greater of (i) 125% of the Allocable Facility Amount for the Mortgaged Property to be released and (ii) the amount, if any, of Advances Outstanding which are required to be repaid by the Borrower to the Lender in connection with the proposed release of the Mortgaged Property from the Collateral Pool, so that, immediately after the release, the Coverage and LTV Tests will be satisfied and neither the Aggregate Debt Service Coverage Ratios for the Trailing 12 Month Period will be reduced nor the Aggregate Loan to Value Ratio for the Trailing 12 Month Period will be increased as a result of such release. In addition to the Release Price, the Borrower shall pay to the Lender all associated prepayment premiums and other amounts due under the Notes and any Advance Confirmation Instruments evidencing the Advances being repaid.

               (d)          Application of Release Price. The Release Price shall be applied against the Variable Advances Outstanding until there are no further Variable Advances Outstanding, and thereafter shall be held by the Lender (or its appointed collateral agent) as substituted Collateral (“Substituted Cash Collateral”), in accordance with a security agreement and other documents in form and substance acceptable to the Lender (or, at the Borrower’s option, may be applied against the prepayment of Fixed Facility Advances, so long as the prepayment is permitted under the Fixed Facility Note for the Fixed Facility Advance). Any portion of the Release Price held as Substituted Cash Collateral may be released if, immediately after giving effect to the release, each of the conditions set forth in Section 7.03(a) below shall have been satisfied. If, on the date on which the Borrower pays the Release Price, Variable Advances are Outstanding but are not then due and payable, the Lender shall hold the payments as additional Collateral for the Credit Facility, until the next date on which Variable Advances are due and payable, at which time the Lender shall apply the amounts held by it to the amounts of the Variable Advances due and payable.

SECTION 7.03 Conditions Precedent to Release of Collateral Release Property from the Collateral. The obligation of the Lender to release a Collateral Release Property from the Collateral Pool by executing and delivering the Collateral Release Documents on the Closing Date, are subject to the satisfaction of the following conditions precedent on or before the Closing Date:

               (a)          Immediately after giving effect to the requested release the Coverage and LTV Tests will be satisfied, and in the case of any substitution effected pursuant to Section 7.04 of this Agreement, the Coverage and LTV Tests are not adversely affected after giving effect to the proposed substitution;

               (b)          Receipt by the Lender of the Release Price;

               (c)          Receipt by the Lender of the Release Fee for the Collateral Release Property and all legal fees and expenses payable by the Borrower in connection with the release pursuant to Section 16.04(b);

               (d)          Receipt by the Lender on the Closing Date of one or more counterparts of each Collateral Release Document, dated as of the Closing Date, signed by each of the parties (other than the Lender) who is a party to such Collateral Release Document;

               (e)          If required by the Lender, amendments to the Notes and the Security Instruments, reflecting the release of the Collateral Release Property from the Collateral Pool and, as to any Security Instrument so amended, the receipt by the Lender of an endorsement to the Title Insurance Policy insuring the Security Instrument, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date, Permitted Liens, and other exceptions approved by the Lender;

               (f)          If the Lender determines the Collateral Release Property to be one phase of a project, and one or more other phases of the project are Mortgaged Properties which will remain in the Collateral Pool (“Remaining Mortgaged Properties”), the Lender must determine that the Remaining Mortgaged Properties can be operated separately from the Collateral Release Property and any other phases of the project which are not Mortgaged Properties. In making this determination, the Lender shall evaluate whether the Remaining Mortgaged Properties comply with the terms of Sections 203 and 208 of the DUS Guide, which, as of the date of this Agreement, require, among other things, that a phase which constitutes collateral for a loan made in accordance with the terms of the DUS Guide (i) have adequate ingress and egress to existing public roadways, either by location of the phase on a dedicated, all-weather road or by access to such a road by means of a satisfactory easement, (ii) have access which is sufficiently attractive and direct from major thoroughfares to be conducive to continued good marketing, (iii) have a location which is not (A) inferior to other phases, (B) such that inadequate maintenance of other phases would have a significant negative impact on the phase, and (C) such that the phase is visible only after passing through the other phases of the project and (iv) comply with such other issues as are dictated by prudent practice;

               (g)          Receipt by the Lender of endorsements to the Tie-In Endorsements of the Title Insurance Policies, if deemed necessary by the Lender, to reflect the release;

               (h)          Receipt by the Lender on the Closing Date of a writing, dated as of the Closing Date, signed by the Borrower, in the form attached as Exhibit U to this Agreement, pursuant to which the Borrower confirms that its obligations under the Loan Documents are not adversely affected by the release of the Collateral Release Property from the Collateral;

               (i)          The remaining Mortgaged Properties in the Collateral Pool shall satisfy the then-existing Geographical Diversification Requirements;

               (j)          The satisfaction of all applicable General Conditions set forth in Article XI; and

               (k)          Notwithstanding the other provisions of this Section 7.03, no release of any of the Mortgaged Properties shall be made unless the Borrower has provided title insurance, taking into account Tie-In Endorsements, to Lender in respect of each of the remaining Mortgaged Properties in the Collateral Pool in an amount equal to 125% of the Initial Valuation of each of such remaining Mortgaged Properties.

SECTION 7.04 Substitutions.

               (a)          Right to Substitute Collateral. Subject to the terms, conditions and limitations of this Section 7.04 and Article VII, the Borrower shall have the right, from time to time during the Term of this Agreement, to add one or more Multifamily Residential Properties to the Collateral Pool in substitution of one or more Mortgaged Properties then in the Collateral

Pool in accordance with the provisions of this Section 7.04 (“Substituted Mortgaged Property”).

               (b)          Procedure for Substituting Collateral.

          (i)          Request. The Borrower may deliver a written request (“Collateral Substitution Request”) to the Lender, in the form attached as Exhibit Z to this Agreement, to add one or more Multifamily Residential Properties to the Collateral Pool in substitution of one or more Mortgaged Properties then in the Collateral Pool. Each Collateral Substitution Request shall be accompanied by the following:

          (A)          The information relating to the proposed Substituted Mortgaged Property required by the form attached as Exhibit DD to this Agreement (“Collateral Substitution Description Package”), as amended from time to time to include information required under the DUS guide;

(B) The payment of all Additional Collateral Due Diligence Fees pursuant to Section 16.03(b).

          (C)          A statement whether the addition of the proposed Substituted Mortgaged Property will occur simultaneously with the release of the proposed Collateral Release Property and, if not, the Borrower shall specify the proposed date on which the proposed Substituted Mortgaged Property will be added to the Collateral Pool which, in no event, shall be a date which is more than 90 days after the proposed date of the release of the proposed Collateral Release Property.

          (ii)          Additional Information. The Borrower shall promptly deliver to the Lender any additional information concerning the proposed Substituted Mortgaged Property and the proposed Collateral Release Property that the Lender may from time to time reasonably request.

          (iii)          Underwriting. The Lender shall evaluate the proposed Substituted Mortgaged Property, and shall make underwriting determinations as to (a) the Aggregate Debt Service Coverage Ratios and the Aggregate Loan to Value Ratio immediately prior to and immediately after giving effect to the proposed substitution, and (b) the Valuation and the Net Operating Income for the Trailing 12 Month Period for both the proposed Substituted Mortgaged Property and the proposed Collateral Release Property. Notwithstanding anything to the contrary contained herein, for purposes of making such underwriting determines with respect to the proposed Substituted Mortgaged Property, such determinations shall be made on the basis of a Valuation made with respect to the proposed Substituted Mortgaged Property, and otherwise in accordance with Fannie Mae’s DUS Underwriting Requirements, including applicable underwriting floors. Within 30 days after receipt of (a) the Collateral Substitution Request for the proposed Substituted Mortgaged Property and the proposed Collateral Release Property and (b) all reports, certificates and documents set forth on Exhibit EE to this Agreement, including a zoning analysis undertaken in accordance with Section 206 of the DUS Guide, the Lender shall notify the Borrower whether or not the proposed Substituted Mortgaged

Property meets the Coverage and LTV Tests and DUS Underwriting Requirements required by this Section 7.04(b)(iii), and therefore whether or not it shall consent to the addition of the proposed Substituted Mortgaged Property to the Collateral Pool in substitution of the proposed Collateral Release Property and, if it shall so consent, shall set forth the Aggregate Debt Service Coverage Ratios and the Aggregate Loan to Value Ratio which it estimates shall result from the substitution of the proposed Substituted Mortgaged Property into the Collateral Pool in replacement of the proposed Collateral Release Property. If the proposed Substituted Mortgaged Property does not meet the Coverage and LTV Tests and DUS Underwriting Requirements required by this Section 7.04(b)(iii), and therefore the Lender does not consent to the substitution of the proposed Substituted Mortgaged Property into the Collateral Pool in replacement of the proposed Collateral Release Property, the Lender shall include, in its notice, a brief statement of the reasons for doing so. Within five Business Days after receipt of the Lender’s notice that it shall consent to the substitution of the proposed Substituted Mortgaged Property into the Collateral Pool in replacement of the proposed Collateral Release Property, the Borrower shall notify the Lender whether or not they elect to cause such substitution to occur. If the Borrower fails to respond within the period of five Business Days, they shall be conclusively deemed to have elected not to cause the proposed substitution to occur.

          (iv)          Closing. If, pursuant to this Section 7.04, the Lender consents to the substitution of the proposed Substituted Mortgaged Property into the Collateral Pool in replacement of the proposed Collateral Release Property, the Borrower timely elects to cause such substitution to occur and all conditions contained in Section 7.04(c) are satisfied, the Lender shall permit the proposed Substituted Mortgaged Property to be substituted into the Collateral Pool in replacement of the proposed Collateral Release Property, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, and occurring --

(x)         if the substitution of the proposed Substituted Collateral Property is to occur simultaneously with the release of the proposed Collateral Released Property, within 30 days after the Lender’s receipt of the Borrower’s election (or on such other date to which the Borrower and the Lender may agree); or

(y)         if the substitution of the proposed Substituted Collateral Property is to occur subsequent to the release of the Collateral Release Property, within 90 days after the release of the Collateral Release Property in accordance with Section 7.02(c).

If, in the case of clause (y), the addition of the proposed Substituted Collateral Property to the Collateral Pool does not occur within 90 days or such longer period as approved by Lender, in its sole discretion, after the release of the Collateral Release Property in accordance with such clause (y), then the Borrower shall have waived its right to substitute such Collateral Release Property with the proposed Substituted Mortgaged Property, the Release Price shall be determined pursuant to Section 7.02(c) and the Borrower shall comply with the requirement set forth in Section 7.03. Such Release Price, or the applicable portion thereof, shall be credited under this Agreement and/or be immediately due and payable by the Borrower to the Lender to reduce the Advances Outstanding as required by, and in the manner set forth in, Section 7.02(d).

               (c)          Conditions Precedent to Substitution of a Substituted Mortgaged Property into the Collateral Pool. The substitution of a Substituted Mortgaged Property into the Collateral Pool in replacement of a Collateral Release Property on the Closing Date is subject to the satisfaction of the following conditions precedent:

          (i)          The proposed Substituted Mortgaged Property has a Debt Service Coverage Ratio for the Trailing 12 Month Period of not less than 140% and a Loan to Value Ratio of not more than 65% and immediately after giving effect to the requested addition, the Coverage and LTV Tests will be satisfied;

          (ii)          The Lender shall have made the determination, as a part of the underwriting evaluations made in accordance with Section 7.04(b)(iii), that (a) the Aggregate Debt Service Coverage Ratio immediately after giving effect to the proposed substitution will be equal to or higher than the Aggregate Debt Service Coverage Ratio immediately prior to the proposed substitution, and (ii) the Aggregate Loan to Value Ratio immediately after giving effect to the proposed substitution will be equal to or less than the Aggregate Loan to Ratio immediately prior to giving effect to the proposed substitution;

          (iii)          With respect to the release of the proposed Collateral Release Property, the Borrower shall have complied with Section 7.03 (other than clause (b) with respect to the requirement pertaining to Release Price);

(iv) The receipt by the Lender of the Collateral Substitution Fee and all legal fees and expenses payable by the Borrower in connection with the substitution pursuant to Section 16.04(b).

          (v)          The delivery to the Title Company, with fully executed instructions directing the Title Company to file and/or record in all applicable jurisdictions, all applicable Collateral Substitution Loan Documents required by Lender, including duly executed and delivered original copies of any Security Instruments and UCC-1 Financing Statements covering the portion of the Substituted Mortgaged Property comprised of personal property, and other appropriate documents, in form and substance satisfactory to the Lender and in form proper for recordation, as may be necessary in the opinion of the Lender to perfect the Lien created by the applicable additional Security Instrument, and any other Collateral Substitution Loan Document creating a Lien in favor of the Lender, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

          (vi)          If required by the Lender, amendments to the Notes and the Security Instruments, reflecting the addition of the Substituted Mortgaged Property to the Collateral Pool and, as to any Security Instrument so amended, the receipt by the Lender of an endorsement to the Title Insurance Policy insuring the Security Instrument, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than Permitted Liens;

          (vii)          If the Title Insurance Policy for the Substituted Mortgaged Property contains a Tie-In Endorsement, and endorsement to each other Title Insurance Policy containing a Tie-In Endorsement, adding a reference to the Substituted Mortgaged Property;

(viii) The delivery to the Lender of additional collateral or the repayment of Advances Outstanding to the extent required pursuant to Section 7.04(d); and

(ix) The satisfaction of all General Conditions set forth in Article XI.

               (d)          Restriction on Borrowings. In the case that the substitution of the proposed Substituted Mortgaged Property is not to occur simultaneously with the release of the proposed Collateral Release Property, from and after the release of the proposed Collateral Release Property until the addition of the proposed Substituted Mortgaged Property into the Collateral Pool in accordance with this Section 7.04, the Borrower shall not be permitted to have the aggregate unpaid principal balance of Loans Outstanding to be in excess of an amount equal to the then-existing Commitment minus the Allocable Credit Facility Amount attributable to the Collateral Release Property that was released, unless the Borrower shall have delivered to the Lender additional collateral reasonably acceptable to the Lender in an amount at least equal to such Allocable Credit Facility Amount. In the event that the aggregate unpaid principal balance of Advances Outstanding exceeds such amount (and additional collateral in an amount at least equal to the applicable Allocable Credit Facility Amount has not been delivered by the Borrower to the Lender), as a condition precedent to the substitution of a Substituted Mortgaged Property into the Collateral Pool, the Borrower shall pay such excess. Notwithstanding the foregoing, in no event shall the value of the additional collateral exceed 15% of the principal balance of the Loans Outstanding. Any payment received by the Lender under this Section 7.04(d) shall be applied against Loans Outstanding in the manner prescribed for Release Prices pursuant to Section 7.02. The additional collateral shall be released to the Borrower upon the addition of the applicable Substituted Mortgaged Property to the Collateral Pool in accordance with this Section 7.05.

ARTICLE VIII
EXPANSION OF CREDIT FACILITY

SECTION 8.01 Right to Increase Commitment. Subject to the terms, conditions and limitations of this Article, the Borrower shall have the right, at any time or from time to time during the Fixed Facility Availability Period, to increase the Fixed Facility Commitment, the Variable Facility Commitment, or both. Either Commitment may be increased by the addition of Collateral to the Collateral Pool and/or increases in the value of the Mortgaged Properties. The Borrower’s right to increase the Commitment is subject to the following limitations:

               (a)          Maximum Amount of Increase in Commitment. Notwithstanding the terms of this Agreement and Section 8.01 of the Other Credit Agreement, Borrower shall have the right, upon repayment in full of the loans secured by those certain Multifamily Residential

Properties identified on Exhibit HH (the “DUS Properties”), to increase the Commitment by an additional $163,392,000 (to a maximum Commitment of $600,000,000). Borrower acknowledges that the DUS Properties are currently subject to liens under the Fannie Mae Delegated Underwriting and Servicing program and are serviced by Lender. Borrower hereby agrees that the total commitment, when added to the commitment of the Lender to the Borrower under the Other Credit Agreement, shall not exceed $850,000,000.

               (b)          Minimum Request. Each Request for an increase in the Commitment shall be in the minimum amount of $3,000,000.

                (c)          Terms and Conditions. The terms and conditions of this Agreement shall apply to any increase in the Commitment closed not later than December 31, 2005. The terms and conditions (including pricing, other than in respect of an increase in the Commitment in an amount equal to or less than the Reserved Amount on which the Rate Preservation Fee has been paid, in which case the terms and conditions, including pricing, shall be as set forth in this Agreement) applicable to any increase in the Commitment after December 31, 2005 shall be acceptable to Lender in its discretion.

SECTION 8.02 Procedure for Obtaining Increases in Commitment.

               (a)          Request. In order to obtain an increase in the Commitment, the Borrower shall deliver a written request for an increase (a “Credit Facility Expansion Request”) to the Lender, in the form attached as Exhibit V to this Agreement. Each Credit Facility Expansion Request shall be accompanied by the following:

(i) A designation of the amount of the proposed increase;

(ii) A designation of the increase in the Fixed Facility Credit Commitment and the Variable Facility Credit Commitment;

          (iii)          If any Multifamily Residential Properties are proposed to be added to the Collateral Pool, a list of such Multifamily Residential Properties and evidence of compliance with the requirements of Article VI in connection with such addition;

(iv) [Intentionally Deleted];

(v) A request that the Lender inform the Borrower of the Fixed Facility Fee and the Variable Facility Fee to apply to Advances drawn from such increase in the Commitment.

               (b)          Closing. If all conditions contained in Section 8.03 are satisfied, the Lender shall permit the requested increase in the Commitment, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, and occurring within fifteen (15) Business Days after the Lender’s receipt of the Credit Facility Expansion Request (or on such other date to which the Borrower and the Lender may agree).

SECTION 8.03 Conditions Precedent to Increase in Commitment. The right of the Borrower to increase the Commitment is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

                    (a)          After giving effect to the requested increase the Coverage and LTV Tests will be satisfied;

                    (b)          Payment by the Borrower of the Expansion Origination Fee in accordance with Section 16.02(b) and all legal fees and expenses payable by the Borrower in connection with the expansion of the Commitment pursuant to Section 16.04(b);

                    (c)          The receipt by the Lender of an endorsement to each Title Insurance Policy, amending the effective date of the Title Insurance Policy to the Closing Date, increasing the limits of liability to the Commitment, as increased under this Article, showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date (or, if applicable, the last Closing Date with respect to which the Title Insurance Policy was endorsed), the Permitted Liens, and other exceptions approved by the Lender, together with any reinsurance agreements required by the Lender;

                    (d)          The receipt by the Lender of fully executed original copies of all Credit Facility Expansion Loan Documents, each of which shall be in full force and effect, and in form and substance satisfactory to the Lender in all respects;

                    (e)          if determined necessary by the Lender, the Borrower’s agreement to such geographical diversification requirements as the Lender may determine; and

                    (f)          The satisfaction of all applicable General Conditions set forth in Article XI.

ARTICLE IX
PARTIAL TERMINATION OF FACILITIES

SECTION 9.01 Right to Complete or Partial Termination of Facilities. Subject to the terms and conditions of this Article, the Borrower shall have the right to permanently reduce the Variable Facility Commitment and the Fixed Facility Commitment in accordance with the provisions of this Article.

SECTION 9.02 Procedure for Complete or Partial Termination of Facilities.

                    (a)          Request. In order to permanently reduce the Variable Facility Commitment or the Fixed Facility Commitment, the Borrower may deliver a written request for the reduction (“Facility Termination Request”) to the Lender, in the form attached as Exhibit W to this Agreement. A permanent reduction of the Variable Facility Commitment to $0 shall be referred to as a “Complete Variable Facility Termination.” A permanent reduction of the Fixed Facility Commitment to $0 shall be referred to as a “Complete Fixed Facility Termination.” The Facility Termination Request shall be accompanied by the following:

(i) A designation of the proposed amount of the reduction in the Variable Facility Commitment or Fixed Facility Commitment, as the case may be; and

                    (ii)          Unless there is a Complete Variable Facility Termination, or a Complete Fixed Facility Termination, a designation by the Borrower of any Variable Advances which will be prepaid or Fixed Advances which will be prepaid or defeased, as the case may be.

Any release of Collateral, whether or not made in connection with a Facility Termination Request, must comply with all conditions to a release which are set forth in Article VII.

                    (b)          Closing. If all conditions contained in Section 9.03 are satisfied, the Lender shall permit the Variable Facility Commitment or Fixed Facility Commitment as the case may be, to be reduced to the amount designated by the Borrower, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, within fifteen (15) Business Days after the Lender’s receipt of the Facility Termination Request (or on such other date to which the Borrower and the Lender may agree), by executing and delivering a counterpart of an amendment to this Agreement, in the form attached as Exhibit X to this Agreement, evidencing the reduction in the Facility Commitment. The document referred to in the preceding sentence is referred to in this Article as the “Facility Termination Document.”

SECTION 9.03 Conditions Precedent to Complete or Partial Termination of Facilities. The right of the Borrower to reduce the Facility Commitment and the obligation of the Lender to execute the Facility Termination Document, are subject to the satisfaction of the following conditions precedent on or before the Closing Date:

                    (a)          Payment by the Borrower in full of all of the Variable Advances Outstanding and Fixed Facility Advances Outstanding, as the case may be, required to be paid in order that the aggregate unpaid principal balance of all Variable Advances Outstanding and Fixed Facility Advances Outstanding, as the case may be, is not greater than the Variable Facility Commitment and Fixed Facility Commitment, as the case may be, including any associated prepayment premiums or other amounts due under the Notes (but if the Borrower is not required to prepay all of the Variable Advances or Fixed Facility Advances Outstanding, as the case may be, the Borrower shall have the right to select which of the Variable Advances or Fixed Facility Advances, as the case may be, shall be repaid);

                    (b)          Payment by the Borrower of the Facility Termination Fee;

                    (c)          Receipt by the Lender on the Closing Date of one or more counterparts of the Facility Termination Document, dated as of the Closing Date, signed by each of the parties (other than the Lender) who is a party to such Facility Termination Document; and

                    (d)          The satisfaction of all applicable General Conditions set forth in Article XI.

ARTICLE X
TERMINATION OF CREDIT FACILITY

SECTION 10.01 Right to Terminate Credit Facility. Subject to the terms and conditions of this Article, the Borrower shall have the right to terminate this Agreement and the Credit Facility and receive a release of all of the Collateral from the Collateral Pool in accordance with the provisions of this Article.

SECTION 10.02 Procedure for Terminating Credit Facility.

                    (a)          Request. In order to terminate this Agreement and the Credit Facility, the Borrower shall deliver a written request for the termination (“Credit Facility Termination Request”) to the Lender, in the form attached as Exhibit Y to this Agreement.

                    (b)          Closing. If all conditions contained in Section 10.03 are satisfied, this Agreement shall terminate, and the Lender shall cause all of the Collateral to be released from the Collateral Pool, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, within 30 Business Days after the Lender’s receipt of the Credit Facility Termination Request (or on such other date to which the Borrower and the Lender may agree), by executing and delivering, and causing all applicable parties to execute and deliver, all at the sole cost and expense of the Borrower, (i) instruments, in the form customarily used by the Lender for releases in the jurisdictions in which the Mortgaged Properties are located, releasing all of the Security Instruments as a Lien on the Mortgaged Properties, (ii) UCC-3 Termination Statements terminating all of the UCC-1 Financing Statements perfecting a Lien on the personal property located on the Mortgaged Properties, in form customarily used in the jurisdiction governing the perfection of the security interest being released, (iii) such other documents and instruments as the Borrower may reasonably request evidencing the release of the Collateral from any lien securing the Obligations (including a termination of any restriction on the use of any accounts relating to the Collateral) and the release and return to the Borrower of any and all escrowed amounts relating thereto, (iv) instruments releasing the Borrower from its obligations under this Agreement and any and all other Loan Documents, and (v) the Notes, each marked paid and canceled. The instruments referred to in the preceding sentence are referred to in this Article as the “Facility Termination Documents.”

SECTION 10.03 Conditions Precedent to Termination of Credit Facility. The right of the Borrower to terminate this Agreement and the Credit Facility and to receive a release of all of the Collateral from the Collateral Pool and the Lender’s obligation to execute and deliver the Facility Termination Documents on the Closing Date are subject to the following conditions precedent:

                    (a)          Payment by the Borrower in full of all of the Notes Outstanding on the Closing Date, including any associated prepayment premiums or other amounts due under the Notes and all other amounts owing by the Borrower to the Lender under this Agreement;

                    (b)          If applicable, Defeasance by the Borrower, in accordance with the provisions of Section 3.10 of this Agreement, with respect to all Fixed Facility Notes Outstanding on the Closing Date;

                    (c)          Payment of the Facility Termination Fee; and

                    (d)          The satisfaction of all applicable General Conditions set forth in Article XI.

ARTICLE XI
GENERAL CONDITIONS PRECEDENT TO ALL REQUESTS

          The obligation of the Lender to close the transaction requested in a Request shall be subject to the following conditions precedent (“General Conditions”) in addition to any other conditions precedent set forth in this Agreement:

SECTION 11.01 Conditions Applicable to All Requests. Each of the following conditions precedent shall apply to all Requests:

                    (a)          Payment of Expenses. The payment by the Borrower of the Lender’s reasonable fees and expenses payable in accordance with this Agreement.

                    (b)          No Material Adverse Change. Except in connection with a Credit Facility Termination Request, there has been no material adverse change in the financial condition, business or prospects of the Borrower or in the physical condition, operating performance or value of any of the Mortgaged Properties since the Initial Closing Date.

                    (c)          No Default. Except in connection with a Credit Facility Termination Request, there shall exist no Event of Default or Potential Event of Default on the Closing Date for the Request and, after giving effect to the transaction requested in the Request, no Event of Default or Potential Event of Default shall have occurred.

                    (d)          No Insolvency. Except in connection with a Credit Facility Termination Request, receipt by the Lender on the Closing Date for the Request of evidence satisfactory to the Lender that the Borrower is not insolvent (within the meaning of any applicable federal or state laws relating to bankruptcy or fraudulent transfers) or will be rendered insolvent by the transactions contemplated by the Loan Documents, including the making of a Future Advance, or, after giving effect to such transactions, will be left with an unreasonably small capital with which to engage in its business or undertakings, or will have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature or will have intended to hinder, delay or defraud any existing or future creditor.

                    (e)          No Untrue Statements. The Loan Documents shall not contain any untrue or misleading statement of a material fact and shall not fail to state a material fact necessary in order to make the information contained therein not misleading.

                    (f)          Representations and Warranties. Except in connection with a Credit Facility Termination Request, all representations and warranties made by the Borrower in the Loan Documents shall be true and correct in all material respects on the Closing Date for the Request with the same force and effect as if such representations and warranties had been made on and as of the Closing Date for the Request.

                    (g)          No Condemnation or Casualty. Except in connection with a Credit Facility Termination Request, there shall not be pending or threatened any condemnation or other taking, whether direct or indirect, against any Mortgaged Property and there shall not have occurred any casualty to any improvements located on any Mortgaged Property, which casualty would have a material adverse effect on the continued operations of such Mortgaged Property.

                    (h)          [Intentionally Deleted]

                    (i)          Delivery of Closing Documents. The receipt by the Lender of the following, each dated as of the Closing Date for the Request, in form and substance satisfactory to the Lender in all respects:

(i) A Compliance Certificate;

(ii) An Organizational Certificate; and

(iii) Such other documents, instruments, approvals (and, if requested by the Lender, certified duplicates of executed copies thereof) and opinions as the Lender may reasonably request.

                    (j)          Covenants. Except in connection with a Credit Facility Termination Request, the Borrower is in full compliance with each of the covenants set forth in Articles XIII, XIV and XV of this Agreement, without giving effect to any notice and cure rights of the Borrower.

SECTION 11.02 Delivery of Closing Documents Relating to Collateral Addition Request, Collateral Substitution Request, Credit Facility Expansion Request or Future Advance Request. With respect to the closing of a Collateral Addition Request, a Collateral Substitution Request, or a Credit Facility Expansion Request, it shall be a condition precedent that the Lender receives each of the following, each dated as of the Closing Date for the Request, in form and substance satisfactory to the Lender in all respects:

                    (a)          Loan Documents. Fully executed original copies of each Loan Document required to be executed in connection with the Request, duly executed and delivered by the parties thereto (other than the Lender), each of which shall be in full force and effect.

                    (b)          Opinion. Favorable opinions of counsel to the Borrower, as to the due organization and qualification of the Borrower, the due authorization, execution, delivery and enforceability of each Loan Document executed in connection with the Request and such other matters as the Lender may reasonably require.

SECTION 11.03 Delivery of Property-Related Documents. With respect to each of the Mortgaged Properties to be made part of the Collateral Pool on the Closing Date of a Collateral Addition Request or a Collateral Substitution Request, it shall be a condition precedent that the Lender receive each of the following, each dated as of the Closing Date of a Collateral Addition Request or a Collateral Substitution Request, as the case may be, in form and substance satisfactory to the Lender in all respects:

                    (a)          A favorable opinion of local counsel to the Borrower or the Lender as to the enforceability of the Security Instrument, and any other Loan Documents, executed in connection with the Request.

                    (b)          A commitment for the Title Insurance Policy applicable to the Mortgaged Property and a pro forma Title Insurance Policy based on the Commitment.

                    (c)          The Insurance Policy (or a certified copy of the Insurance Policy) applicable to the Mortgaged Property.

                    (d)          The Survey applicable to the Mortgaged Property.

                    (e)          Evidence satisfactory to the Lender of compliance of the Mortgaged Property with property laws as required by Sections 205 and 206 of Part III of the DUS Guide.

                    (f)          An Appraisal of the Mortgaged Property.

                    (g)          A Replacement Reserve Agreement, providing for the establishment of a replacement reserve account, to be pledged to the Lender, in which the owner shall (unless waived by the Lender) periodically deposit amounts for replacements for improvements at the Mortgaged Property and as additional security for the Borrower’s obligations under the Loan Documents.

                    (h)          A Completion/Repair and Security Agreement, together with required escrows, on the standard form required by the DUS Guide.

                    (i)          An Assignment of Management Agreement, on the standard form required by the DUS Guide.

                    (j)          An Assignment of Leases and Rents, if the Lender determines one to be necessary or desirable, provided that the provisions of any such assignment shall be substantively identical to those in the Security Instrument covering the Collateral, with such modifications as may be necessitated by applicable state or local law.

ARTICLE XII
REPRESENTATIONS AND WARRANTIES

SECTION 12.01 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lender as follows:

(a) Due Organization; Qualification.

                    (1)          The REIT is qualified to transact business and is in good standing in the State of Tennessee. The Borrower is qualified to transact business and is in good standing in the State in which it is organized and in each other jurisdiction in which such qualification and/or standing is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability of the Borrower to perform the Obligations under this Agreement and the other Loan Documents. The Borrower is qualified to transact business and is in good standing in each State in which it owns a Mortgaged Property.

(2) The Borrower’s principal place of business, principal office and office where it keeps its books and records as to the Collateral is located at the address set out in Section 23.08.

                    (b)          Power and Authority. The Borrower has the requisite power and authority (i) to own its properties and to carry on its business as now conducted and as contemplated to be conducted in connection with the performance of the Obligations hereunder and under the other Loan Documents and (ii) to execute and deliver this Agreement and the other Loan Documents and to carry out the transactions contemplated by this Agreement and the other Loan Documents.

                    (c)          Due Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents have been duly authorized by all necessary action and proceedings by or on behalf of the Borrower, and no further approvals or filings of any kind, including any approval of or filing with any Governmental Authority, are required by or on behalf of the Borrower as a condition to the valid execution, delivery and performance by the Borrower of this Agreement or any of the other Loan Documents.

                    (d)          Valid and Binding Obligations. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally or by equitable principles or by the exercise of discretion by any court.

                    (e)          Non-contravention; No Liens. Neither the execution and delivery of this Agreement and the other Loan Documents, nor the fulfillment of or compliance with the terms and conditions of this Agreement and the other Loan Documents nor the performance of the Obligations:

                    (1)          does or will conflict with or result in any breach or violation of any Applicable Law enacted or issued by any Governmental Authority or other agency having jurisdiction over the Borrower, any of the Mortgaged Properties or any other portion of the Collateral or other assets of the Borrower, or any judgment or order applicable to the Borrower or to which the Borrower, any of the Mortgaged Properties or other assets of the Borrower is subject;

                    (2)          does or will conflict with or result in any material breach or violation of, or constitute a default under, any of the terms, conditions or provisions of the Borrower’s Organizational Documents, any indenture, existing agreement or other instrument to which the Borrower is a party or to which the Borrower, any of the Mortgaged Properties or any other portion of the Collateral or other assets of the Borrower is subject;

(3) does or will result in or require the creation of any Lien on all or any portion of the Collateral or any of the Mortgaged Properties, except for the Permitted Liens; or

(4) does or will require the consent or approval of any creditor of the Borrower, any Governmental Authority or any other Person except such consents or approvals which have already been obtained.

                    (f)          Pending Litigation or other Proceedings. There is no pending or, to the best knowledge of the Borrower, threatened action, suit, proceeding or investigation, at law or in equity, before any court, board, body or official of any Governmental Authority or arbitrator against or affecting any Mortgaged Property or any other portion of the Collateral or other assets of the Borrower, which, if decided adversely to the Borrower, would have, or may reasonably be expected to have, a Material Adverse Effect. The Borrower is not in default with respect to any order of any Governmental Authority.

                    (g)          Solvency. The Borrower is not insolvent and will not be rendered insolvent by the transactions contemplated by this Agreement or the other Loan Documents and after giving effect to such transactions, the Borrower will not be left with an unreasonably small amount of capital with which to engage in its business or undertakings, nor will the Borrower has incurred, have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Borrower did not receive less than a reasonably equivalent value in exchange for incurrence of the Obligations. There (i) is no contemplated, pending or, to the best of the Borrower’s knowledge, threatened bankruptcy, reorganization, receivership, insolvency or like proceeding, whether voluntary or involuntary, affecting the Borrower or any of the Mortgaged Properties and (ii) has been no assertion or exercise of jurisdiction over the Borrower or any of the Mortgaged Properties by any court empowered to exercise bankruptcy powers.

                    (h)          No Contractual Defaults. There are no defaults by the Borrower or, to the knowledge of the Borrower, by any other Person under any contract to which the Borrower is a party relating to any Mortgaged Property, including any management, rental, service, supply, security, maintenance or similar contract, other than defaults which do not have, and are not reasonably expected to have, a Material Adverse Effect. Neither the Borrower nor, to the knowledge of the Borrower, any other Person, has received notice or has any knowledge of any existing circumstances in respect of which it could receive any notice of default or breach in respect of any contracts affecting or concerning any Mortgaged Property.

                    (i)          Compliance with the Loan Documents. The Borrower is in compliance with all provisions of the Loan Documents to which it is a party or by which it is bound. The representations and warranties made by the Borrower in the Loan Documents are true, complete and correct as of the Closing Date and do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                    (j)          ERISA.

          1.          The Borrower is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the assets of Borrower do not constitute “plan assets” of one or more such plans within the meaning of 29 Code of Federal Regulations (“C.F.R.”) Section 2510.3-101 or the Advances from Lender to Borrower described hereunder are exempt from the restrictions of Section 406(a)(1)(A) through (D) of ERISA as well as from the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code of 1986, as amended (“Code”), by reason of Department of Labor Prohibited Transaction Exemption 96-23 (“INHAM Exemption”).

          2.          The Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA.

          3.          The Borrower and transactions with the Borrower are not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans.

          4.          One or more of the following circumstances is/are true:

                    (i)          Equity interests in the Borrower are publicly offered securities within the meaning of 29 C.F.R. Section 2510.3-101(b)(2).

                    (ii)         Less than twenty-five percent (25%) of all equity interests in the Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. Section 2510.3-101(f)(2).

                    (iii)        The Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e).

                    (iv)         The Advances are exempt from the restrictions of Section 406(a)(1)(A) through (D) of ERISA as well as from the taxes imposed by Section 4975(a) and (b) of the Code.

                    (k)          Financial Information. The financial projections relating to the Borrower and delivered to the Lender on or prior to the date hereof, if any, were prepared on the basis of assumptions believed by the Borrower, in good faith at the time of preparation, to be reasonable and the Borrower is not aware of any fact or information that would lead it to believe that such assumptions are incorrect or misleading in any material respect; provided, however, that no representation or warranty is made that any result set forth in such financial projections shall be achieved. The financial statements of the Borrower which have been furnished to the Lender are complete and accurate in all material respects and present fairly the financial condition of the Borrower, as of its date in accordance with GAAP, applied on a consistent basis, and since the date of the most recent of such financial statements no event has occurred which would have, or may reasonably be expected to have a Material Adverse Effect, and there has not been any material transaction entered into by the Borrower other than transactions in the ordinary course of business. The Borrower has no material contingent obligations which are not otherwise disclosed in its most recent financial statements.

                    (l)          Accuracy of Information. No information, statement or report furnished in writing to the Lender by the Borrower in connection with this Agreement or any other Loan

Document or in connection with the consummation of the transactions contemplated hereby and thereby contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and the representations and warranties of the Borrower and the statements, information and descriptions contained in the Borrower’s closing certificates, as of the Closing Date, are true, correct and complete in all material respects, do not contain any untrue statement or misleading statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary to make the certifications, representations, warranties, statements, information and descriptions contained therein, in light of the circumstances under which they were made, not misleading; and the estimates and the assumptions contained herein and in any certificate of the Borrower delivered as of the Closing Date are reasonable and based on the best information available to the Borrower.

                    (m)          No Conflicts of Interest. To the best knowledge of the Borrower, no member, officer, agent or employee of the Lender has been or is in any manner interested, directly or indirectly, in that Person’s own name, or in the name of any other Person, in the Loan Documents, the Borrower or any Mortgaged Property, in any contract for property or materials to be furnished or used in connection with such Mortgaged Property or in any aspect of the transactions contemplated by the Loan Documents.

                    (n)          Governmental Approvals. No Governmental Approval not already obtained or made is required for the execution and delivery of this Agreement or any other Loan Document or the performance of the terms and provisions hereof or thereof by the Borrower.

                    (o)          Governmental Orders. The Borrower is not presently under any cease or desist order or other orders of a similar nature, temporary or permanent, of any Governmental Authority which would have the effect of preventing or hindering performance of its duties hereunder, nor are there any proceedings presently in progress or to its knowledge contemplated which would, if successful, lead to the issuance of any such order.

                    (p)          No Reliance. The Borrower acknowledges, represents and warrants that it understands the nature and structure of the transactions contemplated by this Agreement and the other Loan Documents, that it is familiar with the provisions of all of the documents and instruments relating to such transactions; that it understands the risks inherent in such transactions, including the risk of loss of all or any of the Mortgaged Properties; and that it has not relied on the Lender or Fannie Mae for any guidance or expertise in analyzing the financial or other consequences of the transactions contemplated by this Agreement or any other Loan Document or otherwise relied on the Lender or Fannie Mae in any manner in connection with interpreting, entering into or otherwise in connection with this Agreement, any other Loan Document or any of the matters contemplated hereby or thereby.

                    (q)          Compliance with Applicable Law. The Borrower is in compliance with Applicable Law, including all Governmental Approvals, if any, except for such items of noncompliance that, singly or in the aggregate, have not had and are not reasonably expected to cause, a Material Adverse Effect.

                    (r)          Contracts with Affiliates. Except as otherwise approved in writing by the Lender, the Borrower has not entered into and is not a party to any contract, lease or other agreement with any Affiliate of the Borrower for the provision of any service, materials or supplies to any Mortgaged Property (including any contract, lease or agreement for the provision of property management services, cable television services or equipment, gas, electric or other utilities, security services or equipment, laundry services or equipment or telephone services or equipment). The Lender hereby approves the property management agreements set forth on Exhibit AA to this Agreement.

                    (s)          Lines of Business. The Borrower is not engaged in any businesses other than the acquisition, ownership, development, construction, leasing, financing or management of Multifamily Residential Properties, and the conduct of these businesses does not violate the Organizational Documents pursuant to which it is formed.

                    (t)          Status as a Real Estate Investment Trust. The REIT is qualified, and is taxed as, a real estate investment trust under Subchapter M of the Internal Revenue Code, and is not engaged in any activities which would jeopardize such qualification and tax treatment.

SECTION 12.02 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lender as follows with respect to each of the Mortgaged Properties:

                    (a)          Title. The Borrower has good, valid, marketable and indefeasible title to each Mortgaged Property (either in fee simple or as tenant under a ground lease meeting all of the requirements of the DUS Guide), free and clear of all Liens whatsoever except the Permitted Liens. Each Security Instrument, if and when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create a valid, perfected first lien on the Mortgaged Property intended to be encumbered thereby (including the Leases related to such Mortgaged Property and the rents and all rights to collect rents under such Leases), subject only to Permitted Liens. Except for any Permitted Liens, there are no Liens or claims for work, labor or materials affecting any Mortgaged Property which are or may be prior to, subordinate to, or of equal priority with, the Liens created by the Loan Documents. The Permitted Liens do not have, and may not reasonably be expected to have, a Material Adverse Effect.

                    (b)          Impositions. The Borrower has filed all property and similar tax returns required to have been filed by it with respect to each Mortgaged Property and has paid and discharged, or caused to be paid and discharged, all installments for the payment of all Taxes due to date, and all other material Impositions imposed against, affecting or relating to each Mortgaged Property other than those which have not become due, together with any fine, penalty, interest or cost for nonpayment pursuant to such returns or pursuant to any assessment received by it, provided, however, that if the Borrower contests in good faith and by appropriate proceeding the validity or applicability of any Imposition, provides to the Lender security in such amount and in such form as the Lender may reasonably require, then compliance with the Imposition in question shall be suspended during the pendency of such contest. The Borrower has no knowledge of any new proposed Tax, levy or other governmental or private assessment or charge in respect of any Mortgaged Property which has not been disclosed in writing to the Lender.

                    (c)          Zoning. Each Mortgaged Property complies in all material respects with all Applicable Laws affecting such Mortgaged Property. Without limiting the foregoing, all material Permits, including certificates of occupancy, to the extent issued by the relevant jurisdiction, have been issued and are in full force and effect. Neither the Borrower nor, to the knowledge of the Borrower, any former owner of any Mortgaged Property, has received any written notification or threat of any actions or proceedings regarding the noncompliance or nonconformity of any Mortgaged Property with any Applicable Laws or Permits, nor is the Borrower otherwise aware of any such pending actions or proceedings.

                    (d)          Leases. The Borrower has delivered to the Lender a true and correct copy of their form apartment lease for each Mortgaged Property (and, with respect to leases executed prior to the date on which the Borrower first owned the Mortgaged Property, the form apartment lease used for such leases), and each Lease with respect to such Mortgaged Property is in the form thereof, with no material modifications thereto, except as previously disclosed in writing to the Lender. Except as set forth in a Rent Roll, no Lease for any unit in any Mortgaged Property (i) is for a term in excess of one year, including any renewal or extension period unless such renewal or extension period is subject to termination by the Borrower upon not more than 30 days’ written notice, (ii) provides for prepayment of more than one month’s rent, or (iii) was entered into in other than the ordinary course of business.

                    (e)          Rent Roll. The Borrower has executed and delivered to the Lender a Rent Roll for each Mortgaged Property, each dated as of and delivered within 30 days prior to the Closing Date. Each Rent Roll sets forth each and every unit subject to a Lease which is in full force and effect as of the date of such Rent Roll. The information set forth on each Rent Roll is true, correct and complete in all material respects as of its date and there has occurred no material adverse change in the information shown on any Rent Roll from the date of each such Rent Roll to the Closing Date. Except as disclosed in the Rent Roll with respect to each Mortgaged Property or otherwise previously disclosed in writing to the Lender, no Lease is in effect as of the date of the Rent Roll with respect to such Mortgaged Property.

                    (f)          Status of Landlord under Leases. Except for any assignment of leases and rents which is a Permitted Lien or which is to be released in connection with the consummation of the transactions contemplated by this Agreement, the Borrower is the owner and holder of the landlord’s interest under each of the Leases of units in each Mortgaged Property and there are no prior outstanding assignments of any such Lease, or any portion of the rents, additional rents, charges, issues or profits due and payable or to become due and payable thereunder.

                    (g)          Enforceability of Leases. Each Lease constitutes the legal, valid and binding obligation of the Borrower and, to the knowledge of the Borrower, of each of the other parties thereto, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization or other similar laws relating to creditors’ rights generally, and equitable principles, and except as disclosed in writing to the Lender, no notice of any default by the Borrower which remains uncured has been sent by any tenant under any such Lease, other than defaults which do not have, and are not reasonably expected to have, a Material Adverse Effect on the Mortgaged Property subject to the Lease.

                    (h)          No Lease Options. All premises demised to tenants under Leases are occupied by such tenants as tenants only. No Lease contains any option or right to purchase, right of first refusal or any other similar provisions. No option or right to purchase, right of first refusal, purchase contract or similar right exists with respect to any Mortgaged Property.

                    (i)          Insurance. The Borrower has delivered to the Lender true and correct certified copies of all Insurance Policies currently in effect as of the date of this Agreement with respect to the Mortgaged Property which it owns. Each such Insurance Policy complies in all material respects with the requirements set forth in the Loan Documents.

                    (j)          Tax Parcels. Each Mortgaged Property is on one or more separate tax parcels, and each such parcel (or parcels) is (or are) separate and apart from any other property.

                    (k)          Encroachments. Except as disclosed on the Survey with respect to each Mortgaged Property, none of the improvements located on any Mortgaged Property encroaches upon the property of any other Person or upon any easement encumbering the Mortgaged Property, nor lies outside of the boundaries and building restriction lines of such Mortgaged Property and no improvement located on property adjoining such Mortgaged Property lies within the boundaries of or in any way encroaches upon such Mortgaged Property.

                    (l)          Independent Unit. Except for Permitted Liens and as disclosed on Exhibit BB to this Agreement, or as disclosed in a Title Insurance Policy or Survey for the Mortgaged Property, each Mortgaged Property is an independent unit which does not rely on any drainage, sewer, access, parking, structural or other facilities located on any Property not included either in such Mortgaged Property or on public or utility easements for the (i) fulfillment of any zoning, building code or other requirement of any Governmental Authority that has jurisdiction over such Mortgaged Property, (ii) structural support, or (iii) the fulfillment of the requirements of any Lease or other agreement affecting such Mortgaged Property. The Borrower, directly or indirectly, has the right to use all amenities, easements, public or private utilities, parking, access routes or other items necessary or currently used for the operation of each Mortgaged Property. All public utilities are installed and operating at each Mortgaged Property and all billed installation and connection charges have been paid in full. Each Mortgaged Property is either (x) contiguous to or (y) benefits from an irrevocable unsubordinated easement permitting access from such Mortgaged Property to a physically open, dedicated public street, and has all necessary permits for ingress and egress and is adequately serviced by public water, sewer systems and utilities. No building or other improvement not located on a Mortgaged Property relies on any part of the Mortgaged Property to fulfill any zoning requirements, building code or other requirement of any Governmental Authority that has jurisdiction over the Mortgaged Property, for structural support or to furnish to such building or improvement any essential building systems or utilities.

                    (m)          Condition of the Mortgaged Properties. Except as disclosed in any third party report delivered to the Lender prior to the date on which the Borrower’s Mortgaged Property is added to the Collateral Pool, or otherwise disclosed in writing by the Borrower to the

Lender prior to such date, each Mortgaged Property is in good condition, order and repair, there exist no structural or other material defects in such Mortgaged Property (whether patent or, to the best knowledge of the Borrower, latent or otherwise) and the Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in such Mortgaged Property, or any part of it, which would adversely affect the insurability of such Mortgaged Property or cause the imposition of extraordinary premiums or charges for insurance or of any termination or threatened termination of any policy of insurance or bond. No claims have been made against any contractor, architect or other party with respect to the condition of any Mortgaged Property or the existence of any structural or other material defect therein. No Mortgaged Property has been materially damaged by casualty which has not been fully repaired or for which insurance proceeds have not been received or are not expected to be received except as previously disclosed in writing to the Lender. There are no proceedings pending for partial or total condemnation of any Mortgaged Property except as disclosed in writing to the Lender.

SECTION 12.03 Representations and Warranties of the Lender. The Lender hereby represents and warrants to the Borrower as follows:

                    (a)          Due Organization. The Lender is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                    (b)          Power and Authority. The Lender has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

                    (c)          Due Authorization. The execution and delivery by the Lender of this Agreement, and the consummation by it of the transactions contemplated thereby, and the performance by it of its obligations thereunder, have been duly and validly authorized by all necessary action and proceedings by it or on its behalf.

ARTICLE XIII
AFFIRMATIVE COVENANTS OF THE BORROWER

The Borrower agrees and covenants with the Lender that, at all times during the Term of this Agreement:

SECTION 13.01 Compliance with Agreements. The Borrower shall comply with all the terms and conditions of each Loan Document to which it is a party or by which it is bound; provided, however, that the Borrower’s failure to comply with such terms and conditions shall not be an Event of Default until the expiration of the applicable notice and cure periods, if any, specified in the applicable Loan Document.

SECTION 13.02 Maintenance of Existence. The Borrower shall maintain its existence and continue to be a limited partnership or corporation, as the case may be, organized under the laws of the state of its organization. The Borrower shall continue to be duly qualified to do business in each jurisdiction in which such qualification is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability to perform, its obligations under this Agreement or any other Loan Document.

SECTION 13.03 Maintenance of REIT Status. During the Term of this Agreement, the REIT shall qualify, and be taxed as, a real estate investment trust under Subchapter M of the Internal Revenue Code, and will not be engaged in any activities which would jeopardize such qualification and tax treatment.

SECTION 13.04 Financial Statements; Accountants’ Reports; Other Information. The Borrower shall keep and maintain at all times complete and accurate books of accounts and records in sufficient detail to correctly reflect (x) all of the Borrower’s financial transactions and assets and (y) the results of the operation of each Mortgaged Property and copies of all written contracts, Leases and other instruments which affect each Mortgaged Property (including all bills, invoices and contracts for electrical service, gas service, water and sewer service, waste management service, telephone service and management services). In addition, the Borrower shall furnish, or cause to be furnished, to the Lender:

                    (a)          Annual Financial Statements. As soon as available, and in any event within 90 days after the close of its fiscal year during the Term of this Agreement, the audited balance sheet of the REIT and its Subsidiaries as of the end of such fiscal year, the audited statement of income, equity and retained earnings of the REIT and its Subsidiaries for such fiscal year and the audited statement of cash flows of the REIT and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, prepared in accordance with GAAP, consistently applied, and accompanied by a certificate of the REIT’s independent certified public accountants to the effect that such financial statements have been prepared in accordance with GAAP, consistently applied, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated, with such certification to be free of exceptions and qualifications as to the scope of the audit or as to the going concern nature of the business.

                    (b)          Quarterly Financial Statements. As soon as available, and in any event within 45 days after each of the first three fiscal quarters of each fiscal year during the Term of this Agreement, the unaudited balance sheet of the REIT and its Subsidiaries as of the end of such fiscal quarter, the unaudited statement of income and retained earnings of the REIT and its Subsidiaries and the unaudited statement of cash flows of the REIT and its Subsidiaries for the portion of the fiscal year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, accompanied by a certificate of the Chief Financial Officer of the REIT to the effect that such financial statements have been prepared in accordance with GAAP, consistently applied, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated subject to year end adjustments in accordance with GAAP.

                    (c)          Quarterly Property Statements. As soon as available, and in any event within 45 days after each Calendar Quarter, a statement of income and expenses of each Mortgaged Property accompanied by a certificate of the Chief Financial Officer of the REIT to the effect that each such statement of income and expenses fairly, accurately and completely presents the operations of each such Mortgaged Property for the period indicated.

                    (d)          Annual Property Statements. On an annual basis within forty-five (45) days of the end of its fiscal year, an annual statement of income and expenses of each Mortgaged Property accompanied by a certificate of the Chief Financial Officer of the REIT to the effect that each such statement of income and expenses fairly, accurately and completely presents the operations of each such Mortgaged Property for the period indicated.

                    (e)          Updated Rent Rolls. Upon the Lender’s request (but not more frequently than quarterly), a current Rent Roll for each Mortgaged Property, showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable, the rent paid and any other information requested by the Lender and accompanied by a certificate of the Chief Financial Officer of the REIT to the effect that each such Rent Roll fairly, accurately and completely presents the information required therein.

                    (f)          Security Deposit Information. Upon the Lender’s request, an accounting of all security deposits held in connection with any Lease of any part of any Mortgaged Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name and telephone number of the person to contact at such financial institution, along with any authority or release necessary for the Lender to access information regarding such accounts.

                    (g)          Security Law Reporting Information. So long as the REIT is a reporting company under the Securities and Exchange Act of 1934, promptly upon becoming available, (a) copies of all financial statements, reports and proxy statements sent or made available generally by the Borrower, or any of its Affiliates, to their respective security holders, (b) all regular and periodic reports and all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or a similar form) and prospectuses, if any, filed by the Borrower, or any of its Affiliates, with the Securities and Exchange Commission or other Governmental Authorities, and (c) all statements made available generally by the Borrower, or any of their Affiliates, to the public concerning material developments in the business of the REIT or other party.

                    (h)          Accountants’ Reports. Promptly upon receipt thereof, copies of any reports or management letters submitted to the Borrower by its independent certified public accountants in connection with the examination of its financial statements made by such accountants (except for reports otherwise provided pursuant to subsection (a) above); provided, however, that the Borrower shall only be required to deliver such reports and management letters to the extent that they relate to the Borrower or any Mortgaged Property.

                    (i)          Annual Budgets. Promptly, and in any event within 60 days after the start of its fiscal year, an annual budget for each Mortgaged Property for such fiscal year, setting forth an estimate of all of the costs and expenses, including capital expenses, of maintaining and operating each Mortgaged Property.

                    (j)          REIT Plans and Projections. If prepared by the REIT, within 90 days after the beginning of each fiscal year, copies of (1) the REIT’s business plan for the current and the succeeding two fiscal years, (2) the REIT’s annual budget (including capital expenditure budgets) and projections for each Mortgaged Property; and (3) the REIT’s financial projections for the current and the succeeding two fiscal years, as prepared by the REIT’s Chief Financial Officer and in a format and with such detail as the Lender may require.

                    (k)          Strategic Plan. Within 90 days after the end of each fiscal year of the REIT, the REIT shall deliver to the Lender a written narrative discussing the REIT’s publicly disclosed short and long range plans, including its plans for operations, mergers, acquisitions and management, and accompanied by supporting financial projections and schedules, certified by a member of Senior Management as true, correct and complete (“Strategic Plan”) If the REIT’s or the Borrower’s Strategic Plan materially changes, then such person shall deliver to the Lender the Strategic Plan as so changed.

                    (l)          Annual Rental and Sales Comparable Analysis. Within 30 days after the Lender’s request, a rental and sales comparable analysis of the local real estate market in which each Mortgaged Property is located, in a form approved by the Lender.

                    (m)          Federal Tax Returns. Upon request of Lender, the Federal Tax Returns of the REIT.

                    (n)          Other Reports. Promptly upon receipt thereof, all schedules, financial statements or other similar reports delivered by the Borrower pursuant to the Loan Documents or requested by the Lender with respect to the Borrower’s business affairs or condition (financial or otherwise) or any of the Mortgaged Properties.

                    (o)          Certification. All certifications required to be delivered pursuant to this Section 13.04 shall run directly to and be for the benefit of Lender and Fannie Mae.

SECTION 13.05 Certificate of Compliance. The Borrower shall deliver to the Lender concurrently with the delivery of the financial statements and/or reports required to be delivered pursuant to Section 13.04 (a) and (b) above a certificate signed by the Chief Financial Officer of the REIT stating that, to the best knowledge of such individual following reasonable inquiry, (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 15.02 through 15.08 on the date of such financial statements, and (ii) stating that, to the best knowledge of such individual following reasonable inquiry, no Event of Default or Potential Event of Default has occurred, or if an Event of Default or Potential Event of Default has occurred, specifying the nature thereof in reasonable detail and the action which the Borrower is taking or proposes to take with respect thereto. Any certificate required by this Section 13.05 shall run directly to and be for the benefit of Lender and Fannie Mae.

SECTION 13.06 Maintain Licenses. The Borrower shall procure and maintain in full force and effect all licenses, Permits, charters and registrations which are material to the conduct of its business and shall abide by and satisfy all terms and conditions of all such licenses, Permits, charters and registrations.

SECTION 13.07 Access to Records; Discussions With Officers and Accountants. To the extent permitted by law and in addition to the applicable requirements of the Security Instruments, the Borrower shall permit the Lender:

                    (a)          to inspect, make copies and abstracts of, and have reviewed or audited, such of the Borrower’s books and records as may relate to the Obligations or any Mortgaged Property;

                    (b)          to discuss the Borrower’s affairs, finances and accounts with the Borrower’s officers, partners and employees;

                    (c)          to discuss the Mortgage Properties’ conditions, operations or maintenance with the managers of such Mortgaged Properties and the officers and employees of the Borrower;

                    (d)          to discuss the Borrower’s affairs, finances and accounts with its independent public accountants; and

                    (e)          to receive any other information that the Lender deems reasonably necessary or relevant in connection with any Advance, any Loan Document or the Obligations.

Notwithstanding the foregoing, prior to an Event of Default or Potential Event of Default and in the absence of an emergency, all inspections shall be conducted at reasonable times during normal business hours upon reasonable notice to the Borrower.

SECTION 13.08 Inform the Lender of Material Events. The Borrower shall promptly inform the Lender in writing of any of the following (and shall deliver to the Lender copies of any related written communications, complaints, orders, judgments and other documents relating to the following) of which the Borrower has actual knowledge:

                    (a)          Defaults. The occurrence of any Event of Default or any Potential Event of Default under this Agreement or any other Loan Document;

                    (b)          Regulatory Proceedings. The commencement of any rulemaking or disciplinary proceeding or the promulgation of any proposed or final rule which would have, or may reasonably be expected to have, a Material Adverse Effect;

                    (c)          Legal Proceedings. The commencement or threat of, or amendment to, any proceedings by or against the Borrower in any Federal, state or local court or before any Governmental Authority, or before any arbitrator, which, if adversely determined, would have, or at the time of determination may reasonably be expected to have, a Material Adverse Effect;

                    (d)          Bankruptcy Proceedings. The commencement of any proceedings by or against the Borrower under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official is sought to be appointed for it;

                    (e)          Regulatory Supervision or Penalty. The receipt of notice from any Governmental Authority having jurisdiction over the Borrower that (A) the Borrower is being placed under regulatory supervision, (B) any license, Permit, charter, membership or registration material to the conduct of the Borrower’s business or the Mortgaged Properties is to be suspended or revoked or (C) the Borrower is to cease and desist any practice, procedure or policy employed by the Borrower, as the case may be, in the conduct of its business, and such cessation would have, or may reasonably be expected to have, a Material Adverse Effect;

                    (f)          Environmental Claim. The receipt from any Governmental Authority or other Person of any notice of violation, claim, demand, abatement, order or other order or direction (conditional or otherwise) for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, pollution, contamination or other adverse effects on the environment, removal, cleanup or remedial action or for fines, penalties or restrictions, resulting from or based upon (a) the existence or occurrence, or the alleged existence or occurrence, of a Hazardous Substance Activity or (b) the violation, or alleged violation, of any Hazardous Materials Laws in connection with any Mortgaged Property or any of the other assets of the Borrower;

                    (g)          Material Adverse Effects. The occurrence of any act, omission, change or event which has a Material Adverse Effect, subsequent to the date of the most recent audited financial statements of the Borrower delivered to the Lender pursuant to Section 13.04;

                    (h)          Accounting Changes. Any material change in the Borrower’s accounting policies or financial reporting practices;

                    (i)          Legal and Regulatory Status. The occurrence of any act, omission, change or event, including any Governmental Approval, the result of which is to change or alter in any way the legal or regulatory status of the Borrower; and

                    (j)          Default on Indebtedness. The occurrence of any event that results in or could result in (i) any imminent default, default or waiver of default in respect of any Indebtedness having an unpaid principal balance of $1,000,000 or more, (ii) the failure of the Borrower to pay when due or within any applicable grace period any Indebtedness of the Borrower, or (iii) any Indebtedness of the Borrower becoming due and payable before its normal maturity by reason of a default or event of default, however described, or any other event of default shall occur and continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness.

SECTION 13.09 Intentionally Omitted.

SECTION 13.10 Inspection. The Borrower shall permit any Person designated by the Lender: (i) to make entries upon and inspections of the Mortgaged Properties; and (ii) to otherwise verify, examine and inspect the amount, quantity, quality, value and/or condition of, or any other matter relating to, any Mortgaged Property; provided, however, that prior to an Event of Default or Potential Event of Default and in the absence of an emergency, all such entries, examinations and inspections shall be conducted at reasonable times during normal business hours upon reasonable notice to the Borrower.

SECTION 13.11 Compliance with Applicable Laws. The Borrower shall comply in all material respects with all Applicable Laws now or hereafter affecting any Mortgaged Property or any part of any Mortgaged Property or requiring any alterations, repairs or improvements to any Mortgaged Property. The Borrower shall procure and continuously maintain in full force and effect, and shall abide by and satisfy all material terms and conditions of all Permits.

SECTION 13.12 Warranty of Title. The Borrower shall warrant and defend (a) the title to each Mortgaged Property and every part of each Mortgaged Property, subject only to Permitted Liens, and (b) the validity and priority of the lien of the applicable Loan Documents, subject only to Permitted Liens, in each case against the claims of all Persons whatsoever. The Borrower shall reimburse the Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by the Lender if an interest in any Mortgaged Property, other than with respect to a Permitted Lien, is claimed by others.

SECTION 13.13 Defense of Actions. The Borrower shall appear in and defend any action or proceeding purporting to affect the security for this Agreement or the rights or power of the Lender hereunder, and shall pay all costs and expenses, including the cost of evidence of title and reasonable attorneys’ fees, in any such action or proceeding in which the Lender may appear. If the Borrower fails to perform any of the covenants or agreements contained in this Agreement, or if any action or proceeding is commenced that is not diligently defended by the Borrower which affects in any material respect the Lender’s interest in any Mortgaged Property or any part thereof, including eminent domain, code enforcement or proceedings of any nature whatsoever under any Applicable Law, whether now existing or hereafter enacted or amended, then the Lender may, but without obligation to do so and without notice to or demand upon the Borrower and without releasing the Borrower from any Obligation, make such appearances, disburse such sums and take such action as the Lender deems necessary or appropriate to protect the Lender’s interest, including disbursement of attorney’s fees, entry upon such Mortgaged Property to make repairs or take other action to protect the security of said Mortgaged Property, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of the Lender appears to be prior or superior to the Loan Documents. In the event (i) that any Security Instrument is foreclosed in whole or in part or that any Loan Document is put into the hands of an attorney for collection, suit, action or foreclosure, or (ii) of the foreclosure of any mortgage, deed to secure debt, deed of trust or other security instrument prior to or subsequent to any Security Instrument or any Loan Document in which proceeding the Lender is made a party or (iii) of the bankruptcy of the Borrower or an assignment by the Borrower for the benefit of their respective creditors, the Borrower shall be chargeable with and agrees to pay all reasonable costs of collection and defense, including actual attorneys’ fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

SECTION 13.14 Alterations to the Mortgaged Properties. Except as otherwise provided in the Loan Documents, the Borrower shall have the right to undertake any alteration, improvement, demolition, removal or construction (collectively, “Alterations”) to the Mortgaged Property which it owns without the prior consent of the Lender; provided, however, that in any case, no such Alteration shall be made to any Mortgaged Property without the prior written consent of the Lender if (i) such Alteration could reasonably be expected to adversely affect the value of such Mortgaged Property or its operation as a multifamily housing facility in substantially the same manner in which it is being operated on the date such property became Collateral, (ii) the construction of such Alteration could reasonably be expected to result in interference to the occupancy of tenants of such Mortgaged Property such that tenants in occupancy with respect to five percent (5%)or more of the Leases would be permitted to terminate their Leases or to abate the payment of all or any portion of their rent, or (iii) such Alteration will be completed in more than 12 months from the date of commencement or in the last year of the Term of this Agreement. Notwithstanding the foregoing, the Borrower must obtain the Lender’s prior written consent to construct Alterations with respect to the Mortgaged Property costing in excess of, with respect to any Mortgaged Property, the number of units in such Mortgaged Property multiplied by $2,000, but in any event, costs in excess of $350,000 and the Borrower must give prior written notice to the Lender of its intent to construct Alterations with respect to such Mortgaged Property costing in excess of $150,000; provided, however, that the preceding requirements shall not be applicable to Alterations made, conducted or undertaken by the Borrower as part of the Borrower’s routine maintenance and repair of the Mortgaged Properties as required by the Loan Documents.

SECTION 13.15 ERISA. The Borrower Party shall at all times remain in compliance in all material respects with all applicable provisions of ERISA, similar requirements of the PBGC, and the provisions set forth in Section 12.01(j) of this Agreement.

SECTION 13.16 Loan Document Taxes. If any tax, assessment or Imposition (other than a franchise tax or excise tax imposed on or measured by, the net income or capital (including branch profits tax) of the Lender (or any transferee or assignee thereof, including a participation holder)) (“Loan Document Taxes”) is levied, assessed or charged by the United States, or any State in the United States, or any political subdivision or taxing authority thereof or therein upon any of the Loan Documents or the obligations secured thereby, the interest of the Lender in the Mortgaged Properties, or the Lender by reason of or as holder of the Loan Documents, the Borrower shall pay all such Loan Document Taxes to, for, or on account of the Lender (or provide funds to the Lender for such payment, as the case may be) as they become due and payable and shall promptly furnish proof of such payment to the Lender, as applicable. In the event of passage of any law or regulation permitting, authorizing or requiring such Loan Document Taxes to be levied, assessed or charged, which law or regulation in the opinion of counsel to the Lender may prohibit the Borrower from paying the Loan Document Taxes to or for the Lender, the Borrower shall enter into such further instruments as may be permitted by law to obligate the Borrower to pay such Loan Document Taxes.

SECTION 13.17 Further Assurances. The Borrower, at the request of the Lender, shall execute and deliver and, if necessary, file or record such statements, documents, agreements, UCC financing and continuation statements and such other instruments and take such further action as the Lender from time to time may request as reasonably necessary, desirable or proper to carry out more effectively the purposes of this Agreement or any of the other Loan Documents or to subject the Collateral to the lien and security interests of the Loan Documents or to evidence, perfect or otherwise implement, to assure the lien and security interests intended by the terms of the Loan Documents or in order to exercise or enforce its rights under the Loan Documents.

SECTION 13.18 Monitoring Compliance. Upon the request of the Lender, from time to time, the Borrower shall promptly provide to the Lender such documents, certificates and other information as may reasonably be deemed necessary to enable the Lender to perform its functions under the Servicing Agreement.

SECTION 13.19 Leases. Each unit in each Mortgaged Property will be leased pursuant to the form lease delivered to, and acceptable to, the Lender, with no material modifications to such approved form lease, except as disclosed in writing to the Lender.

SECTION 13.20 Intentionally Omitted.

SECTION 13.21 Transfer of Ownership Interests of the Borrower.

                    (a)          Prohibition on Transfers. Subject to paragraph (b) of this Section 13.21, the Borrower shall not cause or permit a Transfer or a Change of Control.

                    (b)          Permitted Transfers. Notwithstanding the provisions (a) of this Section 13.21, the following Transfers by the Borrower are permitted without the consent of the Lender:

                    (i)          A Transfer that occurs by inheritance, devise, or bequest or by operation of law upon the death of a natural person who is an owner of a Mortgaged Property or the owner of a direct or indirect ownership interest in the Borrower.

(ii) The grant of a leasehold interest in individual dwelling units or commercial spaces in accordance with the Security Instrument.

                    (iii)        A sale or other disposition of obsolete or worn out personal property which is contemporaneously replaced by comparable personal property of equal or greater value which is free and clear of liens, encumbrances and security interests other than those created by the Loan Documents.

                    (iv)          The creation of a mechanic’s or materialmen’s lien or judgment lien against a Mortgaged Property which is released of record or otherwise remedied to Lender’s satisfaction within 30 days of the date of creation.

                    (v)          The grant of an easement, if prior to the granting of the easement the Borrower causes to be submitted to Lender all information required by Lender to evaluate the easement, and if Lender consents to such easement based upon Lender’s determination that the easement will not materially affect the operation of the Mortgaged Property or Lender’s interest in the Mortgaged Property and Borrower pays to Lender, on demand, all reasonable costs and expenses incurred by Lender in connection with reviewing Borrower’s request. Lender shall not unreasonably withhold its consent to or withhold its agreement to subordinate the lien of a Security Instrument to (A) the grant of a utility easement serving a Mortgaged Property to a publicly operated utility, or (B) the grant of an easement related to expansion or widening of roadways, provided that any such easement is in form and substance reasonably acceptable to Lender and does not materially and adversely affect the access, use or marketability of a Mortgaged Property.

                    (vi)          The Transfer of shares of common stock, limited partnership interests or other beneficial or ownership interest or other forms of securities in the REIT or the OP, and the issuance of all varieties of convertible debt, equity and other similar securities of the REIT or the OP, and the subsequent Transfer of such securities;

provided, however, that no Change in Control occurs as a result of such Transfer, either upon such Transfer or upon the subsequent conversion to equity or such convertible debt or other securities.

                    (vii)         The Transfer of limited partnership interests by the limited partners of Borrower, including, without limitation, the conversion or exchange of limited partnership interests in Borrower to shares of common stock or other beneficial or ownership interests or other forms of securities in the REIT; provided, however, that no Change in Control occurs as the result of such Transfer.

                    (viii)        The issuance by Borrower of additional limited partnership units or convertible debt, equity and other similar securities, and the subsequent Transfer of such units or other securities; provided, however, that no Change in Control occurs as the result of such Transfer, either upon such Transfer or upon the subsequent conversion to equity of such convertible debt or other securities.

                    (ix)          A merger with or acquisition of another entity by Borrower, provided that (A) Borrower is the surviving entity after such merger or acquisition, (B) no Change in Control occurs, and (C) such merger or acquisition does not result in an Event of Default, as such terms are defined in this Agreement.

(x) A Transfer in connection with any substitution or release pursuant to the terms and conditions of Article VII of this Agreement.

                    (c)       Consent to Prohibited Transfers. Lender may, in its sole and absolute discretion, consent to a Transfer that would otherwise violate this Section 13.21 if, prior to the Transfer, Borrower has satisfied each of the following requirements:

(i) the submission to Lender of all information required by Lender to make the determination required by this Section 13.21(c);

(ii) the absence of any Event of Default;

                    (iii)        the transferee meets all of the eligibility, credit, management and other standards (including any standards with respect to previous relationships between Lender and the transferee and the organization of the transferee) customarily applied by Lender at the time of the proposed Transfer to the approval of Borrower in connection with the origination or purchase of similar mortgages, deeds of trust or deeds to secure debt on multifamily properties;

                    (iv)          in the case of a Transfer of direct or indirect ownership interests in Borrower, if transferor or any other person has obligations under any Loan Documents, the execution by the transferee of one or more individuals or entities acceptable to Lender of an assumption agreement that is acceptable to Lender and that, among other things, requires the transferee to perform all obligations of transferor or such person set forth in such Loan Document, and may require that the transferee comply with any provisions of this Instrument or any other Loan Document which previously may have been waived by Lender;

(v) Lender’s receipt of all of the following:

(A) a transfer fee equal to 1 percent of the Commitment immediately prior to the transfer.

(B) In addition, Borrower shall be required to reimburse Lender for all of Lender’s reasonable out-of-pocket costs (including reasonable attorneys’ fees) incurred in reviewing the Transfer request.

SECTION 13.22 Change in Senior Management.

                    (a)          The Borrower shall give the Lender notice of any change in the identity of Senior Management.

                    (b)          Within 30 Business Days after receipt of the Borrower’s notice, the Lender shall have the right to terminate this Agreement and the Credit Facility by giving a notice of such termination to the Borrower. In such event, this Agreement and the Credit Facility shall terminate with the same effect as if the Lender had approved a Credit Facility Termination Request (including the Borrower’s obligation, pursuant to Section 10.03(a), to pay in full all of the Notes Outstanding on the Closing Date, including any other charges under the Notes), except that, for these purposes, the Closing Date shall be the 180th day after the date on which the Borrower first receives the Lender’s termination notice.

                    (c)          If the Lender exercises its termination right pursuant to subsection (b), the Borrower shall have a period of 120 days, commencing with the date on which the Borrower receives the Lender’s termination notice, to request that the Lender rescind its termination notice. The Borrower may include in its request any undertakings which it is willing to make in order to obtain such a rescission. The Lender shall give the Borrower notice of its acceptance or rejection of the Borrower’s request within 30 Business Days after the Borrower makes the request. If the Lender accepts the request, the Lender shall give the Borrower a notice that the termination notice shall be deemed rescinded and of no further force or effect, and this Agreement and the Credit Facility shall continue in accordance with, and subject to the terms, conditions and limitations contained in, this Agreement.

SECTION 13.23 Date-Down Endorsements. At any time and from time to time, a Lender may obtain an endorsement to each Title Insurance Policy containing a Revolving Credit Endorsement, amending the effective date of the Title Insurance Policy to the date of the title search performed in connection with the endorsement. The Borrower shall pay for the cost and expenses incurred by the Lender to the Title Company in obtaining such endorsement, provided that, for each Title Insurance Policy, it shall not be liable to pay for more than one such endorsement in any consecutive 12 month period.

SECTION 13.24 Geographical Diversification. The Borrower shall maintain Mortgaged Properties in the Collateral Pool so that the Collateral Pool satisfies the Geographical Diversification Requirement..

SECTION 13.25 Ownership of Mortgaged Properties. The Borrower shall be the sole owner of each of the Mortgaged Properties free and clear of any Liens other than Permitted Liens.

ARTICLE XIV
NEGATIVE COVENANTS OF THE BORROWER

The Borrower, with respect to itself, agrees and covenants with the Lender that, at all times during the Term of this Agreement:

SECTION 14.01 Other Activities. The Borrower shall not:

                    (a)       engage in any business or activity other than in connection with (i) the Ownership, development, construction, management and operation of Multifamily Residential Properties or other types of real property in which it has expertise and (ii) activities related to the activities permitted in (i) above;

                    (b)       amend its Organizational Documents in any material respect without the prior written consent of the Lender;

                    (c)       dissolve or liquidate in whole or in part;

                    (d)       except as otherwise provided in this Agreement, without the prior written consent of Lender, merge or consolidate with any Person; or

                    (e)       use, or permit to be used, any Mortgaged Property for any uses or purposes other than as a Multifamily Residential Property.

SECTION 14.02 Value of Security. The Borrower shall not take any action which could reasonably be expected to have any Material Adverse Effect.

SECTION 14.03 Zoning. The Borrower shall not initiate or consent to any zoning reclassification of any Mortgaged Property or seek any variance under any zoning ordinance or use or permit the use of any Mortgaged Property in any manner that could result in the use becoming a nonconforming use under any zoning ordinance or any other applicable land use law, rule or regulation.

SECTION 14.04 Liens. The Borrower shall not create, incur, assume or suffer to exist any Lien on any Mortgaged Property or any part of any Mortgaged Property, except the Permitted Liens.

SECTION 14.05 Sale. Except in connection with a release of Collateral in accordance with Article VII, the Borrower shall not Transfer any Mortgaged Property or any part of any Mortgaged Property without the prior written consent of the Lender (which consent may be granted or withheld in the Lender’s discretion), or any interest in any Mortgaged Property, other than to enter into Leases for units in a Mortgaged Property to any tenant in the ordinary course of business. For so long as the Mortgaged Property commonly known as Southland Station, Phase II and located in Houston County, Georgia is part of the Collateral Pool, the Borrower shall not sell or otherwise transfer any Ownership Interest in the entity owning all or any part of the property commonly known as Southland Station, Phase I and located in Houston County, Georgia (except for any Transfer permitted under this Agreement) and any uncured default on any indebtedness secured by such Multifamily Residential Property shall be a default under this

Agreement. For so long as either of the Mortgaged Properties commonly known as Three Oaks I or Three Oaks II each located in Valdosta, Georgia, is part of the Collateral Pool, the Borrower Party shall not sell or otherwise transfer all or any part of either such Mortgaged Property (except for any Transfer permitted under this Agreement). For so long as either of the Mortgaged Properties commonly known as Wildwood I or Wildwood II each located in Thomasville, Georgia, is part of the Collateral Pool, the Borrower Party shall not sell or otherwise transfer all or any part of either such Mortgaged Property (except for any Transfer permitted under this Agreement).

SECTION 14.06 Indebtedness. The Borrower shall not incur or be obligated at any time with respect to any Indebtedness (other than Advances) in connection with any of the Mortgaged Properties.

SECTION 14.07 Principal Place of Business. The Borrower shall not change its principal place of business or the location of its books and records, each as set forth in Section 12.01(a), without first giving 30 days’ prior written notice to the Lender.

SECTION 14.08 Frequency of Requests. The Borrower shall have the right, subject to the terms, conditions and limitations of this Agreement, to make a Future Advance Request for a Variable Facility Advance on any day until the expiration of the Variable Facility Availability Period and to make a Future Advance Request for a Fixed Facility Advance on any day until the expiration of the Fixed Facility Availability Period.

SECTION 14.09 Change in Property Management. The Borrower shall not change the management agent for any Mortgaged Property except to a management agent which the Lender determines is qualified in accordance with the criteria set forth in Section 701 of the DUS Guide.

SECTION 14.10 Condominiums. The Borrower shall not submit any Mortgaged Property to a condominium regime during the Term of this Agreement.

SECTION 14.11 Restrictions on Partnership Distributions. The Borrower shall not make any distributions of any nature or kind whatsoever to the owners of its Ownership Interests as such if, at the time of such distribution, a Potential Event of Default or an Event of Default has occurred and remains uncured.

SECTION 14.12 Lines of Business. The Borrower shall not be substantially involved in any businesses other than the acquisition, ownership, development, construction, leasing, financing or management, directly or through Affiliates, of Multifamily Residential Properties, and the conduct of these businesses shall not violate the Organizational Documents pursuant to which it is formed.

SECTION 14.13 Limitation on Unimproved Real Property and New Construction. The Borrower shall not permit:

                    (a)          the value of its real property which is not improved (except real property on which phases of a Mortgaged Property are contemplated to be constructed) by one or more buildings leased, or held out for lease, to third parties (“Unimproved Real Property”) to exceed 10% of the value of all of its “Real Estate Assets” (as that term is defined in Section 856(c)(6)(B) of the Internal Revenue Code and the regulations thereunder); and

                    (b)          the sum of (i) the value of its Unimproved Real Property and (ii) the value of its Real Estate Assets which are under construction or subject to substantial rehabilitation to exceed 20% of the value of all of its Real Estate Assets.

All of the foregoing values shall be reasonably determined by the Lender.

SECTION 14.14 Dividend Payout. The Borrower Party shall not make a dividend payment (including both common stock dividends, unitholder distributions, and preferred stock dividends) which is greater than ninety percent (90%) of Funds from Operations or that would otherwise violate the United States federal tax laws governing the qualifications of real estate investment trusts. As used herein, “Funds from Operations” shall mean consolidated net income of the REIT, including minority interest (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring, sales of property, impairment charges, or charges related to the adjustment to the value of assumed debt, plus real property depreciation and goodwill amortization, before extraordinary or unusual items, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds from Operations on the same basis. Upon written pre-approval of the Lender, exceptions may be made where the Board of Directors of the REIT determines, in good faith, that a special dividend must be paid to avoid taxes due to excess gains from the sale of Multifamily Residential Properties. In determining compliance with the dividend payout ratio set forth herein, the amount of dividends paid and Funds from Operations shall be calculated on a trailing 12-month period.

ARTICLE XV
FINANCIAL COVENANTS OF THE BORROWER

The Borrower agrees and covenants with the Lender that, at all times during the Term of this Agreement:

SECTION 15.01 Financial Definitions. For all purposes of this Agreement, the following terms shall have the respective meanings set forth below:

          “Consolidated EBITDA” means, for any period, and without double counting any item, the EBITDA for the Borrower and its Subsidiaries for such period on a consolidated basis.

          “Consolidated EBITDA to Fixed Charges Ratio” means, for any period of determination, the ratio (expressed as a percentage) of--

          (a)          the excess of--

(i) the Consolidated EBITDA for the period, less

(ii) the Imputed Capital Expenditures for the period;

to

(b) the Consolidated Fixed Charges for the period.

“Consolidated EBITDA to Interest Ratio” means, for any period of determination, the ratio (expressed as a percentage) of--

(a) the excess of--

(i) the Consolidated EBITDA for the period, less

(ii) the Imputed Capital Expenditures for the period;

to

(b) the Consolidated Interest Expense for the period.

“Consolidated Fixed Charges” means, for any period of determination, the sum of--

(a) the Consolidated Interest Expense for the period;

(b) the Consolidated Scheduled Amortization for the period; and

(c) Preferred Distributions for the period.

                    “Consolidated Interest Expense” means, for any period of determination, and without double counting any item, the sum of the Interest Expense for the Borrower and its Subsidiaries for such period on a consolidated basis.

                    “Consolidated Scheduled Amortization” means, for any period of determination, and without double counting any item, the sum of the Scheduled Amortization (but excluding balloon payments) for the Borrower and its Subsidiaries for such period on a consolidated basis.

                    “Consolidated Total Assets” means, for any Person, all assets of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that all assets composed of real property shall be valued on an undepreciated cost basis and the portion of any joint venture assets owned by such Person shall be included in Consolidated Total Assets. The assets of a Person and its Subsidiaries shall be adjusted to reflect such Person’s allocable share of such assets, for the relevant period or as of the date of determination, taking into account (a) the relative proportion of each such item derived from assets directly owned by such Person and from assets owned by its Subsidiaries, and (b) such Person’s respective ownership interest in its Subsidiaries.

                    “Consolidated Total Indebtedness” means, as of any date, and without double counting any item, the Total Indebtedness for the Borrower and its Subsidiaries as of such date (including the Total Indebtedness of the Borrower as of such date and the portion of any indebtedness of any joint venture in which the Borrower or any Subsidiary thereof is a venturer attributable to the Borrower or its Subsidiary).

                    “EBITDA” means, for any period, the sum determined in accordance with GAAP, of the following, for any Person on a consolidated basis--

                    (a)          the net income (or net loss) of such Person during such Period, but excluding gains and losses on the sale of fixed assets;

                    (b)          all amounts treated as expenses for depreciation, Interest Expense and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss); and

                    (c)          all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss);

                    provided, however, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains.

                    “Imputed Capital Expenditures” means, for any four (4) consecutive quarters, an amount equal to the average number of apartment units owned by the Borrower or its Subsidiaries during such period multiplied by Three Hundred Dollars ($300.00) per apartment unit, and for any period of less than four (4) consecutive quarters, an appropriate proration of such figure.

                    “Interest Expense” means, for any period, the sum of--

                    (a)          gross interest expense for the period (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Borrower and its Subsidiaries; and

                    (b)          the portion of the up-front costs and expenses for Rate Contracts entered into by the Borrower and its Subsidiaries (to the extent not included in gross interest expense) fairly allocated to such Rate Contracts as expenses for such period, as determined in accordance with GAAP;

                    (c)          provided, that, all interest expense accrued by the Borrower and its Subsidiaries during such period, even if not payable on or before the Credit Facility Termination Date, shall be included within “Interest Expense.” Notwithstanding the foregoing, interest accrued under any Intra-Company Debt shall not be included within “Interest Expense” for any purposes hereof.

                    “Intra-Company Debt” means Indebtedness (whether book-entry or evidenced by a term, demand or other note or other instrument) owed by the Borrower or its Subsidiaries to any Subsidiary, and incurred or assumed for the purpose of capitalizing a Subsidiary of the Borrower.

                    “Management Entity” means the REIT.

                    “Net Worth” means, as of any specified date, for any Person, the excess of the Person’s assets over the Person’s liabilities, determined in accordance with GAAP but excluding any adjustment for the fair value of swaps or caps, on a consolidated basis, provided that all real property shall be valued on an undepreciated basis.

                    “Pledged Cash” shall mean the amount held on deposit in the Pledgee Account.

                    “Preferred Distributions” means, for any period, the amount of any and all distributions due and payable to the holders of any form of preferred stock (whether perpetual, convertible or otherwise) or other ownership or beneficial interest in the REIT or any of its Subsidiaries that entitles the holders thereof to preferential payment or distribution priority with respect to dividends, assets or other payments over the holders of any other stock or other ownership or beneficial interest in such Person.

                    “Rate Contracts” means interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

                    “Restricted Cash” means the sum of Pledged Cash plus any cash pledged by the Borrower or its Subsidiaries to other lenders, as indicated in the line item for “restricted cash” in the Borrower’s balance sheet from time to time.

                    “Scheduled Amortization” means, with respect to any Person, the sum, as of any date of determination, of the current portion (i.e., such portion as is scheduled to be paid by the obligor thereof within 12 months from the date of determination) of all regularly scheduled amortization payments due on such Person’s long-term fully amortizing mortgage Indebtedness (exclusive of balloon payments).

                    “Stock” means all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, perpetual preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934, and regulations promulgated thereunder).

                    “Total Indebtedness” means, as of any date of determination, and in respect of any Person, all outstanding Indebtedness, and shall include, without limitation: (i) such Person’s share of the Indebtedness of any partnership or joint venture in which such Person directly or indirectly holds any interest; and (ii) any recourse or contingent obligations, directly or indirectly, of such Person with respect to any Indebtedness of such partnership or joint venture in excess of its proportionate share. Notwithstanding the foregoing, (x) Intra-Company Debt, and (y) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of business in accordance with customary terms and paid within the specified time, shall be excluded from the calculation of “Total Indebtedness” but shall not otherwise be excluded as Indebtedness for any other purpose hereof.

                    “Unconsolidated Partnership” means any partnership or joint venture (a) in which the Borrower or any Subsidiary of the Borrower holds an interest which is not consolidated in the financial statements of the REIT or (b) which is not a Subsidiary.

                    “Wholly-Owned Subsidiary” means a Subsidiary of the Borrower one hundred percent (100%) of the Stock or other equity or other beneficial interests (in the case of Persons other than corporations) is owned directly or indirectly by the Borrower; provided, however, that where such term is qualified with respect to a specific Person (e.g., “Wholly-Owned Subsidiary of the REIT”) such terms means a Subsidiary one hundred percent (100%) of the Stock or other equity or other beneficial interests (in the case of Persons other than corporations) is owned directly or indirectly by the specified Person.

SECTION 15.02 Compliance with Debt Service Coverage Ratios. The Borrower shall at all times maintain the Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period so that it is not less than 1.40:1.0.

SECTION 15.03 Compliance with Loan to Value Ratios. The Borrower shall at all times maintain the Aggregate Loan to Value Ratio so that it is not greater than 65%. Notwithstanding the foregoing, the parties hereby agree that if, as a result of any annual Valuation performed pursuant to Section 5.04, the Aggregate Loan to Value Ratio exceeds 65% but is not greater than 70%, such Aggregate Loan to Value Ratio shall not be an Event of Default until the next annual Valuation and determination of Aggregate Loan to Value Ratio is performed, provided that Borrower shall pay an additional Variable Facility Fee and Fixed Facility Fee of (x) if such non-compliance occurs during 2004, 9 basis points per annum for the period beginning on the date of the determination and ending on December 31, 2004, and (y) if such non-compliance occurs subsequent to December 31, 2004, the number of basis points to be determined by Lender.

SECTION 15.04 Compliance with Concentration Test.

                    (a)          The Borrower shall at all times maintain the Collateral so that the aggregate Valuations of any group of Mortgaged Properties located within a one mile radius shall not exceed 25% of the aggregate Valuations of all Mortgaged Properties.

                    (b)          The Borrower shall at all times maintain the Collateral so that the Valuation of any one Mortgaged Property shall not exceed 20% of the aggregate Valuations of all Mortgaged Properties.

SECTION 15.05 Compliance with REIT’s Net Worth Test. The REIT shall at all times maintain its Net Worth so that it is not less than the highest Net Worth covenant required by any other financial institution where the REIT maintains a bank line (whether secured or unsecured), but in no event less than $550,000,000 plus 65% of proceeds (less all reasonable and customary expenses and costs) of equity offerings, net of redemptions, consummated by the REIT after August 22, 2002.

SECTION 15.06 Compliance with REIT’s Total Indebtedness to Consolidated Total Assets Ratio. The REIT shall not permit the ratio of Consolidated Total Indebtedness to Consolidated Total Assets to exceed 60% at any time.

SECTION 15.07 Compliance with REIT’s Consolidated EBITDA to Interest Ratio. The REIT shall not permit the Consolidated EBITDA to Interest Ratio computed for any fiscal quarter to be less than 200% for any period of four consecutive fiscal quarters (treated as a single accounting period).

SECTION 15.08 Compliance with REIT’s Consolidated EBITDA to Fixed Charge Ratio. The REIT shall not permit the Consolidated EBITDA to Fixed Charges Ratio computed for any fiscal quarter or year to be less than 150% for any period of four consecutive fiscal quarters (treated as a single accounting period).

ARTICLE XVI
FEES

SECTION 16.01 Standby Fee and Rate Preservation Fee. The Borrower shall pay the Standby Fee to the Lender for the period from the date of this Agreement to the end of the Term of this Agreement. Unless Borrower notifies Lender in writing by December 1, 2005 that it does not elect to pay the Rate Preservation Fee, Borrower shall pay the Rate Preservation Fee to Lender commencing on January 1, 2006. If Borrower elects not to pay the Rate Preservation Fee, such election shall be final. Borrower may elect to no longer pay the Rate Preservation Fee, which election shall be irrevocably terminated by at least 30 days’ written notice of such termination by Borrower to Lender. Each of the Standby Fee and the Rate Preservation Fee shall be payable monthly, in arrears, on the first Business Day following the end of the month, except that the Standby Fee and Rate Preservation Fee for the last month during the Term of this Agreement shall be paid on the last day of the Term of this Agreement.

SECTION 16.02 Origination Fees.

                         (a)     Initial Origination Fee. The Borrower has paid to the Lender an origination fee (“Initial Origination Fee”) equal to the product obtained by multiplying (i) the Commitment by (ii) .65%.

                         (b)     Expansion Origination Fee. Upon the closing of a Credit Facility Expansion Request under Article VIII, the Borrower shall pay to the Lender an origination fee (“Expansion Origination Fee”) equal to the product obtained by multiplying (i) the increase in the Commitment made on the Closing Date for the Credit Facility Expansion Request, by (ii) .65%. Any Expansion Origination Fee shall be reduced by the amount of any Collateral Addition Fee paid by the Borrower in respect of any Additional Mortgaged Properties added to the Collateral Pool in conjunction with such expansion. The Borrower shall pay the Expansion Origination Fee on or before the Closing Date for the Credit Facility Expansion Request.

SECTION 16.03 Due Diligence Fees.

                    (a)          Initial Due Diligence Fees. The Borrower has paid to the Lender due diligence fees (“Initial Due Diligence Fees”) with respect to the Initial Mortgaged Properties.

                    (b)          Additional Due Diligence Fees for Additional and Substituted Collateral. The Borrower shall pay to the Lender additional reasonable due diligence fees (the “Additional Collateral Due Diligence Fees”) with respect to each Additional and Substituted Mortgaged

Property in an amount not to exceed the sum of $16,000. The Borrower shall pay Additional Collateral Due Diligence Fees for the Additional or Substituted Mortgaged Property to the Lender on the date on which it submits the Collateral Addition or Substitution Request for the addition of the Additional or Substituted Mortgaged Property to the Collateral Pool.

SECTION 16.04 Legal Fees and Expenses.

                    (a)          Initial Legal Fees. The Borrower shall pay, or reimburse the Lender for, all out-of-pocket legal fees and expenses incurred by the Lender and by Fannie Mae in connection with the preparation, review and negotiation of this Agreement and any other Loan Documents executed on the date hereof. The Borrower has paid Lender’s and Fannie Mae’s legal fees in connection with the Initial Mortgaged Properties. On the date of this Agreement, the Borrower shall pay all such legal fees and expenses not previously paid or for which funds have not been previously provided.

                    (b)          Fees and Expenses Associated with Requests. The Borrower shall pay, or reimburse the Lender for, all reasonable costs and expenses incurred by the Lender, including the out-of-pocket legal fees and expenses incurred by the Lender in connection with the preparation, review and negotiation of all documents, instruments and certificates to be executed and delivered in connection with each Request, the performance by the Lender of any of its obligations with respect to the Request, the satisfaction of all conditions precedent to the Borrower’s rights or the Lender’s obligations with respect to the Request, and all transactions related to any of the foregoing, including the cost of title insurance premiums and applicable recordation and transfer taxes and charges and all other reasonable costs and expenses in connection with a Request. The obligations of the Borrower under this subsection shall be absolute and unconditional, regardless of whether the transaction requested in the Request actually occurs. The Borrower shall pay such costs and expenses to the Lender on the Closing Date for the Request, or, as the case may be, after demand by the Lender when the Lender determines that such Request will not close.

SECTION 16.05 MBS-Related Costs. The Borrower shall pay to the Lender, within 30 days after demand, all reasonable fees and expenses incurred by the Lender or Fannie Mae in connection with the issuance of any MBS backed by an Advance, including the fees charged by Depository Trust Company and State Street Bank or any successor fiscal agent or custodian.

SECTION 16.06 Failure to Close any Request. If the Borrower makes a Request and fails to close on the Request for any reason other than the default by the Lender, then the Borrower shall pay to the Lender and Fannie Mae all damages incurred by the Lender and Fannie Mae in connection with the failure to close.

SECTION 16.07 Other Fees. The Borrower shall pay the following additional fees and payments, if and when required pursuant to the terms of this Agreement:

                    (a)      The Collateral Addition Fee, pursuant to Section 6.03(b), in connection with the addition of an Additional Mortgaged Property to the Collateral Pool pursuant to Article VI;

                    (b)      The Collateral Substitution Fee, pursuant to Section 7.04, in connection with the addition of a Substituted Mortgaged Property to the Collateral Pool pursuant to Article VII;

                    (c)      The Release Price, pursuant to Section 7.02(c), in connection with the release of a Mortgaged Property from the Collateral Pool pursuant to Article VII;

                    (d)      The Release Fee, pursuant to Section 7.03(c), in connection with the release of a Mortgaged Property from the Collateral Pool pursuant to Article VII;

                    (e)      The Variable Facility Termination Fee, pursuant to Section 9.03(b) in connection with a complete or partial termination of the Variable Facility pursuant to Article IX; and

                    (f)      The Variable Facility Termination Fee, pursuant to Section 10.03(b), in connection with the termination of the Credit Facility pursuant to Article X.

ARTICLE XVII
EVENTS OF DEFAULT

SECTION 17.01 Events of Default. Each of the following events shall constitute an “Event of Default” under this Agreement, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Borrower, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority:

                    (a)      the occurrence of a default under any Loan Document beyond the cure period, if any, set forth therein; or

                    (b)      the failure by the Borrower to pay when due any amount payable by the Borrower under any Note, any Mortgage, this Agreement or any other Loan Document, including any fees, costs or expenses; or

                    (c)      the failure by the Borrower to perform or observe any covenant set forth in Article XIII or Article XIV within thirty (30) days after prior written notice of such failure from Lender, provided that such period shall be extended for up to 30 additional days if the Borrower, in the discretion of the Lender, is diligently pursuing a cure of such default within 30 days after receipt of notice from the Lender; or

                    (d)      any warranty, representation or other written statement made by or on behalf of the Borrower contained in this Agreement, any other Loan Document or in any instrument furnished in compliance with or in reference to any of the foregoing, is false or misleading in any material respect on any date when made or deemed made; or

                    (e)      any other Indebtedness, including but not limited to Indebtedness related to the Other Credit Agreement, in an aggregate amount of $1,000,000 of either Borrower or assumed by either Borrower (i) is not paid when due nor within any applicable grace period in any agreement or instrument relating to such Indebtedness or (ii) becomes due and payable before its normal maturity by reason of a default or event of default, however described, or any other event of default shall occur and continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or

                    (f)      (i) The Borrower shall (A) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts as they become due, (F) make a general assignment for the benefit of creditors, (G) assert that the Borrower has no liability or obligations under this Agreement or any other Loan Document to which it is a party; or (H) take any action for the purpose of effecting any of the foregoing; or (ii) a case or other proceeding shall be commenced against the Borrower in any court of competent jurisdiction seeking (A) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding upon or composition or adjustment of debts, or (B) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower, or of all or a substantial part of the property, domestic or foreign, of the Borrower and any such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or any order granting the relief requested in any such case or proceeding against the Borrower (including an order for relief under such Federal bankruptcy laws) shall be entered; or

                    (g)     if any provision of this Agreement or any other Loan Document or the lien and security interest purported to be created hereunder or under any Loan Document shall at any time for any reason cease to be valid and binding in accordance with its terms on the Borrower, or shall be declared to be null and void, or the validity or enforceability hereof or thereof or the validity or priority of the lien and security interest created hereunder or under any other Loan Document shall be contested by the Borrower seeking to establish the invalidity or unenforceability hereof or thereof, or the Borrower shall deny that it has any further liability or obligation hereunder or thereunder; or

                    (h)     (i) the execution by the Borrower of a chattel mortgage or other security agreement on any materials, fixtures or articles used in the construction or operation of the improvements located on any Mortgaged Property or on articles of personal property located therein, or (ii) if any such materials, fixtures or articles are purchased pursuant to any conditional sales contract or other security agreement or otherwise so that the Ownership thereof will not vest unconditionally in the Borrower free from encumbrances, or (iii) if the Borrower does not furnish to the Lender upon request the contracts, bills of sale, statements, receipted vouchers and agreements, or any of them, under which the Borrower claims title to such materials, fixtures, or articles; or

                    (i)     the failure by the Borrower to comply with any requirement of any Governmental Authority within 30 days after written notice of such requirement shall have been given to the Borrower by such Governmental Authority; provided that, if action is commenced and diligently pursued by the Borrower within such 30 days, then the Borrower shall have an additional 30 days to comply with such requirement; or

                    (j)     a dissolution or liquidation for any reason (whether voluntary or involuntary) of the Borrower; or

                    (k)     any judgment against either Borrower, any attachment or other levy against any portion of either Borrower’s assets with respect to a claim or claims in an amount in excess of$500,000in the aggregate remains unpaid, unstayed on appeal undischarged, unbonded, not fully insured or undismissed for a period of 60 days; or

                    (l)     the failure of the Borrower to perform or observe any of the Financial Covenants, which failure shall continue for a period of 30 days after the date on which the Borrower receives a notice from the Lender specifying the failure; or

                    (m)     the failure of Borrower to maintain the Hedges required by Article XXI of this Agreement; or

                    (n)     the failure by the Borrower to perform or observe any term, covenant, condition or agreement hereunder, other than as set forth in subsections (a) through (l) above, or in any other Loan Document, within 30 days after receipt of notice from the Lender identifying such failure.

ARTICLE XVIII
REMEDIES

SECTION 18.01 Remedies; Waivers. Upon the occurrence of an Event of Default, the Lender may do any one or more of the following (without presentment, protest or notice of protest, all of which are expressly waived by the Borrower):

                    (a)          by written notice to the Borrower, to be effective upon dispatch, terminate the Commitment and declare the principal of, and interest on, the Advances and all other sums owing by the Borrower to the Lender under any of the Loan Documents forthwith due and payable, whereupon the Commitment will terminate and the principal of, and interest on, the Advances and all other sums owing by the Borrower to the Lender under any of the Loan Documents will become forthwith due and payable.

                    (b)          The Lender shall have the right to pursue any other remedies available to it under any of the Loan Documents.

                    (c)          The Lender shall have the right to pursue all remedies available to it at law or in equity, including obtaining specific performance and injunctive relief.

SECTION 18.02 Waivers; Rescission of Declaration. The Lender shall have the right, to be exercised in its complete discretion, to waive any breach hereunder (including the occurrence of an Event of Default), by a writing setting forth the terms, conditions, and extent of such waiver signed by the Lender and delivered to the Borrower. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the waiver and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

SECTION 18.03 The Lender’s Right to Protect Collateral and Perform Covenants and Other Obligations. If the Borrower fails to perform the covenants and agreements contained in this Agreement or any of the other Loan Documents, then the Lender at the Lender’s option may make such appearances, disburse such sums and take such action as the Lender deems necessary, in its sole discretion, to protect the Lender’s interest, including (i) disbursement of reasonable attorneys’ fees, (ii) entry upon the Mortgaged Property to make repairs and Replacements, (iii) procurement of satisfactory insurance as provided in paragraph 5 of the Security Instrument encumbering the Mortgaged Property, and (iv) if the Security Instrument is on a leasehold, exercise of any option to renew or extend the ground lease on behalf of the Borrower and the curing of any default of the Borrower in the terms and conditions of the ground lease. Any amounts disbursed by the Lender pursuant to this Section, with interest thereon, shall become additional indebtedness of the Borrower secured by the Loan Documents. Unless the Borrower and the Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the weighted average, as determined by Lender, of the interest rates in effect from time to time for each Advance unless collection from the Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Borrower under applicable law. Nothing contained in this Section shall require the Lender to incur any expense or take any action hereunder.

SECTION 18.04 No Remedy Exclusive. Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Loan Documents or existing at law or in equity.

SECTION 18.05 No Waiver. No delay or omission to exercise any right or power accruing under any Loan Document upon the happening of any Event of Default or Potential Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

SECTION 18.06 No Notice. In order to entitle the Lender to exercise any remedy reserved to the Lender in this Article, it shall not be necessary to give any notice, other than such notice as may be required under the applicable provisions of this Agreement or any of the other Loan Documents.

SECTION 18.07 Application of Payments. Except as otherwise expressly provided in the Loan Documents, and unless applicable law provides otherwise, (i) all payments received by the Lender from the Borrower under the Loan Documents shall be applied by the Lender against any amounts then due and payable under the Loan Documents by the Borrower, in any order of priority that the Lender may determine and (ii) the Borrower shall have no right to determine the order of priority or the allocation of any payment it makes to the Lender.

ARTICLE XIX
RIGHTS OF FANNIE MAE

SECTION 19.01 Special Pool Purchase Contract. The Borrower acknowledges that Fannie Mae is entering into an agreement with the Lender (“Special Pool Purchase Contract”), pursuant to which, inter alia, (i) the Lender shall agree to assign all of its rights under this Agreement to Fannie Mae, (ii) Fannie Mae shall accept the assignment of the rights, (iii) subject to the terms, limitations and conditions set forth in the Special Pool Purchase Contract, Fannie Mae shall agree to purchase a 100% participation interest in each Advance issued under this Agreement by issuing to the Lender a Fannie Mae MBS, in the amount and for a term equal to the Advance purchased and backed by an interest in the Fixed Facility Note or the Variable Facility Note, as the case may be, and the Collateral Pool securing the Notes, (iv) the Lender shall agree to assign to Fannie Mae all of the Lender’s interest in the Notes and Collateral Pool securing the Notes, and (v) the Lender shall agree to service the loans evidenced by the Notes.

SECTION 19.02 Assignment of Rights. The Borrower acknowledges and consents to the assignment to Fannie Mae of all of the rights of the Lender under this Agreement and all other Loan Documents, including the right and power to make all decisions on the part of the Lender to be made under this Agreement and the other Loan Documents, but Fannie Mae, by virtue of this assignment, shall not be obligated to perform the obligations of the Lender under this Agreement or the other Loan Documents.

SECTION 19.03 Release of Collateral. The Borrower hereby acknowledges that, after the assignment of Loan Documents contemplated in Section 19.02, the Lender shall not have the right or power to effect a release of any Collateral pursuant to Articles VII or X. The Borrower acknowledges that the Security Instruments provide for the release of the Collateral under Articles VII and X. Accordingly, the Borrower shall not look to the Lender for performance of any obligations set forth in Articles VII and X, but shall look solely to the party secured by the Collateral to be released for such performance. The Lender represents and warrants to the Borrower that the party secured by the Collateral shall be subject to the release provisions contained in Articles VII and X by virtue of the release provisions in each Security Instrument.

SECTION 19.04 Replacement of Lender. At the request of Fannie Mae, the Borrower and the Lender shall agree to the assumption by another lender designated by Fannie Mae (which lender shall meet Fannie Mae’s then current standards for lenders for credit facilities of the type and size of the credit facility evidenced by this Agreement), of all of the obligations of the Lender under this Agreement and the other Loan Documents, and/or any related servicing obligations, and, at Fannie Mae’s option, the concurrent release of the Lender from its obligations under this Agreement and the other Loan Documents, and/or any related servicing obligations, and shall execute all releases, modifications and other documents which Fannie Mae determines are necessary or desirable to effect such assumption.

SECTION 19.05 Fannie Mae and Lender Fees and Expenses. The Borrower agrees that any provision providing for the payment of fees, costs or expenses incurred or charged by the Lender pursuant to this Agreement shall be deemed to provide for the Borrower’s payment of all reasonable fees, costs and expenses incurred or charged by the Lender or Fannie Mae in connection with the matter for which fees, costs or expenses are payable.

SECTION 19.06 Third-Party Beneficiary. The Borrower hereby acknowledges and agrees that Fannie Mae is a third party beneficiary of all of the representations, warranties and covenants made by any Borrower to, and all rights under this Agreement conferred upon, the Lender, and, by virtue of its status as third-party beneficiary and/or assignee of the Lender’s rights under this Agreement, Fannie Mae shall have the right to enforce all of the provisions of this Agreement against the Borrower.

ARTICLE XX
INSURANCE, REAL ESTATE TAXES
AND REPLACEMENT RESERVES

SECTION 20.01 Insurance and Real Estate Taxes. The Borrower shall (unless waived by Lender) establish funds for taxes, insurance premiums and certain other charges for each Mortgaged Property in accordance with Section 7(a) of the Security Instrument for each Mortgaged Property. The requirement for any fund established pursuant to the preceding sentence may be met, at the Lender’s reasonable discretion, by the posting of a letter of credit in form and substance reasonably satisfactory to the Lender and meeting the requirements of Fannie Mae.

SECTION 20.02 Replacement Reserves. The Borrower shall execute a Replacement Reserve Agreement for the Mortgaged Property which they own and shall (unless waived by the Lender) make all deposits for replacement reserves in accordance with the terms of the Replacement Reserve Agreement.

ARTICLE XXI
INTEREST RATE PROTECTION

SECTION 21.01 Interest Rate Protection.

          (a)          Hedge Requirement. To protect against fluctuations in interest rates, the Borrower shall make arrangements for a Hedge to be in place and maintained at all times with respect to the Hedge Requirement Amount. The Hedge for the Hedge Requirement Amount shall be in place for a period beginning on the date of the first Variable Advance from the Hedge Requirement Amount and ending not earlier than the date which is the fifth anniversary of the Initial Closing Date (the “Initial Hedge Period”).

          (b)          Subsequent Hedges. Subject to the terms of Article XXI, additional Hedges (each a “Subsequent Hedge”) shall be required (i) upon the expiration of the Hedge in place for the Initial Hedge Period and (ii) if and at such times as a new Variable Advance is funded that is part of the Hedge Requirement Amount, such Subsequent Hedge to be in effect for a period beginning on the day of the expiration of the Hedge in place for the Initial Hedge Period or on the Closing Date of the Future Advance Request, as the case may be, and ending not earlier than the then effective Variable Facility Termination Date with respect to such Variable Advance. It is the intention of the parties that the Borrower shall obtain, and shall maintain at all times during the term of this Agreement so long as any Variable Facility Advance is Outstanding with respect to the Hedge Requirement Amount, a Hedge or Hedges in an aggregate notional principal amount equal to the Variable Advances Outstanding that are part of the Hedge Requirement Amount and covering the entire term of the Amended and Restated Variable Facility Commitment as set forth on the Summary of Credit Facility Structure and meeting the conditions set forth in Section 21.02.

SECTION 21.02. Hedge Terms. Each Hedge shall:

                    (a)          provide for a notional principal amount equal at all times to Variable Advances Outstanding that are part of the Hedge Requirement Amount;

                    (b)          [intentionally deleted];

                    (c)          in the case of Swaps, provide for a notional interest rate required to achieve a 1.40 Aggregate Debt Service Coverage Ratio for the Trailing 12 Months based upon a 30-year amortization period equal to the Three Month Libor Rate in effect from time to time (the “Swap Rate”);

                    (d)          in the case of Caps, provide for a notional interest rate not greater than the lowest interest rate that would result in an Aggregate Debt Service Coverage Ratio for the Variable Advances subject to the Cap of not less than 1.10 to 1 (the “Cap Interest Rate”), provided that the Aggregate Debt Service Coverage Ratio shall be calculated based on an interest rate equal to (i) the then current Three Month LIBOR Rate, plus (ii) the Variable Facility Fee, plus (iii) 300 basis points, and including any amortization payments in respect of such Loan;

                    (e)          in the case of Swaps, require the counterparty to make interest payments on the notional principal amount at a rate equal to the amount by which Coupon Rate exceeds the Swap Rate;

                    (f)          in the case of Caps, require the counterparty to make interest payments on the notional principal amount at a rate equal to the amount by which the then applicable Coupon Rate exceeds the Cap Interest Rate;

                    (g)          [intentionally deleted]; and

                    (h)          be evidenced, governed and secured on terms and conditions, and pursuant to documentation (the “Hedge Documents”), in form and content reasonably acceptable to Fannie Mae, and with a counterparty (a “Counterparty”) approved by Fannie Mae.

SECTION 21.03 Hedge Security Agreement; Delivery of Hedge Payments. Pursuant to a Hedge Security Agreement, the Lender shall be granted an enforceable, perfected, first priority lien on and security interest in each Hedge and payments due under the Hedge (including scheduled and termination payments) in order to secure the Borrower’s obligations to the

Lender under this Agreement. With respect to each Hedge, the Hedge Security Agreement must be delivered by the Borrower to the Lender no later than the effective date of the Hedge.

SECTION 21.04 Termination. The Borrower shall not terminate, transfer or consent to any transfer of any existing Hedge without the Lender’s prior written consent as long as the Borrower is required to maintain a Hedge pursuant to this Agreement; provided, however, that if, and at such time as, there are no Variable Advances Outstanding that are part of the Hedge Requirement Amount, the Borrower shall have the right to terminate the existing Hedge and the proceeds of any such termination shall be paid to the Borrower.

SECTION 21.05 Performance Under Hedge Documents. The Borrower agrees to comply fully with, and to otherwise perform when due, its obligations under, all applicable Hedge Documents and all other agreements evidencing, governing and/or securing any Hedge arrangement contemplated under this Article XXI. The Borrower shall not exercise, without the Lender’s prior written consent, which consent shall not be unreasonably withheld, and shall exercise, at the Lender’s direction, any rights or remedies under any Hedge Document, including without limitation the right of termination.

SECTION 21.06 Approved Swaps. Notwithstanding any provisions herein to the contrary, the parties hereby acknowledge that the Hedge Documents evidencing the LIBOR Swaps with AmSouth and First Tennessee set forth on Exhibit II attached hereto have been approved by Fannie Mae as acceptable Swaps under this Agreement (the “Approved Swaps”). Borrower Parties agree to assign to Lender all right, title and interest in all payments received (but not the obligation for any payments due) under the Approved Swaps in a form acceptable to Lender.

ARTICLE XXII
LIMITS ON PERSONAL LIABILITY

SECTION 22.01 Personal Liability to the Borrower.

                    (a)          Full Recourse. Except as provided in Section 22.01(b), each Borrower is and shall remain jointly and severally personally liable to the Lender for the payment and performance of all Obligations throughout the term of this Agreement.

                    (b)          Termination of Personal Liability. The provisions of Section 22.01(a) shall be null and void upon the written notice of Borrower to Lender of its election to render such provisions null and void if (i) the Aggregate Loan to Value Ratio is 60% or less, (ii) the Aggregate Debt Service Ratio for the Trailing 12 Month Period is 145% or more, (iii) there has been a complete termination of the Variable Facility, and (iv) the Mortgaged Properties are owned in fee simple by the Borrower that is a Single Purpose Entity. Upon the termination of the effectiveness of Section 22.01(a) the following additional provisions of this Agreement shall be null and void and no longer applicable:

(1) The second, third and fourth sentences of Section 8.01; and

(2) Sections 15.02 and 15.03 to the extent that a Default would result from the failure of the Borrower to be in compliance with such Sections;

                    (c)          Exceptions to Limits on Personal Liability. Upon termination of personal liability of the Borrower pursuant to paragraph (b) of this Section 22.01, the Borrower shall remain personally liable to the Lender on a joint and several basis for the repayment of a portion of the Advances and other amounts due under the Loan Documents equal to any loss or damage suffered by the Lender as a result of (1) failure of the Borrower to pay to the Lender upon written demand after an Event of Default all Rents to which the Lender is entitled under Section 3(a) of the Security Instrument encumbering the Mortgaged Property and the amount of all security deposits collected by the Borrower from tenants then in residence; (2) failure of the Borrower to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument encumbering the Mortgaged Property; (3) failure of the Borrower to comply in all material respects with Section 13.04 relating to the delivery of books and records, statements, schedules and reports; (4) fraud or written material misrepresentation by the Borrower or any officer, director, partner, member or employee of the Borrower in connection with the application for or creation of the Obligations or any request for any action or consent by the Lender; (5) failure to apply Rents, first, to the payment of reasonable operating expenses and then to amounts (“Debt Service Amounts”) payable under the Loan Documents (except that the Borrower will not be personally liable (i) to the extent that the Borrower lacks the legal right to direct the disbursement of such sums because of a bankruptcy, receivership or similar judicial proceeding or otherwise under the Loan Documents, or (ii) with respect to Rents of a Mortgaged Property that are distributed in any Calendar Quarter if the Borrower has paid all operating expenses and Debt Service Amounts for that Calendar Quarter); or (6) failure of the Borrower to pay any and all documentary stamp taxes, intangible taxes and other taxes, impositions, fees and charges due on or with respect to the Note, the Indebtedness, this Instrument and/or any of the other Loan Documents.

                    (d)          Full Recourse After Termination of Personal Liability. Upon termination of personal liability of the Borrower pursuant to paragraph (b) of this Section 22.01, the Borrower shall become personally liable to the Lender for the payment and performance of all Obligations upon the occurrence of any of the following Events of Default: (1) the Borrower’s acquisition of any property or operation of any business not permitted by Section 33 of the Security Instrument; or (2) a Transfer that is an Event of Default under Section 21 of the Security Instrument.

                    (e)          Permitted Transfer Not Release. No Transfer by the REIT of its Ownership Interests in the Borrower shall release the Borrower from liability under this Article, this Agreement or any other Loan Document, unless the Lender shall have approved the Transfer and shall have expressly released the Borrower in connection with the Transfer.

                    (f)          Miscellaneous. To the extent that the Borrower has personal liability under this Section, the Lender may exercise its rights against the Borrower personally without regard to whether the Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to the Lender under the Loan Documents or applicable law. For purposes of this Article, the term “Mortgaged Property” shall not include any funds that (1) have been applied by the Borrower as required or permitted by the Loan Documents prior to the occurrence of an Event of Default, or (2) are owned by the Borrower and which the Borrower was unable to apply as required or permitted by the Loan Documents because of a bankruptcy, receivership, or similar judicial proceeding.

ARTICLE XXIII
MISCELLANEOUS PROVISIONS

SECTION 23.01 Counterparts. To facilitate execution, this Agreement may be executed in any number of counterparts. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

SECTION 23.02 Amendments, Changes and Modifications. This Agreement may be amended, changed, modified, altered or terminated only by written instrument or written instruments signed by all of the parties hereto.

SECTION 23.03 Payment of Costs, Fees and Expenses. The Borrower shall pay, on demand, all reasonable fees, costs, charges or expenses (including the fees and expenses of attorneys, accountants and other experts) incurred by the Lender in connection with:

                    (a)     Any amendment, consent or waiver to this Agreement or any of the Loan Documents (whether or not any such amendments, consents or waivers are entered into).

                    (b)     Defending or participating in any litigation arising from actions by third parties and brought against or involving the Lender with respect to (i) any Mortgaged Property, (ii) any event, act, condition or circumstance in connection with any Mortgaged Property or (iii) the relationship between the Lender and the Borrower in connection with this Agreement or any of the transactions contemplated by this Agreement.

                    (c)     The administration or enforcement of, or preservation of rights or remedies under, this Agreement or any other Loan Documents or in connection with the foreclosure upon, sale of or other disposition of any Collateral granted pursuant to the Loan Documents.

                    (d)     The REIT’s Registration Statement, or similar disclosure documents, including fees payable to any rating agencies, including the reasonable fees and expenses of the Lender’s attorneys and accountants.

The Borrower shall also pay, on demand, any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution, delivery, filing, recordation, performance or enforcement of any of the Loan Documents or the Advances. However, the Borrower will not be obligated to pay any franchise, excise, estate, inheritance, income, excess profits or similar tax on the Lender. Any attorneys’ fees and expenses payable by the Borrower pursuant to this Section shall be recoverable separately from and in addition to any other amount included in such judgment, and such obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. Any amounts payable by the Borrower pursuant to this Section, with interest thereon if not paid when due, shall become additional indebtedness of the Borrower secured by the Loan Documents. Such amounts shall bear interest from the date such amounts are due until paid in full at the weighted average, as determined by Lender, of the interest rates in effect from time to time for each Advance unless collection from the Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Borrower under applicable law. The provisions of this Section are cumulative with, and do not exclude the application and benefit to the Lender of, any provision of any other Loan Document relating to any of the matters covered by this Section.

SECTION 23.04 Payment Procedure. All payments to be made to the Lender pursuant to this Agreement or any of the Loan Documents shall be made in lawful currency of the United States of America and in immediately available funds by wire transfer to an account designated by the Lender before 1:00 p.m. (Eastern Standard Time) on the date when due.

SECTION 23.05 Payments on Business Days. In any case in which the date of payment to the Lender or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of such time period need not occur on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the day of maturity or expiration of such period, except that interest shall continue to accrue for the period after such date to the next Business Day.

SECTION 23.06 Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial. NOTWITHSTANDING ANYTHING IN THE NOTES, THE SECURITY DOCUMENTS OR ANY OF THE OTHER LOAN DOCUMENTS TO THE CONTRARY, EACH OF THE TERMS AND PROVISIONS, AND RIGHTS AND OBLIGATIONS OF THE BORROWER UNDER THE NOTES, AND THE BORROWER UNDER THE OTHER LOAN DOCUMENTS, SHALL BE GOVERNED BY, INTERPRETED, CONSTRUED AND ENFORCED PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THE DISTRICT OF COLUMBIA (EXCLUDING THE LAW APPLICABLE TO CONFLICTS OR CHOICE OF LAW) EXCEPT TO THE EXTENT OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO (1) THE CREATION, PERFECTION AND FORECLOSURE OF LIENS AND SECURITY INTERESTS, AND ENFORCEMENT OF THE RIGHTS AND REMEDIES, AGAINST THE MORTGAGED PROPERTIES, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH THE MORTGAGED PROPERTY IS LOCATED, (2) THE PERFECTION, THE EFFECT OF PERFECTION AND NON-PERFECTION AND FORECLOSURE OF SECURITY INTERESTS ON PERSONAL PROPERTY (OTHER THAN DEPOSIT ACCOUNTS), WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION DETERMINED BY THE CHOICE OF LAW PROVISIONS OF THE DISTRICT OF COLUMBIA UNIFORM COMMERCIAL CODE AND (3) THE PERFECTION, THE EFFECT OF PERFECTION AND NON-PERFECTION AND FORECLOSURE OF DEPOSIT ACCOUNTS, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH THE DEPOSIT ACCOUNT IS LOCATED. THE BORROWER AGREES THAT ANY CONTROVERSY ARISING UNDER OR IN RELATION TO THE NOTES, THE SECURITY DOCUMENTS OR ANY OTHER LOAN DOCUMENT SHALL

BE, EXCEPT AS OTHERWISE PROVIDED HEREIN, LITIGATED IN THE DISTRICT OF COLUMBIA. THE LOCAL AND FEDERAL COURTS AND AUTHORITIES WITH JURISDICTION IN THE DISTRICT OF COLUMBIA SHALL, EXCEPT AS OTHERWISE PROVIDED HEREIN, HAVE JURISDICTION OVER ALL CONTROVERSIES WHICH MAY ARISE UNDER OR IN RELATION TO THE LOAN DOCUMENTS, INCLUDING THOSE CONTROVERSIES RELATING TO THE EXECUTION, JURISDICTION, BREACH, ENFORCEMENT OR COMPLIANCE WITH THE NOTES, THE SECURITY DOCUMENTS OR ANY OTHER ISSUE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS. THE BORROWER IRREVOCABLY CONSENTS TO SERVICE, JURISDICTION, AND VENUE OF SUCH COURTS FOR ANY LITIGATION ARISING FROM THE NOTES, THE SECURITY DOCUMENTS OR ANY OF THE OTHER LOAN DOCUMENTS, AND WAIVES ANY OTHER VENUE TO WHICH IT MIGHT BE ENTITLED BY VIRTUE OF DOMICILE, HABITUAL RESIDENCE OR OTHERWISE. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT THE LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST THE BORROWER, AND AGAINST THE COLLATERAL IN ANY OTHER JURISDICTION. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY OTHER JURISDICTION SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF DISTRICT OF COLUMBIA SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE LENDER AS PROVIDED HEREIN OR THE SUBMISSION HEREIN BY THE BORROWER TO PERSONAL JURISDICTION WITHIN THE DISTRICT OF COLUMBIA. THE BORROWER (I) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING UNDER ANY OF THE LOAN DOCUMENTS TRIABLE BY A JURY AND (II) WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING, BUT NOT LIMITED TO, LENDER’S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO BORROWER THAT LENDER WILL NOT SEEK TO ENFORCE THE PROVISIONS OF THIS SECTION. THE FOREGOING PROVISIONS WERE KNOWINGLY, WILLINGLY AND VOLUNTARILY AGREED TO BY THE BORROWER UPON CONSULTATION WITH INDEPENDENT LEGAL COUNSEL SELECTED BY THE BORROWER’S FREE WILL.

SECTION 23.07 Severability. In the event any provision of this Agreement or in any other Loan Document shall be held invalid, illegal or unenforceable in any jurisdiction, such provision will be severable from the remainder hereof as to such jurisdiction and the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired in any jurisdiction.

SECTION 23.08 Notices.

                (a)          Manner of Giving Notice. Each notice, direction, certificate or other communication hereunder (in this Section referred to collectively as “notices” and singly as a “notice”) which any party is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be deemed to have been duly and sufficiently given if:

(1) personally delivered with proof of delivery thereof (any notice so delivered shall be deemed to have been received at the time so delivered);

                    (2)          sent by Federal Express (or other similar overnight courier) designating morning delivery (any notice so delivered shall be deemed to have been received on the Business Day it is delivered by the courier);

                    (3)          sent by telecopier or facsimile machine which automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted, and the telephone number of the recipient’s telecopier or facsimile machine (to be confirmed with a copy thereof sent in accordance with paragraphs (1) or (2) above within two Business Days) (any notice so delivered shall be deemed to have been received (i) on the date of transmission, if so transmitted before 5:00 p.m. (local time of the recipient) on a Business Day, or (ii) on the next Business Day, if so transmitted on or after 5:00 p.m. (local time of the recipient) on a Business Day or if transmitted on a day other than a Business Day);

addressed to the parties as follows:

As to the Borrower:

c/o Mid-America Apartment Communities, Inc.
6584 Polar Avenue
Suite 300
Memphis, Tennessee 38138
Attention:	Simon R.C. Wadsworth
Chief Financial Officer
Telecopy No.: (901) 682-6667

with a copy to:

Bass, Berry & Sims PLC
The Tower at Peabody Place
100 Peabody Place
Suite 900
Memphis, Tennessee 38103-3672
Attention:	John A. Stemmler, Esq.
Telecopy No.: (901) 543-5999

As to the Lender:

Prudential Multifamily Mortgage, Inc.
c/o Prudential Asset Resources

2200 Ross Avenue
Suite 4900 E
Dallas, Texas 75201
Attention:	Asset Management Department
Telecopy No.:	(214) 777-4556

with a copy to:

Prudential Multifamily Mortgage, Inc.
8401 Greensboro Drive
Suite 200
McLean, Virginia 22102
Attention: Laura Eckhardt
Telecopy No.: (703) 610-1422

and

Prudential Multifamily Mortgage, Inc.
Four Embarcadero Center
Suite 2700
San Francisco, California 94111
Attention: Harry N. Mixon, Esq.
Telecopy No.: (415) 956-2197

As to Fannie Mae:

Fannie Mae
3939 Wisconsin Avenue, N.W.
Washington, D.C. 20016-2899
Attention:	Vice President for
Multifamily Asset Management
Telecopy No.: (202) 752-5016

with a copy to:

Venable LLP
575 7th Street, N.W.
Washington, D.C. 20004
Attention:	Lawrence H. Gesner, Esq.
Telecopy No.: (202) 344-8300

                       (b)     Change of Notice Address. Any party may, by notice given pursuant to this Section, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its notices, but notice of a change of address shall only be effective upon receipt. Each party agrees that it shall not refuse or reject delivery of any notice given hereunder, that it shall acknowledge, in writing, receipt of the same upon request by the other party and that any notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service, the courier service or facsimile.

SECTION 23.09 Further Assurances and Corrective Instruments.

                    (a)     Further Assurances. To the extent permitted by law, the parties hereto agree that they shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Lender or the Borrower may request and as may be required in the opinion of the Lender or its counsel to effectuate the intention of or facilitate the performance of this Agreement or any Loan Document.

                    (b)     Further Documentation. Without limiting the generality of subsection (a), in the event any further documentation or information is required by the Lender to correct patent mistakes in the Loan Documents, materials relating to the Title Insurance Policies or the funding of the Advances, the Borrower shall provide, or cause to be provided to the Lender, at their cost and expense, such documentation or information. The Borrower shall execute and deliver to the Lender such documentation, including any amendments, corrections, deletions or additions to the Notes, the Security Instruments or the other Loan Documents as is reasonably required by the Lender.

                    (c)     Compliance with Investor Requirements. Without limiting the generality of subsection (a), the Borrower shall do anything necessary to comply with the reasonable requirements of the Lender in order to enable the Lender to sell the MBS backed by an Advance.

SECTION 23.10 Term of this Agreement. This Agreement shall continue in effect until the Credit Facility Termination Date.

SECTION 23.11 Assignments; Third-Party Rights. The Borrower shall not assign this Agreement, or delegate any of its obligations hereunder, without the prior written consent of the Lender. The Lender may assign its rights and obligations under this Agreement separately or together, without the Borrower’s consent, only to Fannie Mae, but may not delegate its obligations under this Agreement unless required to do so pursuant to Section 19.04.

SECTION 23.12 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 23.13 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in Article I, Section 15.01, Section 16.01 and elsewhere in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; (iii) references herein to “Articles,” “Sections,” “subsections,” “paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, subsections, paragraphs and other subdivisions of this Agreement; (iv) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (v) a reference to an Exhibit or a Schedule without a further reference to the document to which the Exhibit or Schedule is attached is a reference to an Exhibit or Schedule to this Agreement; (vi) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and (vii) the word “including” means “including, but not limited to.”

SECTION 23.14 Interpretation. The parties hereto acknowledge that each party and their respective counsel have participated in the drafting and revision of this Agreement and the Loan Documents. Accordingly, the parties agree that any rule of construction which disfavors the drafting party shall not apply in the interpretation of this Agreement and the Loan Documents or any amendment or supplement or exhibit hereto or thereto.

SECTION 23.15 Standards for Decisions, Etc. Unless otherwise provided herein, if the Lender’s approval is required for any matter hereunder, such approval may be granted or withheld in the Lender’s sole and absolute discretion. Unless otherwise provided herein, if the Lender’s designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such designation, determination, selection, estimate, action or decision shall be made in the Lender’s sole and absolute discretion.

SECTION 23.16 Decisions in Writing. Any approval, designation, determination, selection, action or decision of the Lender or the Borrower must be in writing to be effective.

SECTION 23.17 Joint and Several Liability. Each Borrower shall be jointly and severally liable for the payment and performance of each obligation of the Borrower arising under any of the Loan Documents.

[THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Borrower

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:

Simon R.C. Wadsworth
Executive Vice President

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:

Simon R.C. Wadsworth
Executive Vice President

Lender

PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation

By:
Name:	Sharon D. Singleton
Title:	Vice President

SCHEDULE I

SUMMARY OF CREDIT FACILITY STRUCTURE

SUMMARY OF CREDIT FACILITY STRUCTURE – PRIOR TO NOVEMBER 1, 2004

		Facility Fees	Standby Fee	Facility Termination Fee
Initial Commitment
Fixed		57 bps (1)
Variable	$ 183,372,000	67 bps	15 bps	18 bps
Total	$ 183,372,000			through Variable Facility Termination Date as calculated in Agreement

Original Expanded Commitment	Amounts above
Fixed
Variable	$ 183,372,000
Total	$ 183,372,000

Up to
Fixed
Variable	$ 413,374,000
Total	$ 413,374,000

Net Amount Equal to
Fixed		65 bps (1) (2)
Variable	$ 230,002,000	72 bps	15 bps	18 bps
Total	$ 230,002,000			through Variable Facility Termination Date as calculated in Agreement

Amended and Restated Commitment (4)	Amounts above
Fixed
Variable	$413,374,000
Total	$413,374,000

Up to
Fixed
Variable	$451,000,000
Total	$451,000,000

Net Amount Equal to
Fixed		50 bps (1) (3)
Variable	$37,626,000	60 bps	15 bps	18 bps
Total	$37,626,000			through Variable Facility Termination Date as calculated in Agreement

NOTES:

(1) All Fixed Facility Fees reflect interest only option.

(2) The Fixed Facility Fee for this tranche with amortizing option is 57 bps.

(3) The Fixed Facility Fee for this tranche with the amortizing option is 43.5 bps.

(4) Although not shown here, the Amended and Restated Commitment includes those amounts by which the Commitment is expanded beyond the amounts shown here to reflect additional capacity as result of the payoff of the Blackstone JV properties up to a total maximum commitment of $600 million.

I-1

SUMMARY OF CREDIT FACILITY STRUCTURE – ON AND AFTER NOVEMBER 1, 2004

		Facility Fees	Standby Fee	Facility Termination Fee
FIXED				18 bps - through Variable Facility Termination Date as calculated in Agreement

Existing Fixed Advances	N/A

Future Fixed Advances (i) drawn after 10/31/2004 and prior to 1/1/2006 or (ii) drawn from the Reserved Amount at any time (3)		52 bps (1) (2)	15 bps

Future Fixed Advances drawn after 1/1/2006 and not from the Reserved Amount		(3) The number of basis points determined at the time of such increase or conversion by Lender as the Fixed Facility Fee for such Fixed Advances	(3) The number of basis points determined by Lender as the Standby Fee at the time of the increase of the Commitment

VARIABLE				18 bps - through Variable Facility Termination Date as calculated in Agreement

Variable Advances (i) Rolling or drawn after 10/31/2004 and prior to 1/1/2006 (ii) drawn from the Reserved Amount at any time (3)		62 bps	15 bps

Variable Advances Rolling after 1/1/2006		62 bps

Variable Advances drawn after 1/1/2006 and not from the Reserved Amount		(3) The number of basis points determined at the time of such increase or conversion by Lender as the Variable Facility Fee for such Variable Advances	(3) The number of basis points determined by Lender as the Standby Fee at the time of the increase of the Commitment

NOTES:

(1) All Fixed Facility Fees reflect interest only option.

(2) The Fixed Facility Fee after 10/31/2004 with the amortizing option is 45.5 bps.

(3)All Fees for the Commitment are subject to change after January 1, 2006 unless the Borrower pays the Rate Preservation Fee in which case the pricing shall not change for so long as the Rate Preservation Fee is paid, provided that in no event shall the Fixed Facility Fee exceed 72 basis points.

I-1

MID-AMERICA APARTMENT COMMUNITIES LP
SUMMARY OF CREDIT FACILITY STRUCTURE

MAA I Maturity Dates and Availability Period

	Variable Facility Termination Date (Variable Advance Maturity Date)	Fixed Facility Availability Period
Aggregate Commitment equal to or less than $80,000,000 (1)	December 1, 2011	December 1, 2006

Aggregate Commitment greater than $80,000,000 but less than $160,000,000 (1)	December 1, 2012	December 1, 2007

Aggregate Commitment greater than $160,000,000 (1)	December 1, 2013	December 1, 2008

(1) If the Borrower has both Fixed and Variable Commitments, the Variable Commitment shall be designated as the first advance for the purposes of determining maturity.

MAA I Existing Fixed Note Maturity Dates

Note Amount	Date of Note	Maturity Date
$65,000,000	August 23, 2000	November 1, 2009
$25,000,000	May 23, 2001	July 1, 2008
$20,000,000	November 28, 2001	December 1, 2006

MAA II Maturity Dates and Availability Period

	Variable Facility Termination Date (on Variable Advance Maturity Date)	Fixed Facility Availability Period
Aggregate Commitment equal to or less than $120,000,000 (1)	December 1, 2010	December 1, 2005

Aggregate Commitment greater than $120,000,000 but less than $160,000,000 (1)	December 1, 2011	December 1, 2006

Aggregate Commitment greater than $160,000,000 but less than $200,000,000 (1)	December 1, 2012	December 1, 2007

Aggregate Commitment greater than $200,000,000 but less than $320,000,000 (1)	December 1, 2013	December 1, 2008

Aggregate Commitment greater than $320,000,000 (1)	December 1, 2014	December 1, 2009

(1) If the Borrower has both Fixed and Variable Commitments, the Variable Commitment shall be designated as the first advance for the purposes of determining maturity.

I-3

	MAA #1	MAA #2	Total
Initial Commitment	$ 119,367,000	$ 183,372,000	$ 302,739,000

Original Expanded Commitment	Amounts above $ 119,367,000 Up to $ 138,382,000 Net Amount Equal to $ 19,015,000	Amounts above $ 183,372,000 Up to $ 413,374,000 Net Amount Equal to $ 230,002,000	Amounts above $ 302,739,000 Up to $ 551,756,000 Net Amount Equal to $ 249,017,000

Amended and Restated Commitment Count	Amounts above $ 138,382,000 Up to $ 250,000,000 Net Amount Equal to $ 21,618,000	Amounts above $ 413,374,000 Up to $ 600,000,000 Net Amount Equal to $ 37,626,000	Amounts above $ 551,756,000 Up to $ 850,000,000 Net Amount Equal to $ 159,244,000

At 4-01-04:

Available	$ 183,769,000	$ 457,526,000	$ 641,295,000

Collateralized incl new additions	$ 183,769,000	$ 457,526,000	$ 641,295,000

Net available but uncollateralized	$ 0	$ 0	$ 0

Expansion capacity	$ 250,000,000	$ 600,000,000	$ 850,000,000

Expansion less collateralized $	$ 66,231,000	$ 142,474,000

Increase in availability	$ 66,231,000	$ 142,474,000

4/1/04 Additions	$ 24,262,000	$ 20,918,000

I-4

SECOND AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT
(MAA II)

among

(i) MID-AMERICA APARTMENT COMMUNITIES, INC.,
a Tennessee corporation, and

(ii) MID- AMERICA APARTMENTS, LP,
a Tennessee limited partnership

and

PRUDENTIAL MULTIFAMILY MORTGAGE, INC.,
a Delaware corporation,

dated as of

March 30, 2004

(MAA II)

	SECTION 7.02 Procedure for Obtaining Releases of Collateral	43
	SECTION 7.03 Conditions Precedent to Release of Collateral Release Property from the Collateral	44
	SECTION 7.04 Substitutions	45
ARTICLE VIII	49
	SECTION 8.01 Right to Increase Commitment	49
	SECTION 8.02 Procedure for Obtaining Increases in Commitment	50
	SECTION 8.03 Conditions Precedent to Increase in Commitment	51
ARTICLE IX	51
	SECTION 9.01 Right to Complete or Partial Termination of Facilities	51
	SECTION 9.02 Procedure for Complete or Partial Termination of Facilities.	51
	SECTION 9.03 Conditions Precedent to Complete or Partial Termination of Facilities	52
ARTICLE X	52
	SECTION 10.01 Right to Terminate Credit Facility	53
	SECTION 10.02 Procedure for Terminating Credit Facility	53
	SECTION 10.03 Conditions Precedent to Termination of Credit Facility	53
ARTICLE XI	54
	SECTION 11.01 Conditions Applicable to All Requests	54
	SECTION 11.02 Delivery of Closing Documents Relating to Initial Advance Request, Collateral Addition Request, Collateral Substitution Request, Credit Facility Expansion Request or Future Advance Request	55
	SECTION 11.03 Delivery of Property-Related Documents	55
ARTICLE XII	56
	SECTION 12.01 Representations and Warranties of the Borrower	56
	SECTION 12.02 Representations and Warranties of the Borrower	61
	SECTION 12.03 Representations and Warranties of the Lender	64
ARTICLE XIII	64
	SECTION 13.01 Compliance with Agreements	64
	SECTION 13.02 Maintenance of Existence	64
	SECTION 13.03 Maintenance of REIT Status	65
	SECTION 13.04 Financial Statements; Accountants’ Reports; Other Information	65
	SECTION 13.05 Certificate of Compliance	67
	SECTION 13.06 Maintain Licenses	67
	SECTION 13.07 Access to Records; Discussions With Officers and Accountants	67
	SECTION 13.08 Inform the Lender of Material Events	68
	SECTION 13.09 Intentionally Omitted	69
	SECTION 13.10 Inspection	69
	SECTION 13.11 Compliance with Applicable Laws	69
	SECTION 13.12 Warranty of Title	70
	SECTION 13.13 Defense of Actions	70
	SECTION 13.14 Alterations to the Mortgaged Properties	70
	SECTION 13.15 ERISA	71
	SECTION 13.16 Loan Document Taxes	71
	SECTION 13.17 Further Assurances	71
	SECTION 13.18 Monitoring Compliance	71

SCHEDULE I	-	Summary of Credit Facility Structure
EXHIBIT A	-	Schedule of Initial Mortgaged Properties and Initial Valuations
EXHIBIT B	-	Fixed Facility Note
EXHIBIT C	-	Intentionally Omitted
EXHIBIT D	-	Compliance Certificate
EXHIBIT E	-	Sample Facility Debt Service
EXHIBIT F	-	Organizational Certificate
EXHIBIT G	-	Intentionally Omitted
EXHIBIT H	-	Revolving Credit Endorsement
EXHIBIT I	-	Variable Facility Note
EXHIBIT J	-	Tie-In Endorsement
EXHIBIT K	-	Conversion Request
EXHIBIT L	-	Conversion Amendment
EXHIBIT M	-	Rate Setting Form
EXHIBIT N	-	Rate Confirmation Form
EXHIBIT O	-	Advance Confirmation Instrument
EXHIBIT P	-	Future Advance Request
EXHIBIT Q	-	Collateral Addition Request
EXHIBIT R	-	Collateral Addition Description Package
EXHIBIT S	-	Collateral Addition Supporting Documents
EXHIBIT T	-	Collateral Release Request
EXHIBIT U	-	Confirmation of Obligations
EXHIBIT V	-	Credit Facility Expansion Request
EXHIBIT W	-	Variable Facility Termination Request
EXHIBIT X	-	Variable Facility Termination Document
EXHIBIT Y	-	Credit Facility Termination Request
EXHIBIT Z	-	Collateral Substitution Request
EXHIBIT AA	-	Schedule of Approved Property Management Agreements
EXHIBIT BB	-	Independent Unit Encumbrances
EXHIBIT CC	-	Reborrowing Request
EXHIBIT DD	-	Collateral Substitution Description Package
EXHIBIT EE	-	Collateral Substitution Supporting Documents
EXHIBIT FF	-	Reborrowing Amendment
EXHIBIT GG	-	Swap Security Agreement
EXHIBIT HH	-	DUS Properties
EXHIBIT II	-	Approved Swap

EXHIBIT A TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

SCHEDULE OF INITIAL MORTGAGED PROPERTIES
AND INITIAL VALUATIONS

Property Name	County	Property Location	Initial Valuation

Abbington Place	Madison	Huntsville, AL	$ 4,670,000
Paddock Club Montgomery	Montgomery	Montgomery, AL	$10,370,000
Terraces at Towne Lake II	Cherokee	Woodstock, GA	$14,870,000
Terraces at Fieldstone	Rockdale	Conyers, GA	$20,700,000
Paddock Club Columbia I and II	Richland	Columbia, SC	$13,420,000
The Mansion	Fayette	Lexington, KY	$ 7,630,000
Brentwood Downs	Davidson	Nashville, TN	$14,600,000
Calais Forest	Pulaski	Little Rock, AR	$ 9,900,000
Southland Station II	Houston	Warner Robins, GA	$ 8,050,000
Fairways at Hartland	Warren	Bowling Green, KY	$10,900,000
Paddock Club Murfreesboro	Rutherford	Murfreesboro, TN	$14,160,000
Whisperwood	Muscogee	Columbus, GA	$49,900,000
River Trace I	Shelby	Memphis, TN	$ 8,975,000
Wildwood I	Thomas	Thomasville, GA	$ 3,825,000
Three Oaks I	Lowndes	Valdosta, GA	$ 3,950,000
Westbury Springs	Gwinnett	Lilburn, GA	$ 6,775,000
Hickory Farms	Shelby	Memphis, TN	$ 6,475,000
Gleneagles	Shelby	Memphis, TN	$ 6,850,000
The Oaks	Madison	Jackson, TN	$ 2,825,000
TPC Greenville	Greenville	Greenville, SC	$ 8,930,000
TPC Huntsville	Madison	Huntsville, AL	$17,800,000
Eagle Ridge	Birmingham	Birmingham, AL	$ 8,400,000
River Hills	Grenada	Grenada, MS	$ 1,600,000
Stonemill Village	Jefferson	Louisville, KY	$19,825,000
Woodwinds	Aiken	Aiken, SC	$ 7,000,000
Tanglewood	Anderson	Anderson, SC	$ 5,110,000
Wood Hollow	Duval	Jacksonville, FL	$22,800,000
Terraces at Towne Lake I	Cherokee	Woodstock, GA	$16,450,000
Grand Reserve	Fayette	Lexington, KY	$23,200,000
Island Retreat	Glynn	St. Simons Island, GA	$ 5,400,000
Belmere	Hillsborough	Tampa, FL	$11,150,000
Bradford Chase (WV)	Madison	Jackson, TN	$ 4,960,000
Crosswinds	Rankin	Jackson, MS	$13,420,000
Fairways at Royal Oak	Clermont	Cincinnati, OH	$ 9,800,000
Hermitage at Beechtree	Wake	Cary, NC	$ 8,720,000
Hidden Lake II	Fulton	Union City, GA	$ 7,050,000
High Ridge	Clarke	Athens, GA	$ 6,600,000
Howell Commons	Greenville	Greenville, SC	$12,380,000
Kirby Station	Shelby	Memphis, TN	$15,800,000
Lakepointe	Fayette	Lexington, KY	$ 4,425,000

Property Name	County	Property Location	Initial Valuation

Lakeside	Duval	Jacksonville, FL	$21,100,000
Lighthouse Court	Clay	Orange Park, FL	$40,092,000
Marsh Oaks	Duval	Atlantic Beach, FL	$ 5,500,000
Napa Valley	Pulaski	Little Rock, AR	$10,500,000
Park Haywood	Greenville	Greenville, SC	$ 5,600,000
Park Place	Spartanburg	Spartanburg, SC	$ 6,470,000
Pear Orchard	Madison	Jackson, MS	$15,700,000
Savannah Creek	DeSoto	Southaven, MS (Memphis suburb)	$ 9,550,000
Shenandoah Petersburg	Columbia	Augusta, GA	$ 9,567,000
Somerset	Hinds	Jackson, MS	$ 3,160,000
Southland Station I	Houston	Warner Robins, GA	$ 7,300,000
Steeplechase	Hamilton	Chattanooga, TN	$ 4,000,000
Sutton Place	DeSoto	Southaven, MS (Memphis suburb)	$10,800,000
Tiffany Oaks	Seminole	Altamonte Springs, FL	$14,750,000
Village	Fayette	Lexington, KY	$10,340,000
Westside Creek I	Pulaski	Little Rock, AR	$ 7,010,000
Willow Creek	Muscogee	Columbus, GA	$10,150,000
Links at Carrollwood	Hillsborough	Tampa, FL	$13,050,000
Grand View	Nashville	Nashville, TN	$26,805,000
Three Oaks II	Lowndes	Valdosta, GA	$ 4,737,000
Wildwood II	Thomas	Thomasville, GA	$ 3,950,000
Lighthouse Court	Clay	Orange Park, FL	$40,092,000

EXHIBIT B TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

FIXED FACILITY NOTE

US $____________	____________

          FOR VALUE RECEIVED, the undersigned (collectively, the “Borrower ”) promise to pay to the order of PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation (“Lender ”) the principal sum of _______________________________ AND NO/100 DOLLARS (US $____________), with interest accruing on the unpaid principal balance from the date of disbursement until fully paid at the annual rate of ____________ percent (%).

          This Note is executed and delivered by Borrower pursuant to that certain Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2004 by and among Borrower and Lender (as amended from time to time, the “Master Agreement ”), to evidence the obligation of Borrower to repay a Fixed Facility Advance made by Lender to Borrower in accordance with the terms of the Master Agreement. This Note is entitled to the benefit and security of the Loan Documents provided for in the Master Agreement, to which reference is hereby made for a statement of all of the terms and conditions under which the Fixed Facility Advance evidenced hereby is made.

          1.          Defined Terms. As used in this Note, (i) the term “Lender ” means the holder of this Note, (ii) the term “Indebtedness ” means the principal of, interest on, or any other amounts due at any time under, this Note, the Security Instruments or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Security Instruments under Section 12 of the Security Instruments and (iii) a “Business Day ” means any day other than a Saturday, Sunday or any day on which Lender is not open for business. Event of Default and other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Master Agreement (or, if not defined in the Master Agreement, as defined in the Security Instruments (as defined in Paragraph 5).

          2.          Address for Payment. All payments due under this Note shall be payable at 2200 Ross Avenue, Suite 4900E, Dallas, Texas 75201, or such other place as may be designated by written notice to Borrower from or on behalf of Lender.

          3.          Payment of Principal and Interest. Principal and interest shall be paid as follows:

          (a)         Unless disbursement of principal is made by Lender to Borrower on the first day of the month, interest for the period beginning on the date of disbursement and ending on and including the last day of the month in which such disbursement is made shall be payable simultaneously with the execution of this Note. Interest under this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

          (b)         Consecutive monthly installments of interest, each in the amount of _________________ Dollars (US $ _________________), shall be payable on the first day of each month beginning on _________________, until the entire unpaid principal balance evidenced by this Note is fully paid. Any accrued interest remaining past due for 30 days or more shall be added to and become part of the unpaid principal balance and shall bear interest at the rate or rates specified in this Note, and any reference below to “accrued interest” shall refer to accrued interest which has not become part of the unpaid principal balance. Any remaining principal and interest shall be due and payable on _______________, 20__ or on any earlier date on which the unpaid principal balance of this Note becomes due and payable, by acceleration or otherwise (the “Maturity Date”). The unpaid principal balance shall continue to bear interest after the Maturity Date at the Default Rate set forth in this Note until and including the date on which it is paid in full.

          (c)         Any regularly scheduled monthly installment of interest that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due.

          4.          Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness that is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion. Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

          5.          Security. The Indebtedness is secured, among other things, by multifamily mortgages, deeds to secure debt or deeds of trust dated as of the date of this Note (the “Security Instruments”), and reference is made to the Security Instruments for other rights of Lender concerning the collateral for the Indebtedness.

          6.          Acceleration. If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under Paragraph 10, if any, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower. Lender may exercise this option to accelerate regardless of any prior forbearance.

          7.          Late Charge. If any monthly installment due hereunder is not received by Lender on or before the 10th day of each month or if any other amount payable under this Note or under the Security Instruments or any other Loan Document is not received by Lender within 10 days after the date such amount is due, counting from and including the date such amount is due, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to 5 percent of such monthly installment or other amount due. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the loan evidenced by this Note (the “Loan”), and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this Paragraph represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Paragraph 8.

          8.          Default Rate. So long as any monthly installment or any other payment due under this Note remains past due for 30 days or more, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or other payment due, as applicable, at a rate (the “Default Rate”) equal to the lesser of 4 percentage points above the rate stated in the first paragraph of this Note or the maximum interest rate which may be collected from Borrower under applicable law. If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate. Borrower also acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, that, during the time that any monthly installment or payment under this Note is delinquent for more than 30 days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment or other payment due under this Note is delinquent for more than 30 days, Lender’s risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

          9.          Limits on Personal Liability.

          The provisions of Article 22.01 of the Master Agreement (entitled “Limits on Personal Liability”) are hereby incorporated into this Note by this reference to the fullest extent as if the text of such Article were set forth in its entirety herein.

          10.        Voluntary and Involuntary Prepayments.

          (a)         A prepayment premium shall be payable in connection with any prepayment made under this Note as provided below:

            (1)        Borrower may voluntarily prepay all (but not less than all) of the unpaid principal balance of this Note only on the last calendar day of a calendar month and only if Borrower has complied with all of the following:

(i)	Borrower must give Lender at least 30 days, but not more than 60 days, prior written notice of its intention to make such prepayment (the “Prepayment Notice”).

(ii)

The Prepayment Notice shall be addressed to Lender and shall include, at a minimum, the date upon which Borrower intends to make the prepayment (the “Intended Prepayment Date”). Borrower acknowledges that the Lender is not required to accept any voluntary prepayment of this Note on any day other than the last calendar day of a calendar month. If the last calendar day of a calendar month is not a Business Day, then the Borrower must make the payment on the Business Day immediately preceding the last calendar day of a calendar month. For all purposes, including the accrual of interest and the calculation of the prepayment premium, any prepayment received by Lender on any day other than the last calendar day of a calendar month shall be deemed to have been received on the last calendar day of the month in which such prepayment occurs.

(iii)

Any prepayment shall be made by paying (A) the amount of principal being prepaid, (B) all accrued interest, (C) all other sums due Lender at the time of such prepayment, and (D) the prepayment premium calculated pursuant to Schedule A.

(iv)

If, for any reason, Borrower fails to prepay this Note (i) within five (5) Business Days after the Intended Prepayment Date or (ii) if the prepayment occurs in a month other than the month stated in the original Prepayment Notice, then Lender shall have the right, but not the obligation, to recalculate the prepayment premium based upon the date that Borrower actually prepays this Note and to make such calculation as described in Schedule A attached hereto. For purposes of such recalculation, such new prepayment date shall be deemed the “Intended Prepayment Date.”

             (2)        Upon Lender’s exercise of any right of acceleration under this Note, Borrower shall pay to Lender, in addition to the entire unpaid principal balance of this Note outstanding at the time of the acceleration, (A) all accrued interest and all other sums due Lender under this Note and the other Loan Documents, and (B) the prepayment premium calculated pursuant to Schedule A.

             (3)        Any application by Lender of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration shall be deemed to be a partial prepayment by Borrower, requiring the payment to Lender by Borrower of a prepayment premium.

          (b)         Notwithstanding the provisions of Paragraph 10(a), no prepayment premium shall be payable with respect to any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under any Security Instrument or as provided in subparagraph (c) of Schedule A.

          (c)         Schedules A and B are hereby incorporated by reference into this Note.

          (d)         Any required prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless Lender agrees otherwise in writing.

          (e)         Borrower recognizes that any prepayment of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from a default by Borrower, will result in Lender’s incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender’s ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth on Schedule A represents a reasonable estimate of the damages Lender will incur because of a prepayment.

          (f)          Borrower further acknowledges that the prepayment premium provisions of this Note are a material part of the consideration for the loan evidenced by this Note, and acknowledges that the terms of this Note are in other respects more favorable to Borrower as a result of Borrower’s voluntary agreement to the prepayment premium provisions.

          11.         Costs and Expenses. Borrower shall pay on demand all expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

          12.         Forbearance. Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instruments, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

          13.         Waivers. Except as expressly provided in the Master Agreement, presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower and all endorsers and guarantors of this Note and all other third party obligors.

          14.         Loan Charges. Borrower agrees to pay an effective rate of interest equal to the sum of the interest rate provided for in this Note and any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the loan evidenced by this Note and any other fees or amounts to be paid by Borrower pursuant to any of the other Loan Documents. Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

          15.         Commercial Purpose. Borrower represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.

          16.         Counting of Days. Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days.

          17.         Governing Law; Consent to Jurisdiction and Venue; WAIVER OF TRIAL BY JURY. The provisions of Section 23.06 of the Master Agreement (entitled “Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial”) are hereby incorporated into this Note by this reference to the fullest extent as if the text of such Section were set forth in its entirety herein.

          18.         Captions. The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

          19.         Notices. All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with Section 23.08 of the Master Agreement.

          20.         Security for this Note. The indebtedness evidenced by this Note is secured by other Security Documents executed by Borrower or its Affiliates. Reference is made hereby to the Master Agreement and the Security Documents for additional rights and remedies of Lender relating to the indebtedness evidenced by this Note. Each Security Document shall be released in accordance with the provisions of the Master Agreement and the Security Documents.

          21.         Fixed Facility. This Note is issued as part of the Fixed Facility established in accordance with the terms of the Master Agreement. Borrower may not re-borrow any amounts under this Note which it has previously borrowed and repaid under this Note.

          22.         Cross-Default with Master Agreement. The occurrence of an Event of Default under the Master Agreement shall constitute an “Event of Default” under this Note, and, accordingly, upon the occurrence of an Event of Default under the Master Agreement, the entire principal amount outstanding hereunder and accrued interest thereon shall at once become due and payable, at the option of the holder hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Borrower has signed and delivered this Note under seal or has caused this Note to be signed and delivered under seal by its duly authorized representative.

Borrower intends that this Note shall be deemed to be signed and delivered as a sealed instrument.

MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership

	By:	Mid-America Apartment Communities, Inc., a Tennessee corporation, its general partner

SEAL		By:
Name:
Title:

MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation

SEAL		By:
Name:
Title:

Pay to the order of _________________, without recourse.

PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation

By:
Name:
Title:

ATTACHED SCHEDULES. The following Schedules are attached to this Note:

☒          Schedule A Prepayment Premium (required)

☒          Schedule B Modifications to Multifamily Note

USE IF DEFEASANCE IS SELECTED

SCHEDULE A

PREPAYMENT PREMIUM

No prepayment premium shall be payable in connection with a prepayment of this Note after the end of the Lockout Period (as defined in Schedule B to this Note).

USE IF YIELD MAINTENANCE IS SELECTED

SCHEDULE A

PREPAYMENT PREMIUM

Any prepayment premium payable under Paragraph 10 of this Note shall be computed as follows:

(a)

If the prepayment is made at any time after the date of this Note and before the last calendar day of ____________, ____ (“Yield Maintenance Period End Date”) [insert the appropriate month and year, six months prior to the Maturity Date], the prepayment premium shall be the greater of:

	(i)	1% of the amount of principal being prepaid; or

	(ii)	The product obtained by multiplying:

		(A)	the amount of principal being prepaid,

by

(B)

the difference obtained by subtracting from the interest rate on this Note the yield rate (the “Yield Rate ”) on the __________% U.S. Treasury Security due _________________________ (the “Specified U.S. Treasury Security”), as the Yield Rate is reported in The Wall Street Journal on the twenty-fifth Business Day preceding (x) the Intended Prepayment Date, or (y) the date Lender accelerates the Loan or otherwise accepts a prepayment pursuant to Paragraph 10(a)(3) of this Note, by

		(C)	the present value factor calculated using the following formula:

1 - (1 + r)-n/12 r

	[r =	Yield Rate
n =

the number of months remaining between (1) either of the following: (x) in the case of a voluntary prepayment, the last calendar day of the calendar month during which the prepayment is made, or (y) in any other case, the date on which Lender accelerates the unpaid principal balance of this Note and (2) the Yield Maintenance Period End Date]

In the event that no Yield Rate is published for the Specified U.S. Treasury Security, then the nearest equivalent U.S. Treasury Security shall be selected at Lender’s discretion. If the publication of such Yield Rates in The Wall Street Journal is discontinued, Lender shall determine such Yield Rates from another source selected by Lender.

(b)

If the prepayment is made on or after the Yield Maintenance Period End Date but before the last calendar day of the 4th month prior to the month in which the Maturity Date occurs, the prepayment premium shall be 1% of the amount of principal being prepaid.

(c)

Notwithstanding the provisions of Paragraph 10(a) of this Note, no prepayment premium shall be payable with respect to any prepayment made on or after the last calendar day of the 4th month prior to the month in which the Maturity Date occurs.

INITIAL(S)

INITIAL(S)

USE IF DEFEASANCE IS SELECTED

SCHEDULE B

MODIFICATIONS TO FIXED FACILITY NOTE

          The Fixed Facility Note dated ___________, ____ in the original principal amount of $____________ (the “Note”) issued by MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership, and MID-AMERICA APARTMENT COMMUNITIES, IN.C, a Tennessee corporation (collectively, the “Borrower”), and payable to the order of PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation (“Lender”) is hereby amended as follows:

          1.          Notwithstanding Paragraph 10 of this Note, Borrower shall not have the right voluntarily to prepay any of the principal of this Note during the period beginning on the date of this Note and ending on the 90th day before the Maturity Date (determined without regard to Lender’s exercise of any right of acceleration of this Note) (the “Lockout Period”). The preceding sentence shall not apply to a prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument. If Borrower obtains a release of the Mortgaged Property from the lien of the Security Instrument pursuant to Section 3.10 of the Master Agreement, Borrower shall not have the right voluntarily to prepay any of the principal of this Note at any time.

          2.          Upon Lender’s exercise, at any time during the Lockout Period, of any right of acceleration of this Note, Borrower shall pay the following amounts to Lender:

(A)	all sums due Lender under this Note and the other Loan Documents (other than the unpaid principal balance of the Note which is included as a part of 2(B) below; and

(B)	an amount equal to the greater of:

          (i)          the Defeasance Deposit that would be payable by Borrower to Lender if the Defeasance Deposit were calculated on the Business Day before the date on which Lender accelerates this Note (and assuming that the “Defeasance Closing Date” defined in the Master Agreement is the date Lender accelerates the Note), plus the next scheduled payment of principal and interest due in the month following the month Lender accelerates this Note, or

(ii) all accrued interest and the unpaid principal balance of this Note as of the Business Day before the date on which Lender accelerates this Note.

          3.          Paragraph 5 of this Note is amended by adding a paragraph at the end thereof to read as follows:

           “If Borrower obtains a release of the Mortgaged Property from the lien of the Security Instrument pursuant to Section 3.10 of the Master Agreement, the Indebtedness shall be secured by the Pledge Agreement, and reference shall be made to the Pledge Agreement for other rights of Lender concerning the collateral for the Indebtedness.”

          4.          Paragraph 9 of this Note is amended by adding a paragraph at the end thereof to read as follows:

          “If Borrower obtains a release of the Mortgaged Property from the lien of the Security Instrument pursuant to Section 3.10 of the Master Agreement, Borrower shall have no personal liability under this Note or the Pledge Agreement for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under this Note or the Pledge Agreement (other than any liability under Section 18 of the Security Instrument for events that occur prior to the Defeasance Closing Date, whether discovered before or after the Defeasance Closing Date), and Lender’s only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender’s exercise of its rights and remedies with respect to the collateral held by Lender under the Pledge Agreement as security for the Indebtedness.”

INITIALS

EXHIBIT C TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

INTENTIONALLY OMITTED

EXHIBIT D TO
SECOND AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT

COMPLIANCE CERTIFICATE

     The undersigned (individually and collectively, “Borrower”) hereby certify to Prudential Multifamily Mortgage, Inc., a Delaware corporation (the “Lender”) and Fannie Mae as follows:

          Section 1.          Master Agreement. Borrower entered into that certain Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2004 by and among Borrower and the Lender (as amended from time to time, the “Master Agreement”). The rights of the Lender under the Master Agreement have been assigned to Fannie Mae. This Certificate is issued pursuant to the terms of the Master Agreement.

          Section 2.          Satisfaction of Conditions. Each Borrower hereby represents, warrants and covenants to the Lender that all conditions to the Request with respect to which this Certificate is issued have been satisfied.

          Section 3.          Capitalized Terms. All capitalized terms used but not defined in this Certificate shall have the meanings ascribed to such terms in the Master Agreement.

Dated: _____________

BORROWER:

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:
Simon R. C. Wadsworth
Executive Vice President

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:
Simon R.C. Wadsworth
Executive Vice President

D-1

EXHIBIT E TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

SAMPLE FACILITY DEBT SERVICE

For this example:

- Total Credit Facility Commitment amount is	$400,000,000
- Variable Facility Commitment amount is	$300,000,000
- Fixed Facility Commitment amount is	$100,000,000
- Total Variable Facility Advances outstanding is	$300,000,000
- Total Fixed Facility Advances outstanding is	$100,000,000
- Unused Capacity is	0

- Variable Facility Coupon Rate is	3.0%
- Fixed Facility Coupon Rate is	6.0%
- Fixed Facility Amortization Period is	30 years
- Standby Fee is	15 bp/yr.

Then:

Facility Debt Service allocable to Variable Facility Advances:
$300,000,000 @ 3.0%, 30 year amortization =	$TBD

Facility Debt Service allocable to Fixed Facility Advances:
$ 100,000,000 @ 6% 30 year amortization =	$TBD

Standby Fee: $0 X 15 bp =	$0

Facility Debt Service =	$TBD per month

E-1

EXHIBIT F TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

ORGANIZATIONAL CERTIFICATE

          I, the undersigned, Simon R.C. Wadsworth, hereby certify as follows:

          Section 1.          Position. I am the Executive Vice President of Mid-America Apartment Communities, Inc., a Tennessee corporation (the “REIT”), and I am authorized to deliver this Certificate on behalf of the REIT for itself and as the sole general partner of Mid-America Apartments, L.P., a Tennessee limited partnership (the “OP”).

          Section 2.          Master Agreement. The REIT and the OP (the “Borrower Parties”) entered into that certain Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2004, by and among the Borrower Parties and Prudential Multifamily Mortgage, Inc., a Delaware corporation (the “Lender”) (as amended from time to time, the “Master Agreement”). The rights of the Lender under the Master Agreement have been assigned to Fannie Mae. This Certificate is issued pursuant to the terms of the Master Agreement.

          Section 3.          Due Authorization of Request. I hereby certify that no action by the shareholders of the REIT and no action of the partners of the OP is necessary to duly authorize the execution and delivery of, and the consummation of the transaction contemplated by, the Request with respect to which this Certificate is delivered, or, if necessary, that attached as Exhibit A to this Certificate is a true copy of resolutions duly adopted at a meeting of the board of directors, partners or members, as the case may be, that authorize the action. Any such resolutions are in full force and effect and are unmodified as of the date of this Certificate.

          Section 4.          No Changes. Since the date of the most recent Organizational Certificate delivered to the Lender, or, if there are none, since the date of the Master Agreement, there have been no changes in any of the Organizational Documents of the REIT or the OP, except as set forth in Exhibit B to this Certificate, and the REIT and the OP remain in good standing or are duly qualified in the jurisdictions in which it is required to be in good standing or duly qualified under the terms of the Master Agreement.

          Section 5.          Incumbency Certificate. One or more of the persons authorized to execute and deliver any documents required to be delivered in connection with the Request are set forth on the attached Schedule.

          Section 6.          Capitalized Terms. All capitalized terms used but not defined in this Certificate shall have the meanings ascribed to such terms in the Master Agreement.

Dated: _________________, _________

[The rest of this page has been intentionally left blank.]

F-1

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:
Simon R. C. Wadsworth
Executive Vice President

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:
Simon R.C. Wadsworth
Executive Vice President

F-2

EXHIBIT A

(See Attached Resolutions, if any)

EXHIBIT B

None

EXHIBIT G TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

INTENTIONALLY OMITTED

EXHIBIT H TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

FUTURE ADVANCE AND REVOLVING CREDIT ENDORSEMENT

Attached to and made a part of ___________ Policy No.

Said policy is amended by adding the following:

1.

The Company acknowledges that the insured mortgage identified in Schedule A of this Policy secures future advances of principal or a revolving credit line and provides for changes in the rate of interest calculated pursuant to a formula contained in the insured mortgage. By this endorsement, the Company insures against loss or damage which the insured sustains as a result of:

	a.		The invalidity or unenforceability of the lien of the insured mortgage resulting from the provision in the insured mortgage providing for changes in the rate of interest.

b.

The loss of priority of the lien of the insured mortgage as security for the unpaid principal balance of the loan, together with interest as changed in accordance with the provisions of the insured mortgage, which loss of priority is caused by changes in the rate of interest as provided in the insured mortgage.

	c.		The invalidity or unenforceability of the lien of the insured mortgage as security for future advances of principal indebtedness.

	d.		The invalidity or unenforceability of the lien of the insured mortgage as a result of fluctuations of the unpaid balance of the principal indebtedness.

e.

The priority of any lien or encumbrance over the lien of the insured mortgage as security for the principal indebtedness and any future advances of principal indebtedness made after the date of the policy.

2.

This endorsement is made a part of the Policy and the insurance affected by it is subject to: (i) the Exclusions from Coverage except Paragraph 3(d), (ii) the provisions of the Conditions and Stipulations except Paragraph 8(d) and (iii) the Exceptions contained in Schedule B of the Policy. In addition, it does not insure against loss or damage resulting from:

		i.	Future advances of principal indebtedness made after Petition for Relief under the Bankruptcy Code (11 U.S.C.) by or on behalf of the mortgagor.

		ii.	The loss of priority of future advances of principal indebtedness as a result of taxes, assessments, or notice of a federal tax lien filed against the mortgagor.

iii.	The loss of priority of future advances of principal indebtedness made after the vestee shown in Schedule A is divested as owner of the estate or interest covered by this Policy.

iv.	The loss of priority of future advances of principal indebtedness made during any period in which a declared default exists under the terms of the insured mortgage.

v.

     The loss of priority of a future advance of principal indebtedness made after the insured has actual knowledge of the existence of liens, encumbrances or other matters affecting the insured premises described in Schedule A intervening between the date of the Policy and that future advance, as to such intervening lien, encumbrance or other matters.

vi.

     The fact that the outstanding balance of the indebtedness secured by the mortgage is reduced to a zero balance at any time, unless the recorded mortgage provides that the reduction of the indebtedness to a zero balance shall not cause the mortgage to become extinguished by operation of law.

The total liability of the Company under said policy, binder or commitment and under this and any prior endorsements thereto shall not exceed, in the aggregate, the amount of liability stated on the face of said policy, binder or commitment, as the same may be specifically amended in dollar amount by this or any prior endorsements, and the costs which the Company is obligated to pay under the Conditions and Stipulations of the policy.

This endorsement is made a part of said policy, binder or commitment and is subject to all the terms and provisions thereof, except as modified by the provisions hereof.

Nothing herein contained shall be construed as extending or changing the effective date of the aforesaid policy, binder or commitment unless otherwise expressly stated.

[The rest of this page has been left blank intentionally.]

          IN WITNESS WHEREOF, the Company has caused this Endorsement to be signed and sealed as of the ____ day of ____________, ______, to be valid when countersigned by an authorized officer or agent of the Company, all in accordance with its By-Laws.

Issued at __________________________________________________________________________________________

COUNTERSIGNED:		, President

Attest:

, Secretary
Authorized Officer or Agent

EXHIBIT I TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT
AMENDED AND RESTATED VARIABLE FACILITY NOTE

US $_______________	_________________

          FOR VALUE RECEIVED, the undersigned (collectively, the “Borrower”) promise to pay to the order of Prudential Multifamily Mortgage, Inc., a Delaware corporation (“Lender”), the principal sum of ______________(US $_________), with interest accruing on each Variable Facility Advance from the date of disbursement until fully disbursed at an annual rate as calculated in Section 3 hereof.

          This Note is executed and delivered by Borrower pursuant to that certain Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2004, by and among Borrower and Lender (as amended from time to time, the “Master Agreement”), to evidence the obligation of Borrower to repay Variable Advances made by Lender to Borrower in accordance with the terms of the Master Agreement. This Note is entitled to the benefit and security of the Loan Documents provided for in the Master Agreement, to which reference is hereby made for a statement of all of the terms and conditions under which the Variable Advances evidenced hereby is made. The Master Agreement requires certain of the terms of each Variable Advance to be evidenced by an Advance Confirmation Instrument, and reference is hereby made to each such Advance Confirmation Instrument for such terms.

          This Note is issued as part of a Variable Facility established in accordance with the terms of the Master Agreement. Subject to the terms, conditions and limitations of Article II of the Master Agreement, Borrower may re-borrow any amounts under this Note which they have previously borrowed and repaid under this Note.

          1.          Defined Terms. As used in this Note, (i) the term “Lender” means the holder of this Note, (ii) the term “Indebtedness” means the principal of, interest on, or any other amounts due at any time under, this Note, the Security Instruments or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Security Instruments under Section 12 of the Security Instruments, and (iii) a “Business Day” means any day other than a Saturday, Sunday or any day on which Lender is not open for business. Event of Default and other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Master Agreement (or, if not defined in the Master Agreement, as defined in the Security Instruments (as defined in Paragraph 5).

          2.          Address for Payment. All payments due under this Note shall be payable at 2200 Ross Avenue, Suite 4900E, Dallas, Texas 75201, or such other place as may be designated by written notice to Borrower from or on behalf of Lender.

          3.          Payment of Principal and Interest. Principal and interest shall be paid as follows:

          (a)           This Note shall evidence Variable Advances made from time to time under the Master Agreement. Each Variable Advance shall bear interest at a rate determined in accordance with Section 4.01 of the Master Agreement.

          (b)          Borrower shall pay imputed interest on each Variable Advance in advance in the form of a Discount in accordance with Section 2.04(a) of the Master Agreement (except that Borrower shall pay actual interest on the Variable Advance for the partial month period, if any, described in Section 2.04(b) of the Master Agreement, in accordance with the terms of such Section). If not sooner paid, the entire principal amount of each Variable Advance shall be due and payable on the maturity date of the applicable Variable Advance (the “Maturity Date”) in accordance with Section 2.03 of the Master Agreement. In addition to payment of principal and the Discount, the Borrower shall pay the Variable Facility Fee due on each Variable Advance in accordance with Section 2.04(c) of the Master Agreement. No Variable Advance may have a Maturity Date later than, and any then outstanding Variable Advance shall be due and payable in full on, the related Variable Facility Termination Date.

          4.          Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness that is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion. Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

          5.          Security. The Indebtedness is secured, among other things, by the Security Instruments described in the Master Agreement and reference is made to the Security Instruments for other rights of Lender concerning the collateral for the Indebtedness.

          6.          Acceleration. If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under Paragraph 10, if any, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower. Lender may exercise this option to accelerate regardless of any prior forbearance.

          7.          Late Charge. If any monthly installment due hereunder is not received by Lender on or before the 10th day of each month or if any other amount payable under this Note or under the Security Instruments or any other Loan Document is not received by Lender within 10 days after the date such amount is due, counting from and including the date such amount is due, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to 5 percent of such monthly installment or other amount due. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the loan evidenced by this Note (the “Loan”), and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this Paragraph represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Paragraph 8.

          8.          Default Rate. So long as any monthly installment or any other payment due under this Note remains past due for 30 days or more, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or other payment due, as applicable, at a rate (the “Default Rate”) equal to the lesser of 4 percentage points above the rate stated in the first paragraph of this Note or the maximum interest rate which may be collected from Borrower under applicable law. If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate. Borrower also acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, that, during the time that any monthly installment or payment under this Note is delinquent for more than 30 days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment or other payment due under this Note is delinquent for more than 30 days, Lender’s risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

          9.            Limits on Personal Liability.

          The provisions of Article 22.01 of the Master Agreement (entitled “Limits on Personal Liability”) are hereby incorporated into this Note by this reference to the fullest extent as if the text of such Article were set forth in its entirety herein.

          10.          Voluntary and Involuntary Prepayments.

                         Pursuant to the terms of the Master Agreement, the Borrower shall pay the entire amount of the Discount on any Variable Advance in advance. Accordingly, any Variable Advance may be prepaid in whole or in part and at any time without penalty. Borrower shall give Lender five Business Days’ advance notice of any prepayment.

          11.          Costs and Expenses. Borrower shall pay on demand all expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

          12.          Forbearance. Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

          13.          Waivers. Except as expressly provided in the Master Agreement, presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower and all endorsers and guarantors of this Note and all other third party obligors.

          14.          Loan Charges. Borrower agrees to pay an effective rate of interest equal to the sum of the interest rate provided for in this Note and any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the loan evidenced by this Note and any other fees or amounts to be paid by Borrower pursuant to any of the other Loan Documents. Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

          15.          Commercial Purpose. Borrower represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.

          16.          Counting of Days. Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days.

          17.          Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. The provisions of Section 23.06 of the Master Agreement (entitled “Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial”) are hereby incorporated into this Note by this reference to the fullest extent as if the text of such Section were set forth in its entirety herein.

          18.          Captions. The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

          19.          Notices. All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with Section 23.08 of the Master Agreement.

          20.          Cross-Default with Master Agreement. The occurrence of an Event of Default under the Master Agreement shall constitute an “Event of Default” under this Note, and, accordingly, upon the occurrence of an Event of Default under the Master Agreement, the entire principal amount outstanding hereunder and accrued interest thereon shall at once become due and payable, at the option of the holder hereof.

          21.          Advance Confirmation Instruments; Accounting for Variable Advances. The terms of the Master Agreement and this Note govern the repayment, and all other terms relating to each Variable Advance. However, Borrower shall execute an Advance Confirmation Instrument to create a physical instrument evidencing the Variable Advance. The Advance Confirmation Instrument for a Variable Advance executed by Borrower in accordance with Section 4.02 of the Master Agreement shall set forth the amount, term, Discount, Closing Date and certain other terms of the Variable Advance. The Advance Confirmation Instrument shall conclusively establish each of the terms described in the preceding sentence, absent manifest error. The Variable Advance evidenced by the Advance Confirmation Instrument does not represent a separate indebtedness from that evidenced by this Note. In making proof of this Note, no other documents other than this Note shall be required. In making proof of the amount and terms of the outstanding Variable Advances under this Note, this Note, the Advance Confirmation Instruments for the Variable Advances, and Lender’s records concerning payments made by Borrower under this Note, shall be conclusive evidence of the terms and outstanding amounts of each Variable Advance, absent manifest error.

          23.          Priority of Advances. Each Variable Advance under this Note shall be evidenced by an Advance Confirmation Instrument, and the lien of each Security Document executed by Borrower from time to time to secure this Note, shall secure each separate Advance (and the lien of each Security Instrument and other Security Document executed by the Borrower to secure its obligations under the Loan Documents) to the same extent and with the same effect as if the Advance had been made (and any guaranty obligation had been incurred) on the date on which (i) with respect to each other Security Instrument, the Security Instrument is recorded in the land records of the jurisdiction in which the real property covered by the Security Instrument is located, or (ii) with respect to each other Security Document, the date on which the Security Document is executed and delivered to Lender.

          ATTACHED SCHEDULES. The following Schedules are attached to this Note:

          ☐          Schedule A     Prepayment Premium

          ☐           Schedule B     Modifications to Multifamily Note

          IN WITNESS WHEREOF, Borrower has signed and delivered this Note under seal or has caused this Note to be signed and delivered under seal by its duly authorized representative. Borrower intends that this Note shall be deemed to be signed and delivered as a sealed instrument.

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:
Simon R.C. Wadsworth
Executive Vice President

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:
Simon R.C. Wadsworth
Executive Vice President

          Pay to the order of ______________ without recourse.

PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT J TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

TIE-IN ENDORSEMENT

To be annexed to and form a part of Policy No. ________________.

The said policy is hereby amended in the following manner:

The Company acknowledges that the land described in Schedule A of this policy is part of the security for an indebtedness in the amount of $____________________ which indebtedness is also secured by mortgages or deeds of trust which are insured concurrently by the following policies:

Policy No.	County	State	Amount

Anything to the contrary notwithstanding in Paragraph 6(a)(ii) of the Conditions and Stipulations of the Policy, the insurance coverage afforded in this Policy is aggregated with the insurance coverage in all of the other policies identified in this endorsement so the effective insurance coverage is $___________________. The total liability of the Company under this and all policies identified in this endorsement shall not exceed such amount, but its liability in this Policy for the land described in Schedule A remains limited by the provisions of Paragraph 6(a)(i) and 6(a)(iii) of the Conditions and Stipulations of this Policy. Any payment by the Company on this or any of the Policies listed in this Endorsement shall reduce pro tanto the liability of the Company under all policies, and the amount so paid shall be deemed a payment under all policies.

The total liability of the Company under said Policy and any prior endorsements attached thereto shall not exceed, in the aggregate, the face amount of said Policy, as the same may be specifically amended in dollar amount by this or any prior endorsements, and the costs which the Company is obligated under the provisions of said Policy to pay.

Nothing herein contained shall be construed as extending or changing the effective date of said commitment or policy unless otherwise expressly stated.

This endorsement is made a part of said Policy and is subject to the exclusions, schedules, endorsements, conditions, stipulations and terms thereof, except as modified by the provisions hereof.

Executed this ____ day of ____________, ______

                       _________________________________

COUNTERSIGNED:
President

	Attest:	, Secretary
Authorized Signatory

EXHIBIT K TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

CONVERSION REQUEST

          THE MASTER AGREEMENT PURSUANT TO WHICH THIS REQUEST IS DELIVERED REQUIRES THERE TO OCCUR AT A CLOSING TO BE HELD AT OFFICES DESIGNATED BY YOU ON A CLOSING DATE SELECTED BY YOU, AND OCCURRING WITHIN 30 BUSINESS DAYS AFTER YOUR RECEIPT OF THE CONVERSION REQUEST (OR ON SUCH OTHER DATE TO WHICH WE MAY AGREE), AS LONG AS NONE OF THE LIMITATIONS CONTAINED IN SECTION 3.08 OF THE MASTER AGREEMENT IS VIOLATED, AND ALL CONDITIONS CONTAINED IN SECTION 3.09 OF THE MASTER AGREEMENT ARE SATISFIED.

____________________, ______

VIA: _______________________

Prudential Multifamily Mortgage, Inc.
c/o Prudential Asset Resources
2200 Ross Avenue, Suite 4900E
Dallas, Texas 75201
[Note: Subject to change in the event Lender or its address changes]

Re:

CONVERSION REQUEST issued pursuant to the Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2004, by and among the undersigned (the “Borrower”) and the Lender (as amended from time to time, the “Master Agreement”).

Ladies and Gentlemen:

This constitutes a Conversion Request pursuant to the terms of the above-referenced Master Agreement.

          Section 1.          Request.  The Borrower hereby requests that there occur a conversion of all or a portion of the Variable Advance to the Fixed Facility Commitment in accordance with the terms of the Master Agreement. Following is the information required by the Master Agreement with respect to this Request:

(a) Designation of Amount of Conversion. The amount of the conversion shall be $_________________________.

(b) Prepayment of Variable Advances. (If necessary) The Variable Advances Outstanding which will be prepaid on the Closing Date for the conversion are as follows:

Closing Date of Variable Advance:

Maturity Date of Variable Advance:

Amount of Advance:

(Note: Any Fixed Facility Advances made in conjunction with a conversion of all or a portion of the Variable Advance to the Fixed Facility Commitment must be accompanied by a Future Advance Request and shall be reviewed in accordance with the terms of the Master Agreement.)

          (c)          Accompanying Documents. All documents, instruments and certificates required to be delivered pursuant to the conditions contained in Section 3.09 of the Master Agreement, including (i) the Conversion Documents, as well as (ii) a Compliance Certificate and (iii) an Organizational Certificate will be delivered on or before the Closing Date.

          (d)          Defeasance or Yield Maintenance. [For Fixed Facility Advance only] The Borrower requests the following with respect to prepayments of Fixed Facility Advances for the first Fixed Facility Commitment, if applicable:

[ ] Defeasance or

[ ] Yield Maintenance.

          Section 2.          Capitalized Terms. All capitalized terms used but not defined in this Request shall have the meanings ascribed to such terms in the Master Agreement.

Sincerely,

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:
Simon R.C. Wadsworth
Executive Vice President

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner
By:

Simon R.C. Wadsworth
Executive Vice President

EXHIBIT L TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

AMENDMENT TO AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

          THIS ____ AMENDMENT TO SECOND AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT (the “Amendment”) is made as of the ____ day of _______________, _____, by and among (i) MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation (the “REIT”), MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership (“OP”) (collectively, the REIT and OP are referred to hereafter as the “Borrower”) and (ii) PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation (“Lender”).

RECITALS

          A.          The Borrower and the Lender are parties to that certain Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2004 (as amended from time to time, the “Master Agreement”).

          B.          All of the Lender’s right, title and interest in the Master Agreement and the Loan Documents executed in connection with the Master Agreement or the transactions contemplated by the Master Agreement have been assigned to Fannie Mae pursuant to that certain Assignment of Collateral Agreements and Other Loan Documents dated as of August 22, 2002, and that certain Assignment of Collateral Agreements and Other Loan Documents dated as of December 10, 2003 and that certain Assignment of Collateral Agreements and Other Loan Documents dated as of March 31, 2004 (collectively, the “Assignment”). Fannie Mae has not assumed any of the obligations of the Lender under the Master Agreement or the Loan Documents as a result of the Assignment. Fannie Mae has designated the Lender as the servicer of the Advances contemplated by the Master Agreement.

          C.          The parties are executing this Amendment pursuant to the Master Agreement to reflect a conversion of all or a portion of a Variable Advance to the Fixed Facility Commitment.

          NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements contained in this Amendment and the Master Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

          Section 1.     Conversion. The Variable Advance shall be reduced by, and the Fixed Facility Commitment shall be increased by, $____________________, and the definitions of “Variable Facility Commitment” and “Fixed Facility Commitment” are hereby replaced in their entirety by the following new definitions:

          “Fixed Facility Commitment” means $________________, plus such amount as the Borrower may elect to add to the Fixed Facility Commitment in accordance with Articles III or VIII.

          “Variable Facility Commitment” means an aggregate amount of $_______________, which shall be evidenced by the Variable Facility Note in the form attached hereto as Exhibit I, plus such amount as the Borrower may elect to add to the Variable Facility Commitment in accordance with Article VIII, and plus such amount as the Borrower may elect to reborrow in accordance with Section 2.08, less such amount as the Borrower may elect to convert from the Variable Facility Commitment to the Fixed Facility Commitment in accordance with Article III and less such amount by which the Borrower may elect to reduce the Variable Facility Commitment in accordance with Article IX.

          Section 2.     Capitalized Terms. All capitalized terms used in this Amendment which are not specifically defined herein shall have the respective meanings set forth in the Master Agreement.

          Section 3.     Full Force and Effect. Except as expressly modified by this Amendment, all terms and conditions of the Master Agreement shall continue in full force and effect.

          Section 4.     Counterparts. This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

[The rest of this page has been intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an instrument under seal as of the day and year first above written.

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:
Simon R.C. Wadsworth
Executive Vice President

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:
Simon R.C. Wadsworth
Executive Vice President

          PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT M TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

RATE SETTING FORM

          Pursuant to Section 4.01(b) of that certain Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2004 (as amended from time to time, the “Master Agreement”) by and among Prudential Multifamily Mortgage, Inc., a Delaware corporation (the “Lender”) and the undersigned (the “Borrower”), the Borrower hereby requests that the Lender issue to it an advance [for the purposes of refinancing the existing Indebtedness under the Note (applies to Variable Advance only)] with the following terms:

Designation of Advance	_____ Fixed Facility Advance
(Check One)	_____ Variable Advance

          FOR VARIABLE ADVANCE ONLY:

Proposed MBS Imputed Interest Rate	________%

Advance Amount	$______________________

Term	_______ months

MBS Issue Date	_______________, _______

Variable Advance Fee	_______________________

Maximum Annual Coupon Rate	________%

Discount	________%

Price	_______________________

Closing Date no later than	_______________, _______

          FOR FIXED FACILITY ADVANCE ONLY:

Proposed Pass-Through Rate	________%

Advance Amount	$______________________

Term	_______ months

MBS Issue Date	_______________, _______

Fixed Facility Fee	_______________________

Maximum Annual Coupon Rate	________%

Amortization Period	_______________________

Closing Date no later than	_______________, _______

30/360 or Actual/360	_______________________

          The Lender will provide the Borrower with written confirmation when and if it has obtained a commitment for the purchase of a Fannie Mae MBS having the characteristics described above at a price between 99-½ and 100-½ or better. In the event that the lowest available Coupon Rate is greater than that specified above, the Lender will not proceed without the prior written authorization of the Borrower.

          The Borrower certifies that all conditions contained in Article V of the Master Agreement that are required to be satisfied will be satisfied on or before the Closing Date.

          Defined terms used herein shall have the same meaning as set forth in the Master Agreement.

[Signatures on the following page]

Dated: ____________________, ____

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation
By:
Simon R.C. Wadsworth
Executive Vice President
MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership
By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:
Simon R.C. Wadsworth
Executive Vice President

EXHIBIT N TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

RATE CONFIRMATION FORM

          Pursuant to Section 4.01(c) of that certain Second Amended and Restated Master Credit Facility Agreement dated as of March 30, 2004 (as amended from time to time, the “Master Agreement”) by and among (a) Prudential Multifamily Mortgage, Inc., a Delaware corporation (the “Lender”), (b) Mid-America Apartment Communities, Inc., a Tennessee corporation (the “REIT”), and (c) Mid-America Apartments, L.P., a Tennessee limited partnership (“OP”; REIT and OP, collectively, the “Borrower”), and the Rate Setting Form dated _______________, from the Borrower to the Lender, the Lender hereby confirms that it has obtained a commitment [for the purchase of a Fannie Mae MBS]/[for the purposes of refinancing the existing Indebtedness under the Note (applies to Variable Advance only)] with the following terms:

Designation of Advance	_____ Fixed Facility Advance
(Check One)	_____ Variable Advance

FOR VARIABLE ADVANCE ONLY:

Advance Amount	$_______________________

Term	_______ months

MBS Issue Date	_______________, _______

MBS Imputed Interest Rate	________%

Variable Advance Fee	_______________________

Maximum Annual Coupon Rate	________%

Discount	________%

Price	_______________________

Closing Date no later than	_______________, _______

N-1

FOR FIXED FACILITY ADVANCE ONLY:

Advance Amount	$_______________________

Term	_______ months

MBS Issue Date	_______________, _______

MBS Pass-Through Rate	________%

Fixed Facility Fee	_______________________

Maximum Annual Coupon Rate	________%

Price	_______________________

Yield Maintenance Period	_______________________

Yield Rate Security	_______________________

Amortization Period	_______________________

Closing Date no later than	_______________, _______

30/360 or Actual/360	_______________________

Dated: ____________________, ______

PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation

By:
Name:
Title:

Rate Setting Date: ____________________, ______, ___:___ AM/PM Eastern Time

N-2

EXHIBIT O TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

ADVANCE CONFIRMATION INSTRUMENT

          THIS ADVANCE CONFIRMATION INSTRUMENT (the“Advance Confirmation Instrument”) is made as of the ____ day of _______________, _____, by (a) Mid-America Apartment Communities, Inc., a Tennessee corporation (the “REIT”), (b) Mid-America Apartments, L.P., a Tennessee limited partnership (“OP”; the REIT and OP, collectively, the “Borrower”) for the benefit of Prudential Multifamily Mortgage, Inc., a Delaware corporation (the “Lender”).

RECITALS

          A.          The Borrower and the Lender are parties to that certain Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2004 (as amended from time to time, the “Master Agreement”).

          B.          All of the Lender’s right, title and interest in the Master Agreement and the Loan Documents executed in connection with the Master Agreement or the transactions contemplated by the Master Agreement have been assigned to Fannie Mae pursuant to that certain Assignment of Collateral Agreements and Other Loan Documents dated as of August 22, 2002, and that certain Assignment of Collateral Agreements and Other Loan Documents dated as of December 10, 2003 and that certain Assignment of Collateral Agreements and Other Loan Documents dated as of March 31, 2004 (collectively, the “Assignment”). Fannie Mae has not assumed any of the obligations of the Lender under the Master Agreement or the Loan Documents as a result of the Assignment. Fannie Mae has designated the Lender as the servicer of the Advances contemplated by the Master Agreement.

          C.          In accordance with this Advance Confirmation Instrument and the Master Agreement, the Lender is making a Variable Advance to the Borrower.

          D.          The Borrower is executing this Advance Confirmation Instrument pursuant to the Master Agreement to confirm certain terms of the Master Agreement and that certain Amended and Restated Variable Facility Note dated as of __________________ in the original principal amount of $____________ (as amended from time to time, the “Variable Advance Note”) relating to the Variable Advance, and the Borrower’s obligation to repay the Advance in accordance with the terms of the Variable Advance Note and this Advance Confirmation Instrument.

          NOW, THEREFORE, the Borrower, in consideration of the Lender’s making of the Variable Advance, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

          Section 1.          Confirmation of Advance and Terms of Advance. The Borrower hereby confirms the following terms of the Variable Advance, and confirms and agrees that it shall repay the Advance to the Lender in accordance with the terms of the Variable Advance Note and the Master Agreement:

Advance Amount	$_______________________

Term	_______ months

MBS Issue Date	_________________, ______

MBS Imputed Interest Rate	_______%

Variable Advance Fee	$_______________________

Coupon Rate	_______%

Discount	_______%

Price	________________________

Closing Date	_______________, ________

          Section 2.          Beneficiaries. This Advance Confirmation Instrument is made for the express benefit of the Lender.

          Section 3.          Purpose. The terms of the Master Agreement and the Variable Advance Note govern the repayment, and all other terms relating to the Variable Advance. However, this Advance Confirmation Instrument has been executed to create a physical instrument evidencing the above-described Advance under the Variable Advance Note. The Variable Advance evidenced by this Advance Confirmation Instrument does not represent a separate indebtedness from that evidenced by the Variable Advance Note.

          Section 4.          Effectiveness of Advance Confirmation Instrument. This Advance Confirmation Instrument will not be effective until the Lender funds the Variable Advance, at which time the Lender shall note the date of such funding by completing the date block at the foot of this Advance Confirmation Instrument, and executing this Advance Confirmation Instrument below such date block, and such completion shall be binding on the Borrower, absent manifest error.

          Section 5.          Capitalized Terms. All capitalized terms used in this Advance Confirmation Instrument which are not specifically defined herein shall have the respective meanings set forth in the Master Agreement.

          Section 6.          Counterparts. This Advance Confirmation Instrument may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Borrower has executed this Advance Confirmation Instrument as an instrument under seal as of the day and year first above written.

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:
Simon R.C. Wadsworth
Executive Vice President

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:
Simon R.C. Wadsworth
Executive Vice President

Date of Funding:	_______________________, _______

PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT P TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

FUTURE ADVANCE REQUEST

THE MASTER AGREEMENT PURSUANT TO WHICH THIS REQUEST IS DELIVERED REQUIRES YOU TO MAKE THE REQUESTED FUTURE ADVANCE, IF ALL CONDITIONS CONTAINED IN SECTION 5.03 OF THE MASTER AGREEMENT ARE SATISFIED, AT A CLOSING TO BE HELD AT OFFICES DESIGNATED BY YOU ON A CLOSING DATE SELECTED BY YOU, AND OCCURRING ON A DATE SELECTED BY US, WHICH DATE SHALL BE NOT MORE THAN THREE (3) BUSINESS DAYS AFTER YOUR RECEIPT OF THE FUTURE ADVANCE REQUEST AND THE OUR RECEIPT OF THE RATE CONFIRMATION FORM (OR ON SUCH OTHER DATE TO WHICH WE MAY AGREE). THE LENDER RESERVES THE RIGHT TO REQUIRE THAT WE POST A DEPOSIT AT THE TIME THE MBS COMMITMENT IS OBTAINED AS AN ADDITIONAL CONDITION TO YOUR OBLIGATION TO MAKE THE FUTURE ADVANCE.

____________________, ______

VIA: _______________________

Prudential Multifamily Mortgage, Inc.
c/o Prudential Asset Resources
2200 Ross Avenue, Suite 4900E
Dallas, Texas 75201
[Note: Subject to change in the event Lender or its address changes]

Re:

FUTURE ADVANCE REQUEST issued pursuant to the Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2004, by and among the undersigned (the “Borrower”) and the Lender (as amended from time to time, the “Master Agreement”)

Ladies and Gentlemen:

This constitutes a Future Advance Request pursuant to the terms of the above-referenced Master Agreement.

          Section 1.          Request. The Borrower hereby requests that the Lender make an Advance in accordance with the terms of the Master Agreement. Following is the information required by the Master Agreement with respect to this Request:

(a)	Amount. The amount of the Future Advance shall be $_______________.

(b)	Designation of Facility. The Future Advance is a: [Check one]
_____ Fixed Facility Advance

_____ Variable Advance

(c)	Maturity Date. The Maturity Date of the Future Advance is as follows:

_________________, ______.

(d)	Amortization Period. [For Fixed Facility Advance only] The principal of this Fixed Facility Advance shall be amortized over a period of 30 years.

(e)

Accompanying Documents. All documents, instruments and certificates required to be delivered pursuant to the conditions contained in Section 5.03 of the Master Agreement, including (i) a Rate Setting Form, (ii) an Advance Confirmation Instrument (for Variable Advances only), (iii) a Fixed Facility Note (for Fixed Facility Advances only) as well as (iv) a Compliance Certificate, and (v) an Organizational Certificate, will be delivered on or before the Closing Date.

          Section 2.          Available Commitment. The information contained in the following table is true, correct and complete, to the undersigned’s knowledge. The undersigned acknowledges and agrees that the final determination of the information shall be made by the Lender, in accordance with the terms of the Master Agreement.

Currently Available Fixed Facility Credit Commitment
Currently Available Variable Advance Credit Commitment
Proposed Amount Drawn on Fixed Facility Credit Commitment
Remaining Fixed Facility Credit Commitment after Proposed Draw
Proposed Amount Drawn on Variable Advance Credit Commitment
Remaining Variable Advance Credit Commitment after the Proposed Draw

          For these purposes, the terms

(a)

“Available Fixed Facility Credit Commitment” means, at any time, the maximum amount of Fixed Facility Advances which could be issued and outstanding without causing: (i) the Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period to be less than 1.40:1.0; (ii) the Aggregate Loan to Value Ratio for the Trailing 12 Month Period to be greater than 65%; or (iii) a breach of any of the Financial Covenants set forth in Article XV of the Master Agreement; and

(b)	“Available Variable Advance Credit Commitment” means, at any time, the maximum amount of Variable Advances which could be issued and outstanding without causing: (i) the Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period to be less than 1.40:1.0; (ii) the Aggregate Loan to Value Ratio for the Trailing 12 Month Period to be greater than 65% or (iii) a breach of any of the Financial Covenants set forth in Article XV of the Master Agreement.

          Section 3.          Capitalized Terms. All capitalized terms used but not defined in this Request shall have the meanings ascribed to such terms in the Master Agreement.

Sincerely,

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:
Simon R.C. Wadsworth
Executive Vice President

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:
Simon R.C. Wadsworth
Executive Vice President

EXHIBIT Q TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

COLLATERAL ADDITION REQUEST

THE MASTER AGREEMENT PURSUANT TO WHICH THIS REQUEST IS DELIVERED REQUIRES THAT IF (1) YOU CONSENT TO THE ADDITION OF THE PROPOSED ADDITIONAL MORTGAGED PROPERTY TO THE COLLATERAL POOL, (2) WE ELECT TO CAUSE THE PROPOSED ADDITIONAL MORTGAGED PROPERTY TO BE ADDED TO THE COLLATERAL POOL AND (3) ALL CONDITIONS CONTAINED IN SECTION 6.03 OF THE MASTER AGREEMENT ARE SATISFIED, THEN YOU SHALL PERMIT THE PROPOSED ADDITIONAL MORTGAGED PROPERTY TO BE ADDED TO THE COLLATERAL POOL, AT A CLOSING TO BE HELD AT OFFICES DESIGNATED BY YOU ON A CLOSING DATE SELECTED BY YOU, AND OCCURRING WITHIN THIRTY (30) BUSINESS DAYS AFTER YOUR RECEIPT OF OUR ELECTION (OR ON SUCH OTHER DATE TO WHICH WE MAY AGREE).

____________________, ______

VIA: _______________________

Prudential Multifamily Mortgage, Inc.
c/o Prudential Asset Resources
2200 Ross Avenue
Suite 4900E
Dallas, Texas 75201
[Note: Subject to change in the event Lender or its address changes]

Re:

COLLATERAL ADDITION REQUEST issued pursuant to the Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2004, by and among the undersigned (the “Borrower”) and Lender (as amended from time to time, the “Master Agreement”)

Ladies and Gentlemen:

This constitutes a Collateral Addition Request pursuant to the terms of the above-referenced Master Agreement.

          Section 1.          Request. The Borrower hereby requests that the Multifamily Residential Property described in this Request be added to the Collateral Pool in accordance with the terms of the Master Agreement. Following is the information required by the Master Agreement with respect to this Request:

Q-1

          (a)          Collateral Addition Description Package. Attached to this Request is the Collateral Addition Description Package and attached thereto are all information and documents relating to the Additional Collateral required by the Collateral Addition Description Package;

          (b)          Due Diligence Fees. Enclosed with this Request is a check in payment of all Additional Collateral Due Diligence Fees required to be submitted with this Request pursuant to Section 16.03(b) of the Master Agreement; and

          (c)          Accompanying Documents. All reports, certificates and documents required to be delivered pursuant to the conditions contained in Section 6.03 of the Master Agreement will be delivered on or before the Closing Date.

          Section 2.          Collateral Addition Fee. If the Lender consents to the addition of the Additional Collateral to the Collateral Pool, and the Borrower Parties elect to add the Additional Collateral to the Collateral Pool, Mid-America Apartment Communities, Inc., a Tennessee corporation, and Mid-America Apartments, L.P., a Tennessee limited partnership, shall pay the Collateral Addition Fee for the Additional Collateral to the Lender as one of the conditions to the closing of the addition of the Additional Collateral to the Collateral Pool.

          Section 3.          Capitalized Terms. All capitalized terms used but not defined in this Request shall have the meanings ascribed to such terms in the Master Agreement.

Sincerely,

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:
Simon R.C. Wadsworth
Executive Vice President

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:
Simon R.C. Wadsworth
Executive Vice President

Q-2

EXHIBIT R TO
SECOND AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT

COLLATERAL ADDITION DESCRIPTION PACKAGE

Property Name:	__________________________________________________

Address:	__________________________________________________

City/County/State:	__________________________________________________

General Description, including number of units and amenities:

__________________________________________________

__________________________________________________

__________________________________________________

Year Built:	__________

Year Acquired:	__________

Fee Owner:	__________________________________________________

Valuation:

__________________________________________________

Existing Third Party Reports:

__________________________________________________

__________________________________________________

Property Contact:	__________________________________________________

Other Pertinent Information:

__________________________________________________

__________________________________________________

__________________________________________________

__________________________________________________

R-1

EXHIBIT S TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

COLLATERAL ADDITION REQUEST SUPPORTING DOCUMENTS

[NOTE: SUBJECT TO LENDER REVIEW
AND POSSIBLE WAIVER]

ADDITIONS TO COLLATERAL

DUS APPLICATION CHECKLIST

PROPERTY DATA

REC’D	OUT

_____	_____	*A.

Current month’s rent roll, dated and certified by Borrower; must include apartment number, unit type, tenant name, monthly rent, market rent, move-in date, lease expiration date, and whether furnished or unfurnished.

_____	_____	*B.	Certification of Current Project Rent Roll (Schedule H).

_____	_____	*C.	Borrower’s Concession Statement (Schedule H-1 and H-2).

_____	_____	*D.	Commercial leases (if applicable).

_____	_____	*E.	Current certified year-to-date operating statement and prior three years’ statements. YTD statement must end with the same month as the certified rent roll.

_____	_____	F.	Monthly operating statements for the last six months.

_____	_____	G.	Vacancy/turnover information for prior 24 months; month-by-month breakdown of collections including vacancy, bad debt and concessions (may be provided in operating statements).

_____	_____	H.	Delinquency information for 30, 60, 90+ days. Lender will take this information in whatever form the Borrower has.

_____	_____	I.	Operating Budget (Schedule I, provides instructions).

_____	_____	J.	Copies of existing major service contracts (landscaping, trash, pool, laundry, pest and elevator).

_____	_____	K.	Copy of most recent and prior year tax bills and most recent assessment.

_____	_____	L.	Copy of complete insurance policies including all endorsements, declarations, and premiums. Required only if not on blanket policy; Certificate of Insurance required for all additions.

_____	_____	M.	Major improvements during the last two years and projected for the next twelve months.

_____	_____	N.	Existing title report including all easements, restrictions, judgments and liens. (Lender requirements enclosed). Will need to be updated prior to Closing.

_____	_____	*O.	Two copies of the existing as-built survey or site plan (Lender requirements enclosed). Will need to be updated prior to Closing.

_____	_____	*P.	Legal Description.

_____	_____	Q.	Occupancy Certificates. If not available, please provide a letter from the City stating that they are not available, and why.

_____	_____	*R.	Ground Lease; please advise if not applicable.

_____	_____	*S.	Reciprocal Use Agreement; please advise if not applicable.

_____	_____	T.	Operating Licenses.

_____	_____	U.	Termite inspection.

_____	_____	V.	Copy of one bill from each utility for the property.

_____	_____	*W.	Existing reports, if available (e.g., appraisal, market study, engineering, environmental).

_____	_____	X.	Plans, specifications and soil reports (recently completed properties only).

_____	_____	Y.	Copies of any deed or rent restrictions in place; please advise if not applicable.

* STARRED ITEMS ARE REQUIRED AS SOON AS POSSIBLE SO THAT THIRD PARTY REPORTS CAN BE ORDERED.

		III.	Management Company

REC’D	OUT

_____	_____	A.	Copy of current or proposed Management Agreement, if applicable.

_____	_____	B.	Sample tenant lease.

_____	_____	C.	Management Resume, if other than REIT-related management company.

_____	_____	D.	Accounts payable schedule for 30, 60 and 90+ days; list should include vendor name, invoice date, invoice number, description of item and amount.

_____	_____	E.	Market survey done by resident manager; to be provided to Lender underwriter at site inspection.

_____	_____	F.	Leasing brochure and floor plans.

_____	_____	G.	Property Payroll and Benefits (Schedule L).

Any other information deemed necessary by Lender to complete the underwriting of the addition to collateral.

EXHIBIT T TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

COLLATERAL RELEASE REQUEST

THE MASTER AGREEMENT PURSUANT TO WHICH THIS REQUEST IS DELIVERED REQUIRES FOR THERE TO OCCUR AT A CLOSING WITHIN 30 BUSINESS DAYS AFTER YOUR RECEIPT OF THIS REQUEST, SUBJECT TO SATISFACTION OF ALL CONDITIONS CONTAINED IN SECTION 7.03 OF THE MASTER AGREEMENT. REFERENCE IS MADE TO THE MASTER AGREEMENT FOR THE SCOPE OF THE LENDER’S OBLIGATIONS WITH RESPECT TO THIS REQUEST.

____________________, ______

VIA: _______________________

Prudential Multifamily Mortgage, Inc.
c/o Prudential Asset Resources
2200 Ross Avenue, Suite 4900E
Vienna, Virginia 22812

[Note: Subject to change in the event Lender or its address changes]

Re:

COLLATERAL RELEASE REQUEST issued pursuant to the Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2004, by and among the undersigned (the “Borrower”) and Lender (as amended from time to time, the “Master Agreement”)

Ladies and Gentlemen:

This constitutes a Collateral Release Request pursuant to the terms of the above-referenced Master Agreement.

          Section 1.          Request. The Borrower hereby requests that the Collateral Release Property described in this Request be released from the Collateral Pool in accordance with the terms of the Master Agreement. Following is the information required by the Master Agreement with respect to this Request:

          (a)          Description of Collateral Release Property. The name, address and location (county and state) of the Mortgaged Property, or other designation of the Collateral, to be released from the Collateral Pool is as follows:

T-1

Name:	_____________________________________________

Address:	_____________________________________________

_____________________________________________

Location:	_____________________________________________

          (b)          Accompanying Documents. All documents, instruments and certificates required to be delivered pursuant to the conditions contained in Section 7.03 of the Master Agreement will be delivered on or before the Closing Date.

          Section 2.          Release Price and Release Fee. The Borrower shall pay the Release Price and the Release Fee as two of the conditions to the closing of the release of the Collateral Release Property from the Collateral Pool.

          Section 3.          Capitalized Terms. All capitalized terms used but not defined in this Request shall have the meanings ascribed to such terms in the Master Agreement.

Sincerely,

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:
Simon R.C. Wadsworth
Executive Vice President

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:
Simon R.C. Wadsworth
Executive Vice President

T-2

EXHIBIT U TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

CONFIRMATION OF OBLIGATIONS

          THIS CONFIRMATION OF OBLIGATIONS (the “Confirmation of Obligations”) is made as of the ____ day of __________, ____, by and among (a) MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation, (the “REIT”) and (b) MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership (“OP”; the REIT and OP being collectively referred to as the “Borrower”), for the benefit of Prudential Multifamily Mortgage, Inc., a Delaware corporation (“Lender”).

RECITALS

          A.          The Borrower and the Lender are parties to that certain Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2004 (as amended from time to time, the “Master Agreement”).

          B.          All of the Lender’s right, title and interest in the Master Agreement and the Loan Documents executed in connection with the Master Agreement or the transactions contemplated by the Master Agreement have been assigned to Fannie Mae pursuant to that certain Assignment of Collateral Agreements and Other Loan Documents dated as of August 22, 2002, and that certain Assignment of Collateral Agreements and Other Loan Documents dated as of December 10, 2003 and that certain Assignment of Collateral Agreements and Other Loan Documents dated as of March 31, 2004 (collectively, the “Assignment”). Fannie Mae has not assumed any of the obligations of the Lender under the Master Agreement or the Loan Documents as a result of the Assignment. Fannie Mae has designated the Lender as the servicer of the Advances contemplated by the Master Agreement.

          C.          The Borrower has delivered to the Lender a Collateral Release Request pursuant to the Master Agreement to release a Collateral Release Property from the Collateral Pool.

          D.          The Lender has consented to the Collateral Release Request.

          E.          The parties are executing this Confirmation of Obligations pursuant to the Master Agreement to confirm that each remains liable for all of its obligations under the Master Agreement and the other Loan Documents notwithstanding the release of the Collateral Release Property from the Collateral Pool.

          NOW, THEREFORE, the Borrower, in consideration of the Lender’s consent to the release of the Collateral Release Property from the Collateral Pool and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agrees as follows:

          Section 1.          Confirmation of Obligations. The Borrower confirms that none of their respective obligations under the Master Agreement and the Loan Documents is affected by the release of the Collateral Release Property from the Collateral, and each of their respective obligations under the Master Agreement and the Loan Documents shall remain in full force and effect, and each shall be fully liable for the observance of all such obligations, notwithstanding the release of the Collateral Release Property from the Collateral Pool. The Borrower confirms that, except with respect to the Collateral Release Property, none of their respective obligations under the Master Agreement and the Loan Documents are affected by the release of the Collateral Release Property, and their obligations under the Master Agreement and the Loan Documents shall remain in full force and effect, and they shall be fully liable for the observance of all such obligations, notwithstanding the release of the Collateral Release Property from the Collateral Pool.

          Section 2.          Beneficiaries. This Confirmation of Obligations is made for the express benefit of both the Lender and Fannie Mae.

          Section 3.          Capitalized Terms. All capitalized terms used in this Confirmation of Obligations which are not specifically defined herein shall have the respective meanings set forth in the Master Agreement.

          Section 4.          Counterparts. This Confirmation of Obligations may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Confirmation of Obligations as an instrument under seal as of the day and year first above written.

[Signatures on the following pages]

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:
Simon R.C. Wadsworth
Executive Vice President

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:
Simon R.C. Wadsworth
Executive Vice President

PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT V TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

CREDIT FACILITY EXPANSION REQUEST

          THE MASTER AGREEMENT PURSUANT TO WHICH THIS REQUEST IS DELIVERED REQUIRES YOU TO PERMIT THE REQUESTED INCREASE IN THE COMMITMENT, AT A CLOSING TO BE HELD AT OFFICES DESIGNATED BY YOU ON A CLOSING DATE SELECTED BY YOU, AND OCCURRING WITHIN FIFTEEN (15) BUSINESS DAYS AFTER THE YOUR RECEIPT OF THE CREDIT FACILITY EXPANSION REQUEST (OR ON SUCH OTHER DATE TO WHICH WE), AS LONG AS ALL CONDITIONS CONTAINED IN SECTION 8.03 OF THE MASTER AGREEMENT ARE SATISFIED. REFERENCE IS MADE TO THE MASTER AGREEMENT FOR THE SCOPE OF THE LENDER’S OBLIGATIONS WITH RESPECT TO THIS REQUEST.

____________________, ______

VIA: _______________________

Prudential Multifamily Mortgage, Inc.
c/o Prudential Asset Resources
2200 Ross Avenue, Suite 4900E
Dallas, Texas 75201
[Note: Subject to change in the event Lender or its address changes]

Re:

CREDIT FACILITY EXPANSION REQUEST issued pursuant to the Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2004, by and among the undersigned (the “Borrower”) and the Lender (as amended from time to time, the “Master Agreement”)

Ladies and Gentlemen:

This constitutes a Credit Facility Expansion Request pursuant to the terms of the above-referenced Master Agreement.

          Section 1.          Request. The Borrower hereby requests an increase in the maximum credit commitment in accordance with the terms of the Master Agreement. Following is the information required by the Master Agreement with respect to this Request:

(a) Amount of Increase. The amount of the increase in the maximum credit commitment and the amount of the increases in the Fixed Facility Commitment or the Variable Facility Commitment are as follows:

NAME	INCREASE	RESULTING AMOUNT OF COMMITMENT

MAXIMUM CREDIT COMMITMENT:

FIXED FACILITY COMMITMENT:

VARIABLE FACILITY COMMITMENT:

[Note: Section 8.01 of the Master Agreement limits the maximum credit commitment to $600,000,000 and the increase in the Maximum Credit Commitment must be in the minimum amount of $10,000,000.]

(b) Geographical Diversification Requirements. The Borrower hereby requests that the Lender inform the Borrower of any change in the Geographical Diversification Requirements.

          (c)          Accompanying Documents. All documents, instruments and certificates required to be delivered pursuant to the conditions contained in Section 8.03 of the Master Agreement will be delivered on or before the Closing Date.

          (d)          Defeasance or Yield Maintenance. [For Fixed Facility Advance only] The Borrower requests the following with respect to prepayments of Fixed Facility Advances for the first Fixed Facility Commitment, if applicable:

[ ] Defeasance or

[ ] Yield Maintenance.

          Section 2.          Capitalized Terms. All capitalized terms used but not defined in this Request shall have the meanings ascribed to such terms in the Master Agreement.

Sincerely,

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:

Simon R.C. Wadsworth
Executive Vice President

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:

Simon R.C. Wadsworth
Executive Vice President

EXHIBIT W TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

VARIABLE FACILITY TERMINATION REQUEST

          THE MASTER AGREEMENT PURSUANT TO WHICH THIS REQUEST IS DELIVERED REQUIRES YOU TO PERMIT THE VARIABLE FACILITY COMMITMENT TO BE REDUCED TO THE AMOUNT DESIGNATED BY US, AT A CLOSING TO BE HELD AT OFFICES DESIGNATED BY YOU ON A CLOSING DATE SELECTED BY YOU, WITHIN FIFTEEN (15) BUSINESS DAYS AFTER THE YOUR RECEIPT OF THE VARIABLE FACILITY TERMINATION REQUEST (OR ON SUCH OTHER DATE TO WHICH WE MAY AGREE), IF ALL CONDITIONS CONTAINED IN SECTION 9.03 ARE SATISFIED. REFERENCE IS MADE TO THE MASTER AGREEMENT FOR THE SCOPE OF THE LENDER’S OBLIGATIONS WITH RESPECT TO THIS REQUEST.

____________________, ______

VIA: _______________________

Prudential Multifamily Mortgage, Inc.
c/o Prudential Asset Resources
2200 Ross Avenue, Suite 4900E
Dallas, Texas 75201
[Note: Subject to change in the event Lender or its address changes]

Re:

VARIABLE FACILITY TERMINATION REQUEST issued pursuant to the Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2004, by and among the undersigned (the “Borrower”) and the Lender (as amended from time to time, the “Master Agreement”)

Ladies and Gentlemen:

This constitutes a Variable Facility Termination Request pursuant to the terms of the above-referenced Master Agreement.

          Section 1.          Request. The Borrower hereby requests a permanent reduction in the amount of the Variable Facility in accordance with the terms of the Master Agreement. Following is the information required by the Master Agreement with respect to this Request:

(a) Amount of Reduction. The amount of the permanent reduction in the Variable Facility is as follows:

Amount of Reduction: $

Resulting Amount of
Variable Facility: $

(b) Required Prepayments. Following are any Variable Facilities that shall be prepaid in connection with the permanent reduction in the Variable Facility:

Closing Date of Advance:

Maturity Date of Advance:

Amount of Advance:

          (c)          Accompanying Documents. All documents, instruments and certificates required to be delivered pursuant to the conditions contained in Section 9.03 of the Master Agreement will be delivered on or before the Closing Date.

          Section 2.          Prepayments and Termination Fee. The Borrower shall pay the required amount of the prepayment for any Variable Facility Advances required to be prepaid, and the required amount of the Termination Fee, pursuant to the terms of Section 9.03 of the Master Agreement, as two of the conditions to the permanent reduction in the Variable Facility.

          Section 3.          Capitalized Terms. All capitalized terms used but not defined in this Request shall have the meanings ascribed to such terms in the Master Agreement.

Sincerely,

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:

Simon R.C. Wadsworth
Executive Vice President

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:

Simon R.C. Wadsworth

Executive Vice President

EXHIBIT X TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

AMENDMENT TO AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

THIS ____ AMENDMENT TO SECOND AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT (the “Amendment”) is made as of the ____ day of _______________, _____, by and among (i) (a) MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation (the “REIT”), and (b) MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership (“OP”; the REIT and OP being collectively referred to as the “Borrower”) and (ii) PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation (“Lender”).

RECITALS

          A.          The Borrower and the Lender are parties to that certain Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2004 (as amended from time to time, the “Master Agreement”).

          B.          All of the Lender’s right, title and interest in the Master Agreement and the Loan Documents executed in connection with the Master Agreement or the transactions contemplated by the Master Agreement have been assigned to Fannie Mae pursuant to that certain Assignment of Collateral Agreements and Other Loan Documents dated as of August 22, 2002, and that certain Assignment of Collateral Agreements and Other Loan Documents dated as of December 10, 2003 and that certain Assignment of Collateral Agreements and Other Loan Documents dated as of March 31, 2004 (collectively, the “Assignment”). Fannie Mae has not assumed any of the obligations of the Lender under the Master Agreement or the Loan Documents as a result of the Assignment. Fannie Mae has designated the Lender as the servicer of the Advances contemplated by the Master Agreement.

          C.          The parties are executing this Amendment pursuant to the Master Agreement to reflect a permanent reduction of all or a portion of the Variable Facility.

          NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements contained in this Amendment and the Master Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

          Section 1.     Reduction of Variable Facility Commitment. The Variable Facility Commitment shall be reduced by $____________________, and the definition of “Variable Facility Commitment” is hereby replaced in its entirety by the following new definition:

          ”Variable Facility Commitment” means an aggregate amount of $_______________,which shall be evidenced by the Variable Facility Note in the form attached hereto as Exhibit I, plus such amount as the Borrower may elect to add to the Variable Facility Commitment in accordance with Article VIII, and plus such amount as the Borrower may elect to reborrow in accordance with Section 2.08, less such amount as the Borrower may elect to convert from the Variable Facility Commitment to the Fixed Facility Commitment in accordance with Article III and less such amount by which the Borrower may elect to reduce the Variable Facility Commitment in accordance with Article IX.

          Section 2.     Capitalized Terms. All capitalized terms used in this Amendment which are not specifically defined herein shall have the respective meanings set forth in the Master Agreement.

          Section 3.     Full Force and Effect. Except as expressly modified by this Amendment, all terms and conditions of the Master Agreement shall continue in full force and effect.

          Section 4.     Counterparts. This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

[Signatures on the following pages]

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an instrument under seal as of the day and year first above written.

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:

Simon R.C. Wadsworth
Executive Vice President

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:

Simon R.C. Wadsworth
Executive Vice President

PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation

By:

Name:

Title:

EXHIBIT Y TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

CREDIT FACILITY TERMINATION REQUEST

          THE MASTER AGREEMENT PURSUANT TO WHICH THIS REQUEST IS DELIVERED REQUIRES THAT THIS AGREEMENT SHALL TERMINATE, AND YOU SHALL CAUSE ALL OF THE COLLATERAL TO BE RELEASED FROM THE COLLATERAL POOL, AT A CLOSING TO BE HELD AT OFFICES DESIGNATED BY YOU ON A CLOSING DATE SELECTED BY YOU, WITHIN 30 BUSINESS DAYS AFTER THE YOUR RECEIPT OF THE CREDIT FACILITY TERMINATION REQUEST (OR ON SUCH OTHER DATE TO WHICH WE MAY AGREE), AS LONG AS ALL CONDITIONS CONTAINED IN SECTION 10.03 OF THE MASTER AGREEMENT ARE SATISFIED. REFERENCE IS MADE TO THE MASTER AGREEMENT FOR THE SCOPE OF THE LENDER’S OBLIGATIONS WITH RESPECT TO THIS REQUEST.

____________________, _____

VIA: ______________________

Prudential Multifamily Mortgage, Inc.
c/o Prudential Asset Resources
2200 Ross Avenue, Suite 4900E
Dallas, Texas 75201
[Note: Subject to change in the event Lender or its address changes]

Re:

CREDIT FACILITY TERMINATION REQUEST issued pursuant to the Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2004, by and among the undersigned (the “Borrower”) and the Lender (as amended from time to time, the “Master Agreement”)

Ladies and Gentlemen:

This constitutes a Credit Facility Termination Request pursuant to the terms of the above-referenced Master Agreement.

          Section 1.          Request. The Borrower hereby requests a termination of the Master Agreement and the Credit Facility in accordance with the terms of the Master Agreement. All documents, instruments and certificates required to be delivered pursuant to the conditions contained in Section 10.03 of the Master Agreement will be delivered on or before the Closing Date.

Y-1

          Section 2.          Prepayments, Release Fees and Termination Fee. The Borrower shall pay in full all Notes Outstanding, and the required amount of the Release Fees and the required Credit Facility Termination Fee as a condition to the termination of the Master Agreement and the Credit Facility.

          Section 3.          Capitalized Terms. All capitalized terms used but not defined in this Request shall have the meanings ascribed to such terms in the Master Agreement.

Sincerely,

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:

Simon R.C. Wadsworth
Executive Vice President

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:

Simon R.C. Wadsworth
Executive Vice President

Y-2

EXHIBIT Z TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

COLLATERAL SUBSTITUTION REQUEST

          THE MASTER AGREEMENT PURSUANT TO WHICH THIS REQUEST IS DELIVERED REQUIRES THAT (1) IF YOU CONSENT TO THE SUBSTITUTION OF THE PROPOSED SUBSTITUTED MORTGAGED PROPERTY FOR THE COLLATERAL RELEASE PROPERTY, (2) WE ELECT TO CAUSE THE PROPOSED SUBSTITUTED MORTGAGED PROPERTY TO BE ADDED TO THE COLLATERAL POOL AND THE PROPOSED COLLATERAL RELEASE PROPERTY TO BE RELEASED FROM THE COLLATERAL POOL, AND (3) ALL CONDITIONS CONTAINED IN SECTION 7.04(c) OF THE MASTER AGREEMENT ARE SATISFIED, THEN YOU SHALL PERMIT THE PROPOSED SUBSTITUTED MORTGAGED PROPERTY TO BE ADDED TO THE COLLATERAL POOL AND THE PROPOSED COLLATERAL RELEASE PROPERTY TO BE RELEASED FROM THE COLLATERAL POOL AT A CLOSING TO BE HELD AT OFFICES DESIGNATED BY YOU ON A CLOSING DATE SELECTED BY YOU, AND OCCURRING WITHIN 30 BUSINESS DAYS AFTER YOUR RECEIPT OF OUR ELECTION (OR ON SUCH OTHER DATE TO WHICH WE MAY AGREE).

____________________, ______

VIA: _______________________

Prudential Multifamily Mortgage, Inc.
c/o Prudential Asset Resources
2200 Ross Avenue, Suite 4900E
Dallas, Texas 75201
[Note: Subject to change in the event Lender or its address changes]

Re:

COLLATERAL SUBSTITUTION REQUEST issued pursuant to the Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2004, by and among the undersigned (collectively, the “Borrower”) and Prudential Multifamily Mortgage, Inc., a Delaware corporation (the “Lender”) (as amended from time to time, the “Master Agreement”)

Ladies and Gentlemen:

This constitutes a Collateral Substitution Request pursuant to the terms of the above-referenced Master Agreement.

          Section 1.          Request. The Borrower hereby requests that the Multifamily Residential Property described in this Request be added to the Collateral Pool in accordance with the terms of the Master Agreement and that the Collateral Release Property described in this Request be released from the Collateral Pool in accordance with the terms of the Master Agreement. Following is the information required by the Master Agreement with respect to this Request:

          (a)          Collateral Substitution Description Package. Attached to this Request is the Collateral Substitution Description Package and attached thereto are all information and documents relating to the proposed Substituted Mortgaged Property required by the Collateral Addition Description Package.

          (b)          Description of Proposed Collateral Release Property. The name, owner, address and location (county and state) of the Proposed Collateral Release Property to be released from the Collateral Pool is as follows:

Name:

Record Owner:

Beneficial Owner:

Address:

Location:

          (c)          Accompanying Documents. All reports, certificates and documents required to be delivered pursuant to the conditions contained in Section 6.03 of the Master Agreement will be delivered on or before the Closing Date.

          Section 2.          Collateral Substitution Fee. If the Lender consents to the addition of the Substitution to the Collateral Pool and the release of the proposed Collateral Release Property from the Collateral Pool, and the Borrower elects to add the Substituted Mortgaged Property to the Collateral Pool and release the proposed Collateral Release Property from the Collateral Pool, the Borrower shall pay the Collateral Substitution Fee and all legal fees and expenses payable by the Borrower pursuant to Section 16.04 as one of the conditions to the closing of the addition of the Substituted Mortgaged Property to the Collateral Pool and the release of the proposed Collateral Release Property from the Collateral Pool.

          Section 3.          Capitalized Terms. All capitalized terms used but not defined in this Request shall have the meanings ascribed to such terms in the Master Agreement.

Sincerely,

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:

Simon R.C. Wadsworth
Executive Vice President

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:

Simon R.C. Wadsworth
Executive Vice President

EXHIBIT AA TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

SCHEDULE OF APPROVED
PROPERTY MANAGEMENT AGREEMENTS

	Property Name	Manager

1.	Abbington Place	Mid-America Apartment Communities, Inc.
2.	Paddock Club Montgomery	Mid-America Apartment Communities, Inc.
3.	Terraces at Towne Lake II	Mid-America Apartment Communities, Inc.
4.	Terraces at Fieldstone	Mid-America Apartment Communities, Inc.
5.	Paddock Club Columbia I and II	Mid-America Apartment Communities, Inc.
6.	The Mansion	Mid-America Apartment Communities, Inc.
7.	Brentwood Downs	Mid-America Apartment Communities, Inc.
8.	Calais Forest	Mid-America Apartment Communities, Inc.
9.	Southland Station II	Mid-America Apartment Communities, Inc.
10.	Fairways at Hartland	Mid-America Apartment Communities, Inc.
11.	Paddock Club Murfreesboro	Mid-America Apartment Communities, Inc.
12.	Whisperwood	Mid-America Apartment Communities, Inc.
13.	River Trace I	Mid-America Apartment Communities, Inc.
14.	Wildwood I	Mid-America Apartment Communities, Inc.
15.	Three Oaks I	Mid-America Apartment Communities, Inc.
16.	Westbury Springs	Mid-America Apartment Communities, Inc.
17.	Hickory Farms	Mid-America Apartment Communities, Inc.
18.	Gleneagles	Mid-America Apartment Communities, Inc.
19.	The Oaks	Mid-America Apartment Communities, Inc.
20.	TPC Greenville	Mid-America Apartment Communities, Inc.
21.	TPC Huntsville	Mid-America Apartment Communities, Inc.
22.	Eagle Ridge	Mid-America Apartment Communities, Inc.
23.	River Hills	Mid-America Apartment Communities, Inc.
24.	Stonemill Village	Mid-America Apartment Communities, Inc.
25.	Woodwinds	Mid-America Apartment Communities, Inc.
26.	Tanglewood	Mid-America Apartment Communities, Inc.
27.	Wood Hollow	Mid-America Apartment Communities, Inc.
28.	Belmere	Mid-America Apartments, L.P.
29.	Bradford Chase (WV)	Mid-America Apartments, L.P.
30.	Crosswinds	Mid-America Apartments, L.P.
31.	Fairways at Royal Oak	Mid-America Apartments, L.P.
32.	Hermitage at Beechtree	Mid-America Apartments, L.P.
33.	Hidden Lake II	Mid-America Apartments, L.P.

AA-1

34.	High Ridge	Mid-America Apartments, L.P.
35.	Howell Commons	Mid-America Apartments, L.P.
36.	Kirby Station	Mid-America Apartments, L.P.
37.	Lakepointe	Mid-America Apartments, L.P.
38.	Lakeside	Mid-America Apartments, L.P.
39.	Marsh Oaks	Mid-America Apartments, L.P.
40.	Napa Valley	Mid-America Apartments, L.P.
41.	Park Haywood	Mid-America Apartments, L.P.
42.	Park Place	Mid-America Apartments, L.P.
43.	Pear Orchard	Mid-America Apartments, L.P.
44.	Savannah Creek	Mid-America Apartments, L.P.
45.	Shenandoah Petersburg	Mid-America Apartments, L.P.
46.	Somerset	Mid-America Apartments, L.P.
47.	Southland Station I	Mid-America Apartments, L.P.
48.	Steeplechase	Mid-America Apartments, L.P.
49.	Sutton Place	Mid-America Apartments, L.P.
50.	Tiffany Oaks	Mid-America Apartments, L.P.
51.	Village	Mid-America Apartments, L.P.
52.	Westside Creek I	Mid-America Apartments, L.P.
53.	Willow Creek	Mid-America Apartments, L.P.
54.	Links at Carrollwood	Mid-America Apartments, L.P.
55.	Grand View	Mid-America Apartments, L.P.
56.	Three Oaks II	Mid-America Apartment Communities, Inc.
57.	Wildwood II	Mid-America Apartment Communities, Inc.
58.	Lighthouse Court	Mid-America Apartments, L.P.

AA-2

EXHIBIT BB TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

INDEPENDENT UNIT ENCUMBRANCES

None

BB-1

EXHIBIT CC TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

REBORROWING REQUEST

          THE MASTER AGREEMENT PURSUANT TO WHICH THIS REQUEST IS DELIVERED REQUIRES THERE TO OCCUR AT A CLOSING TO BE HELD AT OFFICES DESIGNATED BY YOU ON THE MATURITY DATE OF THE FIXED FACILITY ADVANCE TO WHICH THIS REQUEST RELATES (OR ON SUCH OTHER DATE TO WHICH WE MAY AGREE), AS LONG AS NONE OF THE LIMITATIONS CONTAINED IN SECTION 2.09 OF THE MASTER AGREEMENT IS VIOLATED, AND ALL CONDITIONS CONTAINED IN SECTION 2.10 OF THE MASTER AGREEMENT ARE SATISFIED.

____________________, ______

VIA: _______________________

Prudential Multifamily Mortgage, Inc.
c/o Prudential Asset Resources
2200 Ross Avenue
Suite 4900 E
Dallas, Texas 75201
[Note: Subject to change in the event Lender or its address changes]

Re:

REBORROWING REQUEST issued pursuant to the Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2004, by and among the undersigned (the “Borrower”) and the Lender (as amended from time to time, the “Master Agreement”).

Ladies and Gentlemen:

This constitutes a Reborrowing Request pursuant to the terms of the above-referenced Master Agreement.

          Section 1.          Request. The Borrower hereby requests that there occur a reborrowing of all or a portion of a maturing Fixed Facility Advance as a Variable Advance in accordance with the terms of the Master Agreement. Following is the information required by the Master Agreement with respect to this Request:

(a) Designation of Amount of Reborrowing. The amount of the reborrowing shall be $_________________________.

(b) Repayment of Fixed Facility Advances. The Fixed Facility Advance Outstanding which will be repaid on the Closing Date for the reborrowing is as follows:

Closing Date of Fixed Facility Advance:

Maturity Date of Fixed Facility Advance:

Amount of Advance:

(Note: Any Variable Facility Advances made in conjunction with a reborrowing of all or a portion of a maturing Fixed Facility Advance must be accompanied by a Future Advance Request and shall be reviewed in accordance with the terms of the Master Agreement.)

          (c)          Accompanying Documents. All documents, instruments and certificates required to be delivered pursuant to the conditions contained in Section 2.10 of the Master Agreement, including (i) the Reborrowing Documents, as well as (ii) a Compliance Certificate and (iii) an Organizational Certificate will be delivered on or before the Closing Date.

          Section 2.          Capitalized Terms. All capitalized terms used but not defined in this Request shall have the meanings ascribed to such terms in the Master Agreement.

Sincerely,

BORROWER:

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:

Simon R.C. Wadsworth
Executive Vice President

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:

Simon R.C. Wadsworth
Executive Vice President

EXHIBIT DD TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

COLLATERAL SUBSTITUTION DESCRIPTION PACKAGE

Property Name:

Owner:

Address:

City/County/State:

General Description, including number of units and amenities:

Year Built:

Year Acquired:

Fee Owner:

Valuation:

Existing Third Party Reports:

Property Contact:

Other Pertinent Information:

DD-1

EXHIBIT EE TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

ADDITIONS TO COLLATERAL

DUS APPLICATION CHECKLIST

		I.	PROPERTY DATA

REC’D	OUT
_____	_____	*A.

Current month’s rent roll, dated and certified by Borrower; must include apartment number, unit type, tenant name, monthly rent, market rent, move-in date, lease expiration date, and whether furnished or unfurnished.

_____	_____	*B.	Certification of Current Project Rent Roll (Schedule H).

_____	_____	*C.	Borrower’s Concession Statement (Schedule H-1 and H-2).

_____	_____	*D.	Commercial leases (if applicable).

_____	_____	*E.	Current certified year-to-date operating statement and prior three years’ statements. YTD statement must end with the same month as the certified rent roll.

_____	_____	F.	Monthly operating statements for the last six months.

_____	_____	G.	Vacancy/turnover information for prior 24 months; month-by-month breakdown of collections including vacancy, bad debt and concessions (may be provided in operating statements).

_____	_____	H.	Delinquency information for 30, 60, 90+ days. Lender will take this information in whatever form the Borrower has.

_____	_____	I.	Operating Budget (Schedule I, provides instructions).

_____	_____	J.	Copies of existing major service contracts (landscaping, trash, pool, laundry, pest and elevator).

_____	_____	K.	Copy of most recent and prior year tax bills and most recent assessment.

_____	_____	L.	Copy of complete insurance policies including all endorsements, declarations, and premiums. Required only if not on blanket policy; Certificate of Insurance required for all additions.

_____	_____	M.	Major improvements during the last two years and projected for the next twelve months.

_____	_____	N.	Existing title report including all easements, restrictions, judgments and liens. (Lender requirements enclosed).Will need to be updated prior to Closing.

_____	_____	*O.	Two copies of the existing as-built survey or site plan (Lender requirements enclosed). Will need to be updated prior to Closing.

_____	_____	*P.	Legal Description.

_____	_____	Q.	Occupancy Certificates. If not available, please provide a letter from the City stating that they are not available, and why.

_____	_____	*R.	Ground Lease; please advise if not applicable.

_____	_____	*S.	Reciprocal Use Agreement; please advise if not applicable.

_____	_____	T.	Operating Licenses.

_____	_____	U.	Termite inspection.

_____	_____	V.	Copy of one bill from each utility for the property.

_____	_____	*W.	Existing reports, if available (e.g., appraisal, market study, engineering, environmental).

_____	_____	X.	Plans, specifications and soil reports (recently completed properties only).

_____	_____	Y.	Copies of any deed or rent restrictions in place; please advise if not applicable.

* STARRED ITEMS ARE REQUIRED AS SOON AS POSSIBLE SO THAT THIRD PARTY REPORTS CAN BE ORDERED.

		II.	Management Company

REC’D	OUT

_____	_____	A.	Copy of current or proposed Management Agreement, if applicable.

_____	_____	B.	Sample tenant lease.

_____	_____	C.	Management Resume, if other than Borrower-related management company.

_____	_____	D.	Accounts payable schedule for 30, 60 and 90+ days; list should include vendor name, invoice date, invoice number, description of item and amount.

_____	_____	E.	Market survey done by resident manager; to be provided to Lender underwriter at site inspection.

_____	_____	F.	Leasing brochure and floor plans.

_____	_____	G.	Property Payroll and Benefits (Schedule L).

Any other information deemed necessary by Lender to complete the underwriting of the addition to collateral.

EXHIBIT FF TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

AMENDMENT TO AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

          THIS ____ AMENDMENT TO SECOND AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT (the “Amendment”) is made as of the ____ day of _______________, _____, by and among (i) (a) MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation (the “REIT”), (b) MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership (“OP”) (the REIT and OP being collectively referred to as “Borrower”); and (ii) PRUDENTIAL MULTIFAMILY MORTGAGE INC., a Delaware corporation (“Lender”).

RECITALS

          A.          The Borrower and Lender are parties to that certain Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2003 (as amended from time to time, the “Master Agreement”).

          B.          All of the Lender’s right, title and interest in the Master Agreement and the Loan Documents executed in connection with the Master Agreement or the transactions contemplated by the Master Agreement have been assigned to Fannie Mae pursuant to that certain Assignment of Collateral Agreements and Other Loan Documents dated as of August 22, 2002, and that certain Assignment of Collateral Agreements and Other Loan Documents dated as of December 10, 2003 and that certain Assignment of Collateral Agreements and Other Loan Documents dated as of March 31, 2004 (collectively, the “Assignment”). Fannie Mae has not assumed any of the obligations of the Lender under the Master Agreement or the Loan Documents as a result of the Assignment. Fannie Mae has designated the Lender as the servicer of the Advances contemplated by the Master Agreement.

          C          The parties are executing this Amendment pursuant to the Master Agreement to reflect a conversion of all or a portion of a Fixed Facility Advance to a Variable Advance.

          NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements contained in this Amendment and the Master Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

          Section 1.          Reborrowing. The Variable Facility Commitment shall be increased by $____________________, and the definition of “Variable Facility Commitment” is hereby replaced in its entirety by the following new definition:

          “Variable Facility Commitment” means an aggregate amount of $_______________,which shall be evidenced by the Variable Facility Note in the form attached hereto as Exhibit I, plus such amount as the Borrower may elect to add to the Variable Facility Commitment in accordance with Article VIII, and plus such amount as the Borrower may elect to reborrow in accordance with Section 2.08, less such amount as the Borrower may elect to convert from the Variable Facility Commitment to the Fixed Facility Commitment in accordance with Article III and less such amount by which the Borrower may elect to reduce the Variable Facility Commitment in accordance with Article IX.

          Section 2.          Capitalized Terms. All capitalized terms used in this Amendment which are not specifically defined herein shall have the respective meanings set forth in the Master Agreement.

          Section 3.          Full Force and Effect. Except as expressly modified by this Amendment, all terms and conditions of the Master Agreement shall continue in full force and effect.

          Section 4.          Counterparts. This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

[The rest of this page has been intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an instrument under seal as of the day and year first above written.

BORROWER:

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:

Simon R.C. Wadsworth
Executive Vice President

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:

Simon R.C. Wadsworth
Executive Vice President

[Signatures follow on next page]

LENDER:

PRUDENTIAL MULTIFAMILY MORTGAGE INC.,
a Delaware corporation

By:

Name:

Title:

EXHIBIT GG TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

INTEREST RATE HEDGE SECURITY,
PLEDGE AND ASSIGNMENT AGREEMENT

          This INTEREST RATE HEDGE SECURITY, PLEDGE AND ASSIGNMENT AGREEMENT (this “Agreement”) is made as of the ____ day of _______________, _____, by and among MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation (the “REIT”), MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership (“OP”; the REIT and OP being collectively referred to as the “Grantor”) and PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation formerly known as Washington Mortgage Financial Group, Ltd. (“Lender”). [ADD SWAP PROVIDER]

RECITALS:

          A          Grantor and the Lender are parties to that certain Second Amended and Restated Master Credit Facility Agreement, dated as of March 30, 2004 (as amended from time to time, the “Master Agreement”), pursuant to which Lender has agreed to provide certain advances in accordance with and subject to the terms of the Master Agreement. As set forth in Section 1.2 of this Agreement, all capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Master Agreement.

         B.          As required by the Master Agreement, the Grantor has made arrangements for the acquisition of a Hedge or Hedges pursuant to certain documents attached as Exhibit A to this Agreement (the “Hedge Documents”).

          C.          As security for the Grantor’s obligations under the Master Agreement and the Note, the Grantor and the Lender are entering into this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor and the Lender agree as follows:

          1.          Incorporation of Recitals; Definitions; Interpretation; Reference Materials.

                       1.1           Incorporation of Recitals. The recitals set forth in this Agreement are, by this reference, incorporated into and deemed a part of this Agreement.

                       1.2           Definitions. Capitalized terms used in this Agreement shall have the meanings given to those terms in this Agreement. Capitalized terms used in this Agreement and not defined in this Agreement, but defined in the Master Agreement, shall have the meanings given to those terms in the Master Agreement.

                       1.3          Interpretation. Words importing any gender include all genders. The singular form of any word used in this Agreement shall include the plural, and vice versa, unless the context otherwise requires. Words importing persons include natural persons, firms, associations, partnerships and corporations. The parties hereto acknowledge that each party and their respective counsel have participated in the drafting and revision of this Agreement. Accordingly, the parties agree that any rule of construction which disfavors the drafting party shall not apply in the interpretation of this Agreement or any statement or supplement or exhibit hereto.

                       1.4          Reference Materials. Sections mentioned by number only are the respective sections of this Agreement so numbered. Reference to “this section” or “this subsection” shall refer to the particular section or subsection in which such reference appears. Any captions, titles or headings preceding the text of any section and any table of contents or index attached to this Agreement are solely for convenience of reference and shall not constitute part of this Agreement or affect its meaning, construction or effect.

          2.          Collateral and Obligations; Further Assurances.

                       2.1          Security Interest in Collateral. To secure the Grantor’s obligations under the Master Agreement, the Note and the other Loan Documents (the “Obligations”), the Grantor hereby assigns, pledges and grants a security interest to the Lender in and to all of the Grantor’s right, title and interest in and to the following (collectively, the “Collateral”):

                                       (i)          the Hedge and the Hedge Documents;

                                       (ii)          any and all moneys (collectively, “Payments”) payable to the Grantor, from time to time, pursuant to the Hedge Documents by the counterparty under the Hedge Documents (the “Counterparty”);

                                       (iii)          all rights of the Grantor under any of the foregoing, including all rights of the Grantor to the Payments, contract rights and general intangibles now existing or hereafter arising with respect to any or all of the foregoing;

                                       (iv)          all rights, liens and security interests or guarantees now existing or hereafter granted by the Counterparty or any other person to secure or guaranty payment of the Payments due pursuant to the Hedge Documents;

                                        (v)          all documents, writings, books, files, records and other documents arising from or relating to any of the foregoing, whether now existing or hereafter arising;

                                       (vi)          all extensions, renewals and replacements of the foregoing;

                                       (vii)          all cash and non-cash proceeds and products of any of the foregoing, including, without limitation, interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the other Collateral; and

                                       (viii)          [ADD SWAP PAYMENTS]

          3.          Delivery of Hedge Documents.

                       3.1          Acquisition of Hedge; Delivery of Hedge Documents. The Grantor has, on or before the date of this Agreement, executed and delivered the Hedge Documents to the Counterparty and has delivered to the Lender fully executed originals of such Hedge Documents. True, complete and correct copies of the Hedge Documents and all amendments thereto, fully executed by all parties, are attached as Exhibit A hereto. The Grantor hereby represents and warrants to the Lender that there is no additional security for or any other arrangements or agreements relating to the Hedge Documents.

                       3.2          Obligations Remain Absolute. Nothing contained herein shall relieve the Grantor of its primary obligation to pay all amounts due in respect of its obligations under the Master Agreement, the Note or the Other Loan Documents.

          4.          Representations and Warranties.

                       4.1          Representations and Warranties of the Grantor. The Grantor represents and warrants to the Lender on the Closing Date that:

                                       (i)          it has all requisite power and authority to enter into this Agreement and to carry out its obligations under this Agreement; the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Grantor; this Agreement has been duly executed and delivered by it and is the valid and binding obligation of the Grantor, enforceable against it in accordance with its terms; and

                                       (ii)          it is the legal and beneficial owner of, and has good and marketable title to (and full right and authority to assign), the Collateral, free and clear of all Liens.

          5.          Maintenance, Administration of Hedge.

                       5.1          Compliance with Reimbursement Agreement. The Grantor agrees to comply with the provisions of the Master Agreement related to obtaining and maintaining at all applicable times a Hedge which satisfies the requirements of the Master Agreement.

                       5.2          Event of Default. Upon the occurrence and during the continuance of any “Event of Default” under the Master Agreement, the Lender shall have and may exercise the same rights, powers, and remedies with respect to the Collateral that the Grantor may exercise, which rights, powers, and remedies are incorporated herein by this reference for all purposes. In furtherance and not in limitation of the foregoing, the Lender shall have all rights, remedies and recourses with respect to the Collateral granted in the Master Agreement and any other instrument executed in connection therewith, or existing at common law or equity (including specifically those granted by the Uniform Commercial Code as adopted in the District of Columbia, the right of offset, the right to sell the Collateral at public or private sale, and the right to receive distributions to Grantor, and such rights and remedies (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively or concurrently against the Grantor and any other party obligated under the Obligations, or against the Collateral, or any other security for the Obligations, at the sole discretion of the Lender, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (iv) are intended to be and shall be, non-exclusive.

          If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, the Grantor shall remain liable for any deficiency (subject to the applicable non-recourse provisions of the Master Agreement).

          Upon the occurrence and continuance of an “Event of Default” under the Master Agreement, in case of any sale by the Lender of any of the Collateral, which may be elected at the option and in the complete discretion of the Lender, the Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser, but the Lender shall not incur any liability in case of failure of the purchaser to take up and pay for the Collateral so sold. In case of any such failure, such Collateral so sold may be again similarly sold. After deducting all costs or expenses of every kind (including, without limitation, the reasonable attorneys’ fees and legal expenses incurred by the Lender), the Lender shall apply the residue of the proceeds of any sale or sales in such manner as the Lender may deem advisable.

          6.          Miscellaneous Provisions.

                       6.1          Termination. This Agreement shall terminate upon the date which is ninety-one (91) days after the date on which all amounts due under the Master Agreement, the Note and the other Loan Documents have been paid in full, provided that during such ninety-one (91) day period no Act of Bankruptcy (as defined below) shall have occurred. “Act of Bankruptcy” means the filing of a petition in bankruptcy or other commencement of a bankruptcy or similar proceeding by or against the Grantor under any applicable bankruptcy, insolvency, reorganization or similar law now in effect or any such proceeding by or against the Grantor under any applicable bankruptcy, insolvency, reorganization or similar law in effect after the date of this Agreement. Upon termination of this Agreement, all Collateral shall be reassigned to the Grantor without recourse, representation or warranty.

                       6.2          Attorney-In-Fact. Without limiting any rights or powers granted by this Agreement to the Lender, upon the occurrence and during the continuance of any

“Event of Default” under the Master Agreement, the Lender is hereby appointed the attorney-in-fact of the Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Lender shall have the right and power to receive, endorse and collect all checks made payable to the order of the Grantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                       6.3          Further Assurances. At any time and from time to time, at the expense of the Grantor, the Grantor shall promptly execute and deliver to Lender all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may request, in order to carry out the intent and purposes of this Agreement or to enable Lender to exercise and enforce its rights and remedies under this Agreement all at the sole expense of the Grantor.

                       6.4          Expenses. The Grantor agrees to pay to Lender all reasonable out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the preservation of rights under or enforcement of any of the provisions of this Agreement or performance by Lender of any obligations of the Grantor in respect of the Collateral which Grantor has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in Collateral and defending or asserting rights and claims of Lender in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Obligations hereby secured.

                       6.5          No Deemed Waiver. No failure on the part of Lender or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Lender or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                       6.6          Entire Agreement. This Agreement and the Master Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties to this Agreement with respect to the subject matter of this Agreement. This Agreement may not be amended, changed, waived or modified except by a writing executed by each party hereto.

                       6.6.          Successors and Assigns. This Agreement shall inure to the benefit of, and be enforceable by, the Grantor and Lender and their respective successors and permitted assigns, and nothing herein expressed or implied shall be construed to give any other person any legal or equitable rights under this Agreement.

                       6.7.          Notices. The provisions of Section 17.08 of the Master Agreement (entitled “Notices”) are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein.

                       6.8.          Governing Law. The provisions of Section 17.06 of the Master Agreement (entitled “Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial”) are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein.

                       6.9.          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                       6.10.        Multiple Counterparts. This Agreement may be simultaneously executed in multiple counterparts, all of which shall constitute one and the same instrument and each of which shall be, and shall be deemed to be, an original.

                       6.11.        Limits on Personal Liability. The provisions of Article 15 of the Master Agreement (entitled “Limits on Personal Liability”) are hereby incorporated into this Agreement by this reference to the fullest extent as if the text of such Article were set forth in its entirety herein.

          The Grantor and Lender have caused this Agreement to be signed as an instrument under seal, on the date first written above, by their respective officers duly authorized.

GRANTOR

MID-AMERICA APARTMENT COMMUNITIES,
INC., a Tennessee corporation

By:

Simon R.C. Wadsworth
Executive Vice President

MID-AMERICA APARTMENTS, L.P.,
a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,
a Tennessee corporation, its general partner

By:

Simon R.C. Wadsworth
Executive Vice President

[Signatures continued on following page]

LENDER

PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation, formerly known as Washington Mortgage Financial Group, Ltd.

By:

Name:

Title:

[ADD SWAP PROVIDER]

EXHIBIT A

Hedge Documents

(See Attached)

EXHIBIT HH TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

DUS PROPERTIES

Property Name	Location

Lane at Towne Crossing	Mesquite, Texas
Northwood Place	Arlington, Texas
The Woods	Austin, Texas
Walden Run	McDonough, Georgia
Lakeshore Landing	Jackson, Mississippi
Woodstream	Greensboro, North Carolina
Colony at South Park	Aiken, South Carolina
Hamilton Pointe	Chattanooga, Tennessee
Hidden Creek	Chattanooga, Tennessee
Cedar Mill	Memphis, Tennessee
East View	Memphis, Tennessee

HH-1

EXHIBIT II TO
SECOND AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT

APPROVED SWAPS

Notional Amount	Maturity	Rate

$25,000,000.00	9/1/2005	6.813%	AmSouth	Fannie Accepted
$25,000,000.00	9/1/2006	6.790%	AmSouth	Fannie Accepted
$25,000,000.00	12/1/2005	5.595%	AmSouth	Fannie Accepted
$25,000,000.00	6/1/2007	5.730%	AmSouth	Fannie Accepted
$25,000,000.00	4/1/2007	5.010%	AmSouth	Fannie Accepted
$50,000,000.00	6/1/2008	5.268%	1st TN	Fannie Accepted
$50,000,000.00	6/1/2010	4.825%	Sun Trust	Fannie Enhanced
$25,000,000.00	9/1/2007	6.220%	AmSouth	Fannie Accepted
$25,000,000.00	3/3/2005	5.430%	1st TN	Fannie Accepted
$25,000,000.00	3/1/2009	3.910%	1st TN	Fannie Accepted

$300,000,000.00		5.474%

$40,000,000.00	3/31/2010	4.850%	AmSouth	Fannie Accepted - Forward Swap for 4/1/04

$340,000,000.00		5.400%

(1) Excludes swaps and caps purchased for the MAA Tax-Exempt Bond Facility, which requires acceptable hedges on all debt.

DD-i